CONFIDENTIAL Execution Version EQUITY PURCHASE AGREEMENT by and among JOHN WILEY & SONS LTD., CIG EMERALD HOLDING LLC, and CIG EMERALD MIDCO LLC Dated as of: June 1, 2026

i TABLE OF CONTENTS ARTICLE I Definitions and Rules of Construction ........................................................................1 1.1. Definitions. ......................................................................................................................1 1.2. Rules of Construction. ...................................................................................................19 ARTICLE II Purchase and Sale .....................................................................................................21 2.1. Closing. ..........................................................................................................................21 2.2. Purchase and Sale ..........................................................................................................21 2.3. Payments and Deliveries at the Closing. .......................................................................21 2.4. Purchase Price Adjustment. ...........................................................................................24 2.5. Withholding. ..................................................................................................................27 ARTICLE III Representations and Warranties of the Seller .........................................................28 3.1. Organization ..................................................................................................................28 3.2. Authorization and Enforceability ..................................................................................28 3.3. Title ................................................................................................................................28 3.4. No Violation ..................................................................................................................28 3.5. Governmental Authorizations and Consents .................................................................29 3.6. Litigation .......................................................................................................................29 3.7. Sanctions ........................................................................................................................29 3.8. No Ownership of Company Property ............................................................................29 3.9. No Brokers .....................................................................................................................29 ARTICLE IV Representations and Warranties of the Company ...................................................29 4.1. Organization and Power. ...............................................................................................30 4.2. Authorization and Enforceability ..................................................................................30 4.3. Capitalization of the Company and its Subsidiaries. .....................................................30 4.4. No Violation ..................................................................................................................31 4.5. Governmental Authorizations and Consents .................................................................32 4.6. Financial Statements. .....................................................................................................32 4.7. No Undisclosed Liabilities ............................................................................................34 4.8. Absence of Certain Changes ..........................................................................................34 4.9. Real Property. ................................................................................................................36 4.10. Intellectual Property, Data Privacy, and Cybersecurity. ...............................................37 4.11. Material Contracts. ........................................................................................................43 4.12. Compliance with Laws. .................................................................................................45 4.13. Litigation .......................................................................................................................47 4.14. Labor Matters. ...............................................................................................................47 4.15. Employee Benefits. ........................................................................................................49 4.16. Taxes. .............................................................................................................................52 4.17. Insurance ........................................................................................................................58 4.18. Environmental Matters ..................................................................................................58 4.19. Top Customers. ..............................................................................................................58 4.20. Title to Assets. ...............................................................................................................59 4.21. No Brokers .....................................................................................................................59 4.22. Agreements with Related Parties ...................................................................................59

ii ARTICLE V Representations and Warranties of Buyer ................................................................60 5.1. Organization and Power ................................................................................................60 5.2. Authorization and Enforceability ..................................................................................60 5.3. No Violation ..................................................................................................................60 5.4. Governmental Authorizations and Consents .................................................................60 5.5. Litigation .......................................................................................................................60 5.6. Sufficiency of Funds ......................................................................................................61 5.7. Investment Purpose........................................................................................................61 5.8. Solvency ........................................................................................................................61 5.9. No Brokers .....................................................................................................................61 5.10. No Other Representations or Warranties .......................................................................61 ARTICLE VI Covenants................................................................................................................62 6.1. Indemnification of Directors and Officers. ....................................................................62 6.2. Preservation of Books and Records. ..............................................................................63 6.3. Public Announcements; Confidentiality ........................................................................64 6.4. Use of Company Name..................................................................................................65 6.5. Rep and Warranty Insurance Policy. .............................................................................65 6.6. Restrictive Covenants ....................................................................................................65 6.7. Termination of Confidentiality Agreement. ..................................................................68 6.8. Certain Payments. ..........................................................................................................68 ARTICLE VII Miscellaneous ........................................................................................................68 7.1. No Survival ....................................................................................................................68 7.2. Tax Matters. ...................................................................................................................68 7.3. Expenses ........................................................................................................................75 7.4. Notices ...........................................................................................................................75 7.5. Governing Law ..............................................................................................................76 7.6. Entire Agreement ...........................................................................................................76 7.7. Severability ....................................................................................................................77 7.8. Amendment ...................................................................................................................77 7.9. Effect of Waiver or Consent ..........................................................................................77 7.10. Parties in Interest; Limitation on Rights of Others ........................................................77 7.11. Assignability ..................................................................................................................77 7.12. Company Disclosure Schedule ......................................................................................77 7.13. Jurisdiction; Court Proceedings; Waiver of Jury Trial ..................................................78 7.14. Reliance on Counsel and Other Advisors ......................................................................79 7.15. Specific Performance .....................................................................................................79 7.16. Release ...........................................................................................................................79 7.17. Counterparts; Electronic Signature ................................................................................81 7.18. Further Assurance ..........................................................................................................81 7.19. Legal Representation .....................................................................................................81 7.20. No Recourse Against Nonparty Affiliates .....................................................................83 7.21. No Inducement or Reliance; Independent Assessment. ................................................84

iii Exhibits Exhibit A Accounting Principles Exhibit B Closing Net Working Capital Illustrative Example Exhibit C Allocation Methodology Exhibit D Rep and Warranty Insurance Policy

EQUITY PURCHASE AGREEMENT EQUITY PURCHASE AGREEMENT, dated as of June 1, 2026, by and among John Wiley & Sons Ltd., a company incorporated and registered in England and Wales (“Buyer”), CIG Emerald Holding LLC, a Delaware limited liability company (the “Company”), and CIG Emerald Midco LLC, a Delaware limited liability company (the “Seller”). RECITALS WHEREAS, Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, all of the Seller’s right, title and interest in and to all of the Equity Securities of the Company, consisting of all of the issued and outstanding shares of the Company, nominal value $0.01 per share (the “Shares”), upon the terms and subject to the conditions hereinafter set forth. NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows: ARTICLE I Definitions and Rules of Construction 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below: “Access Rights” has the meaning set forth in Section 2.4(b). “Accounting Firm” has the meaning set forth in Section 2.4(d). “Accounting Principles” means the accounting principles, practices, procedures, policies, methods, classifications, categories, estimates, judgements and assumptions set forth on Exhibit A attached hereto, consistently applied. “Adjustment Escrow Account” means a bank account or subaccount designated in writing by the Escrow Agent, into which the Adjustment Escrow Amount will be deposited at the Closing. “Adjustment Escrow Amount” means [*****]. “Affiliate” means, (a) as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person or (b) as to any Person that is a natural Person, any trust or similar entity for the benefit of any of the foregoing Persons. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the Company and its Subsidiaries shall be deemed for

2 purposes of this Agreement to be Affiliates (i) of the Seller prior to the Closing and (ii) of Buyer after the Closing. “Affiliate Contracts” has the meaning set forth in Section 4.22. “Aggregate Consideration” means (a) Base Price, plus (b) the Closing Cash, plus (c) the Closing Net Working Capital Adjustment Amount (if a positive number), minus (d) the absolute value of the Closing Net Working Capital Adjustment Amount (if a negative number), minus (e) the Closing Indebtedness, minus (f) the Closing Transaction Expenses, minus (g) the Adjustment Escrow Amount, minus (h) the Tax Indemnity Escrow Amount. “Agreement” means this Equity Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time. “AI Training Contract” has the meaning set forth in Section 4.10(j). “Allocation Claim Consents” has the meaning set forth in Section 7.2(a). “Allocation Methodology” has the meaning set forth in Section 7.2(i)(ii). “Allocation Schedule” has the meaning set forth in Section 7.2(i)(ii). “Ancillary Documents” means the documents, agreements, exhibits, schedules, statements and certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby, including the Escrow Agreement. “Annual UK Financial Statements” has the meaning set forth in Section 4.6(a). “Annual US Financial Statements” has the meaning set forth in Section 4.6(a). “Balance Sheet Date” has the meaning set forth in Section 4.6(a). “Base Price” means £337,500,000 (Three Hundred Thirty Seven Million Five Hundred Thousand British Pounds Sterling). “Books and Records” has the meaning set forth in Section 6.2(a). “Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York or London, England. “Business Proprietary Information” has the meaning set forth in Section 6.6(b). “Business Records” means all data and records of the respective businesses of the Company and its Subsidiaries on whatever media and wherever located. “Buyer” has the meaning set forth in the Preamble. “Buyer Indemnified Persons” has the meaning set forth in Section 7.2(j)(i).

3 “Buyer Material Adverse Effect” means any Event that has had or is reasonably expected to have a material adverse effect on the ability of Buyer to consummate the Contemplated Transactions. “Buyer Prepared Tax Returns” has the meaning set forth in Section 7.2(a). “Buyer Releasing Parties” has the meaning set forth in Section 7.16. “Buyer’s Group” means (a) the Buyer, and (b) any other company (including the Company and its Subsidiaries) or companies which are treated as a member of the same group as, or otherwise connected or associated with, the Buyer for any Tax purpose from time to time. “Cash” means, as of any time of determination, the aggregate amount of (i) all cash, cash equivalents, commercial paper, certificates of deposit and other bank deposits, treasury bills, short term investments, and marketable securities of the Company and its Subsidiaries and (ii) security or similar deposits or cash collateral, in the case of this clause (ii), not to exceed [*****], in each case, determined in accordance with the Accounting Principles; provided, however, that Cash will (a) be increased by the aggregate amount of checks, other wire transfers and drafts deposited or available for deposit or received that have not yet cleared for the account of the Company and any of its Subsidiaries (but only to the extent a corresponding receivable has not been included for the purpose of measuring Closing Net Working Capital), but be decreased by the aggregate amount of checks, other wire transfers and drafts that are issued by the Company and any of its Subsidiaries but have not yet cleared (but only to the extent a corresponding payable has not been included for the purpose of measuring Closing Net Working Capital) and (b) with respect to any cash not held, maintained, or deposited in the United Kingdom or the United States, be reduced by the amount of any withholding Taxes (that would be required by applicable Law to be withheld on any such cash or cash equivalent if it were to be distributed or otherwise repatriated to the Company or its Subsidiaries (taking into account any available reductions under applicable Tax treaties or similar arrangements, and net of any related Tax credits, deductions, Reliefs, refunds, or other Tax offsets)) with respect to any cash and cash equivalents held by each Subsidiary, as applicable, in excess of [*****] in the aggregate. “Challenge” means the issue of any notice, demand, assessment, letter or other document by or on behalf of His Majesty’s Revenue and Customs in respect of a claim for Group Relief where the relevant amount of such Group Relief has been taken into account in calculating the amount of any Pre-Closing Income Tax Liabilities for the purposes of this Agreement. “Chosen Courts” has the meaning set forth in Section 7.13. “CIG” means Cambridge Information Group, Inc., a Maryland corporation. “CIG Group” means CIG and its Affiliates other than the Company and its Subsidiaries. “Claim” has the meaning set forth in Section 6.1(b). “Closing” has the meaning set forth in Section 2.1.

4 “Closing Cash” means the aggregate amount of Cash as of 12:01 A.M. New York City time on the Closing Date; provided, however, that Closing Cash shall be reduced dollar for dollar (or pound for pound, as applicable) for any cash used to reduce Indebtedness or Transaction Expenses between 12:01 A.M. New York City time on the Closing Date and immediately prior to the Closing. “Closing Date” has the meaning set forth in Section 2.1. “Closing Date Statement” has the meaning set forth in Section 2.3(a)(i). “Closing Indebtedness” means the aggregate amount of all Indebtedness as of immediately prior to the Closing. “Closing Net Working Capital” means (a) the sum of the total current assets of the Company and its Subsidiaries as of 12:01 A.M. New York City time on the Closing Date minus (b) the sum of the total current liabilities of the Company and its Subsidiaries as of 12:01 A.M. New York City time on the Closing Date, each as calculated in accordance with the Accounting Principles and consisting solely of the line items set forth in the column labeled “Closing Net Working Capital” in the illustrative example attached hereto as Exhibit B; provided, that for purposes of calculating the Closing Net Working Capital, current assets shall exclude Income Tax and deferred Tax assets and any amounts included in Cash, and current liabilities shall include Short-Term Deferred Revenue and exclude Income Tax and deferred Tax liabilities and any amounts included in Indebtedness and Transaction Expenses; provided, further that Closing Net Working Capital shall not include Closing Cash, Closing Indebtedness, or Closing Transaction Expenses. “Closing Net Working Capital Adjustment Amount” means the amount equal to (a) the Closing Net Working Capital, minus (b) the Target Working Capital, expressed as (i) a positive number if the Closing Net Working Capital exceeds the Target Working Capital, or (ii) a negative number if the Closing Net Working Capital is less than the Target Working Capital. “Closing Transaction Expenses” means the aggregate amount of all Transaction Expenses that remain unpaid as of immediately prior to the Closing. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding U.S. federal Tax Laws. “Company” has the meaning set forth in the Preamble. “Company Contributors” means all of the Company’s or its Subsidiaries’ current and former officers, directors, employees, contractors, or agents who independently or jointly contributed to or participated in the conception, reduction to practice, invention, authorship, creation, or development of any Intellectual Property for the Company or its Subsidiaries, other than Company Publications. “Company Disclosure Schedule” means the disclosure schedule, dated as of the date hereof, delivered by the Company to Buyer in connection with the execution and delivery of this Agreement.

5 “Company Intellectual Property” means all Digital Platforms, Company Publications, Licensed Intellectual Property, and Owned Intellectual Property. “Company IP Agreements” means all Contracts (including, license agreements, development agreements, settlement agreements, consent to use agreements, covenants not to assert or sue or immunity from suit, and agreements relating to Company Publications, including with Third Party Contributors) to which the Company or any of its Subsidiaries is a party or is otherwise bound relating to the grant, transfer, commercialization, practice, exploitation, or license of Intellectual Property. “Company IT Assets” has the meaning set forth in Section 4.10(m). “Company Material Adverse Effect” means any Event that, individually or in the aggregate with all other Events, has had or is reasonably expected to have a material adverse effect on (a) the business, assets, liabilities, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company or the Seller to perform its obligations under this Agreement; provided, solely with respect to clause (a), Events to the extent arising out of the following, whether alone or in combination, shall not be deemed to constitute, nor be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) any Event to the extent relating to global or national business, economic, monetary or financial conditions in general, including general changes or developments in prevailing interest rates, credit markets, securities markets, general economic or business conditions or currency exchange rates, or political, social, health, legislative or regulatory conditions (including supply chain disruptions, tariffs, trade disputes or any potential or actual government shutdowns or defaults on the repayment of debt), (ii) any act of God or other force majeure event, natural or man-made catastrophe, war, armed hostilities, terrorism, sabotage or cyber intrusion or attack or any escalation or worsening thereof, (iii) any pandemic (including the COVID-19 pandemic and any future resurgence, or evolutions or mutations of COVID-19 or related or different disease outbreaks, epidemics or pandemics or escalation thereof), (iv) any change or development generally affecting the industry in which the Company or its Subsidiaries operate, (v) any change in Law or GAAP or the interpretation or enforcement of either, (vi) the consummation or announcement of this Agreement (provided that this clause shall not apply to any representation or warranty that addresses the consequences of the consummation of this Agreement), (vii) any change resulting from any action taken or failed to be taken by the Company or its Affiliates in compliance with the express terms of this Agreement or at the written request of Buyer, or (viii) any failure, in and of itself, of the Company or any of its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues, or business plans (it being understood that the facts and circumstances giving rise or contributing to any such failure may, unless otherwise excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur), except in the cases of clauses (i), (ii), (iv) and (v), such Events may be taken into account to the extent they materially and adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industry in which the Company and its Subsidiaries operate. “Company Name” has the meaning set forth in Section 6.4(a).

6 “Company Publications” means all journals, articles, manuscripts, books, “e- books”, cases, sound recordings, audiovisual works and other publications (in whatever form, including tangible or digital form) and any databases and compilations in digital or other form, published or otherwise distributed by the Company or one of its Subsidiaries, as applicable, or which the Company or one of its Subsidiaries has or ever had the right to publish or otherwise distribute, whether already published, under development, or in-progress. “Confidentiality Agreement” means the Confidentiality Agreement, dated November 21, 2025, by and between the Company and John Wiley & Sons, Inc., as amended. “Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents. “Contract” means any agreement, license, contract, subcontract, indenture, note, bond, mortgage, loan, security agreement, instrument, guarantee, lease, sublease, license, sublicense, sales order, purchase order, arrangement, understanding, obligation or commitment (in each case, including any amendment or other modification thereof), that is legally binding. “Contracting Party” has the meaning set forth in Section 7.20. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks. “CTA 2009” means the Corporation Tax Act 2009. “CTA 2010” means the Corporation Tax Act 2010. “Data Privacy/Security Requirements” has the meaning set forth in Section 4.10(n). “Deferred Revenue” means any unearned revenue, determined in accordance with the Accounting Principles, of the Company and its Subsidiaries as of the Closing Date that has not been included in gross income for Tax purposes as of the Closing Date. “Digital Platform” means all Software provided, delivered, licensed, sold, or otherwise made available by or on behalf of the Company or its Subsidiaries to any of its or their customers as of the date hereof, including any Intellectual Property in such Software. “D&O Indemnified Parties” has the meaning set forth in Section 6.1(a). “Employee Representative” has the meaning set forth in Section 4.14(a). “Environmental Laws” means any Law relating to the protection of the environment or human health and safety (to the extent relating to exposure to Hazardous Substances), to pollution or to the handling, use, treatment, storage, disposal, discharge, release or transportation of Hazardous Substances. “Equity Securities” of any Person means any and all shares of capital stock, share capital, membership interests, limited liability company interests, partnership interests (general or

7 limited), limited company interests, rights to acquire any of or equitable interests in or over the foregoing or options of such Person, or other securities or other equity interests which entitle the holder thereof to receive dividends or distributions on liquidation, winding up or dissolution of such Person, or to vote for the election of directors, managers or other equivalent management of such Person, or to exercise other rights generally afforded to shareholders of a corporation (including the ability to exert control over such Person), and all securities exchangeable for or convertible or exercisable into, any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, as well as any rules and regulations promulgated thereunder and any corresponding provisions of subsequent superseding federal Laws relating to retirement matters, as from time to time in effect. “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is a member of the group described in Section 414(b), (c), or (m) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries. “Escrow Agent” means JPMorgan Chase Bank, National Association. “Escrow Agreement” means the Escrow Agreement, dated as of May 13, 2026, by and among Buyer, the Seller and the Escrow Agent. “Estimated Aggregate Consideration” means (a) Base Price, plus (b) the Estimated Closing Cash, plus (c) the Estimated Closing Net Working Capital Adjustment Amount (if a positive number), minus (d) the absolute value of the Estimated Closing Net Working Capital Adjustment Amount (if a negative number), minus (e) the Estimated Closing Indebtedness, minus (f) the Estimated Closing Transaction Expenses, minus (g) the Adjustment Escrow Amount, minus (h) the Tax Indemnity Escrow Amount. “Estimated Closing Cash” has the meaning set forth in Section 2.3(a)(i). “Estimated Closing Indebtedness” has the meaning set forth in Section 2.3(a)(i). “Estimated Closing Net Working Capital” has the meaning set forth in Section 2.3(a)(i). “Estimated Closing Net Working Capital Adjustment Amount” means the amount equal to (a) the Estimated Closing Net Working Capital as shown on the Closing Date Statement, minus (b) the Target Working Capital, expressed as (i) a positive number if the Estimated Closing Net Working Capital exceeds the Target Working Capital or (ii) a negative number if the Estimated Closing Net Working Capital is less than the Target Working Capital. “Estimated Closing Transaction Expenses” has the meaning set forth in Section 2.3(a)(i). “Event” means any event, change, development, effect, condition, circumstance, matter, occurrence, or state of facts.

8 “Existing Facilities” means the facilities made available pursuant to the English law senior facilities agreement dated August 2, 2023, as amended and/or restated from time to time and made between, among others, Emerald UK Holdco Limited as parent and National Westminster Bank PLC as agent. “Final Closing Cash” has the meaning set forth in Section 2.4(d). “Final Closing Indebtedness” has the meaning set forth in Section 2.4(d). “Final Closing Net Working Capital” has the meaning set forth in Section 2.4(d). “Final Closing Transaction Expenses” has the meaning set forth in Section 2.4(d). “Final Purchase Price Adjustment Statement” has the meaning set forth in Section 2.4(d). “Financial Statements” has the meaning set forth in Section 4.6(a). “Flow-Through Income Tax Return” means any Income Tax Return (such as an IRS Form 1065 (and associated Form K-1s and corresponding state and local Tax Returns) and any IRS Form 8858 and similar Tax Returns including IRS Form 5471) of the Company or its Subsidiaries for any Pre-Closing Tax Period that allocates taxable income or Taxes to its owners and does not reflect or concern Taxes that are imposed on the entity itself for which the Tax Return is filed. Notwithstanding the foregoing, “Flow-Through Income Tax Returns” shall include IRS Form 5471 for taxable years 2025 and 2026. “Fraud” means with respect to the making of any of the express representations or warranties set forth in Article III, Article IV and Article V of this Agreement, actual and intentional fraud under the Law of the State of Delaware. For the avoidance of doubt, Fraud shall not include equitable fraud, promissory fraud, constructive fraud, negligent misrepresentation or any other tort (including fraud) based on negligence or recklessness. Fraud by or on behalf of the Company shall be attributable to the Seller, but only to the extent Seller has actual knowledge, after reasonable due inquiry, of such Fraud. “Fried Frank” has the meaning set forth in Section 7.19(a). “GAAP” means the United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) in effect from time to time, including Financial Reporting Standard 102 (The Financial Reporting Standard applicable in the UK and Republic of Ireland). “Generative AI Tools” means generative artificial intelligence technology, large language models, machine learning systems, or other similar tools capable of automatically producing various types of content (such as source code, text, images, audio, synthetic data, formulae, or other processes or techniques) based on user-supplied prompts or analysis of data (whether structured or unstructured).

9 “Governmental Authority” means (a) any national, federal, state, commonwealth, provincial, territorial, county, municipal, district, local or other government or political instrumentality, subdivision or jurisdiction of any nature, (b) any regulatory, administrative, supervisory or other subdivision, tribunal, board, department, bureau, agency, instrumentality, commission, ministry or authority thereof, or (c) any court, tribunal or arbitrator of competent jurisdiction. “Governmental Consents” has the meaning set forth in Section 3.5. “Group Relief” means any surrender of group relief pursuant to Part 5 or Part 5A CTA 2010 or Chapter 6A Part 3 CTA 2009 and any other Relief available between members of a group or connected or associated Persons for any Tax purpose. “Hazardous Substances” means any substance that has been designated by any Governmental Authority or by applicable Law to be radioactive, toxic, or hazardous (or words of similar import), including all substances listed as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a “hazardous waste” pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, or a “pollutant” pursuant to the Clean Water Act of 1972, as amended, and the regulations promulgated pursuant to said laws. “Hazardous Substances” shall include polychlorinated biphenyls (PCBs), asbestos, petroleum (including its derivatives and byproducts), urea-formaldehyde and per- and polyfluoroalkyl substances. “Income Taxes” means Taxes imposed on, or determined by reference to, net income, profits or gains, in whole or in part. “Indebtedness” means, as of any particular time with respect to the Company and its Subsidiaries, without duplication, (a) all indebtedness, principal, interest, premiums, penalties or other payment obligations for borrowed money, whether current, short-term or long-term, secured or unsecured, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all obligations in respect of letters of credit, surety or performance bonds, bank guarantees or similar instruments, in each case solely to the extent drawn, (d) the net amount of all obligations under any interest rate or currency swaps, collars, hedges or similar protection agreement or similar hedging agreements of the Company or its Subsidiaries (which may be a positive number or negative number), assuming such agreements were terminated, (e) Pre-Closing Income Tax Liabilities, (f) Long-Term Deferred Revenue, (g) all obligations for the payment of money relating to leases that are classified as capital or finance leases determined in accordance with the Accounting Principles (excluding, for the avoidance of doubt, any obligations associated with leases properly classified as operating leases determined in accordance with the Accounting Principles), (h) any declared and/or accrued but unpaid dividends, (i) all obligations for any deferred purchase price of assets, services or securities (other than ordinary trade accounts payable), including any earn-out payment or similar contingent purchase price of such assets, services or securities, in each case, only to the extent actually payable, (j) all obligations under any conditional sale or other title retention agreements, (k) any severance obligations or termination costs or payments accrued or owed to former employees, individual independent contractors or individual service providers of the Company or its Subsidiaries in respect of performance periods prior to the Closing, excluding any amounts payable due to the

10 actions taken by Buyer or its Affiliates following the Closing (including any termination of employment), (l) the aggregate amount of the employer share of any payroll, social security, unemployment, excise or similar Taxes in relation to subsection (k), and (m) all Indebtedness of the type referred to in clauses (a) through (l) above, including of another Person, guaranteed directly or indirectly in any manner by the Company or any of its Subsidiaries, in each case determined in accordance with the Accounting Principles; provided, that Indebtedness shall not include (i) accounts payable, accrued expenses or other amounts to the extent included as a liability in the calculation of the Closing Net Working Capital, (ii) Indebtedness owing from the Company to any of its Subsidiaries or from any of the Subsidiaries of the Company to the Company or another Subsidiary of the Company, (iii) Short-Term Deferred Revenue, (iv) Transaction Expenses, or (v) those items set forth on Section 1.1(d) of the Company Disclosure Schedule. “Intellectual Property” means all intellectual or industrial property and associated rights of any kind or nature anywhere in the world, including all: (a) patents, patent applications, registered and unregistered designs, and any other rights in inventions, designs, discoveries, and ideas, whether or not patentable, including all provisionals, divisions, divisionals, continuations, continuations in part, renewals, reissuances, reexaminations and extensions (as applicable), and the right to claim priority from any of the foregoing; (b) registered and unregistered copyrights and copyright applications, moral rights, database and sui generis database rights, rights in any Software, and any other rights in works of authorship, including character rights; (c) registered and unregistered trademarks and trademark applications, registered and unregistered service marks, service mark applications, tradenames, trade dress, corporate names, brands, logos, slogans, and other indicia of origin, source, sponsorship, endorsement, or certification, together with the goodwill connected with the use thereof and symbolized thereby, (d) trade secrets and other confidential, proprietary, and non-public information (whether patentable or unpatentable and whether or not reduced to practice), including know-how, processes, and techniques, in any format, whether tangible or intangible, and all associated U.S. and foreign rights therein; (e) rights in domain names, websites, website content, and social media, including social media accounts and handles; (f) rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures, and biographical information of real persons, including authors; (g) other similar intellectual property or proprietary rights of any kind, as well as the subject matter and tangible embodiments of any of the foregoing; (h) renewals, continuations, extensions, registrations, and applications for registration of any of the foregoing; and (i) rights to sue for past, present, and future infringement of any of the foregoing, in each case, anywhere in the world, whether now or later existing. “Income Tax Return” means any Tax Return relating to Income Taxes. “IRS” has the meaning set forth in Section 4.15(a). “ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003. “Joint Direction” means joint written instructions of Buyer and the Seller instructing the Escrow Agent to make a payment out of the Adjustment Escrow Account, the Tax Indemnity Escrow Account or the Letter Agreement Deposit Escrow Account, as applicable.

11 “Knowledge of the Company” or any similar knowledge qualification means the actual knowledge, after reasonable due inquiry of such individual’s direct reports, of any of the individuals set forth in Section 1.1(b) of the Company Disclosure Schedule. “Laws” means any U.S. and non-U.S., federal, state or local law, Order, statute, act, code, regulation, ordinance, rule, common law, executive order, treaty or other legal requirement with similar effect of any Governmental Authority. “Leased Real Property” has the meaning set forth in Section 4.9(b). “Letter Agreement” means that certain letter agreement, dated May 13, 2026, by and between Buyer and the Seller. “Letter Agreement Deposit” means the “Escrow Amount” (as defined in the Letter Agreement). “Letter Agreement Deposit Escrow Account” means a bank account or subaccount designated in writing by the Escrow Agent, into which the Letter Agreement Deposit was deposited in connection with the execution of the Letter Agreement. “Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in Contract, tort, strict liability or otherwise). “Licensed Intellectual Property” means all Intellectual Property that is owned or controlled by any Person other than the Company or its Subsidiaries and is used by the Company or its Subsidiaries in the current operation of its or their businesses. “Lien” means any lien, mortgage, security interest, pledge, charge, claim, condition, equitable interest, license, covenant not to sue, option, easement, encroachment, right of first refusal, adverse claim, encumbrance, restriction of any kind (including any restriction on transfer or assignment) as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership or other similar encumbrance. “Litigation” has the meaning set forth in Section 4.13. “Long-Term Deferred Revenue” means that portion of Deferred Revenue for which the fulfillment of the services attributable to such Deferred Revenue is not expected to occur within twelve (12) months after the Closing; provided, that, for the avoidance of doubt, the amount of Long-Term Deferred Revenue shall include only the portion of such Deferred Revenue allocable to the fulfillment of services occurring more than twelve (12) months after the Closing. “Malicious Code” means (a) any virus, malware, ransomware, Trojan horse, worm, back door, time bomb, drop dead device, spyware, trackware, or adware and (b) any similar program, routine, instruction, device, code, contaminant, logic, or effect designed or intended to

12 disable, disrupt, erase, harm, or otherwise impede the operation of, or enable any Person to access without authorization, or otherwise materially and adversely affect the functionality of, any IT system (or portion thereof). “Management Agreement” means the Management Agreement, dated as of December 1, 2024, by and between UK Holdings 2 and Cambridge Information Group, Inc., a Maryland corporation, as amended from time to time. “Material Contracts” has the meaning set forth in Section 4.11(a). “Negative Group Relief Adjustment” has the meaning set forth in Section 7.2(g)(iii). “Negative Purchase Price Adjustment” has the meaning set forth in Section 2.4(f). “Nonparty Affiliates” has the meaning set forth in Section 7.20. “Non-U.S. Plan” has the meaning set forth in Section 4.15(a). “Objection Dispute” has the meaning set forth in Section 2.4(c). “Objection Notice” has the meaning set forth in Section 2.4(c). “Orders” means all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority. “Ordinary Course” means with respect to an action taken by a Person, that such action is taken in the ordinary course of operations of the Person consistent with past practice. “Organizational Documents” mean, with respect to any Person, its certificate of incorporation, articles of incorporation, memorandum of association, certificate of formation, articles of organization, by-laws, operating agreement, partnership agreement or other similar organizational documents. “Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries. “Payoff Amount” means the aggregate amount required to repay and fully satisfy the Specified Closing Indebtedness in full (including any accrued but unpaid interest, any prepayment fees, any break costs and all other amounts due in accordance with the terms of such Specified Closing Indebtedness). “Payoff Letters” has the meaning set forth in Section 2.3(d)(iii). “Pending Claim” has the meaning set forth in Section 7.2(j)(iv). “Permits” has the meaning set forth in Section 4.12(b).

13 “Permitted Liens” means (a) Liens expressly disclosed in policies of title insurance not materially affecting the conduct of the business of the Company and its Subsidiaries in the Ordinary Course, (b) Liens for Taxes that are not yet due and payable as of the Closing or that are being contested in good faith through appropriate proceedings and for which adequate reserves have been recorded on the Financial Statements in accordance with GAAP, (c) statutory Liens for obligations which are not yet due or delinquent, (d) statutory mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar statutory Liens which are not yet due and payable or which are being contested by the Company or a Subsidiary thereof in good faith, (e) Liens in respect of pledges or deposits under workers’ compensation Laws or similar legislation, in each case in the Ordinary Course and relating to obligations not yet delinquent, (f) zoning, planning, entitlement, and other similar land use regulations which are not violated by the current use or occupancy of any Leased Real Property or the operation of the business of the Company or any of its Subsidiaries thereon, (g) non-exclusive licenses granted by the Company or its Subsidiaries to the Company Intellectual Property in the Ordinary Course and under terms and conditions that do not differ in a manner materially adverse to the Company or its Subsidiaries from those standard terms and conditions made available to Buyer, (h) Liens granted in connection with the Existing Facilities (which Liens shall be released following the repayment of the Indebtedness of the Company and its Subsidiaries pursuant to the payoff letters therefor), and (i) in the case of Leased Real Property, any Liens to which the underlying fee or any other interest in the underlying leased premises or lands is subject. “Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization. “Personal Information” means any information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, or any other information that is considered “personally identifiable information,” “nonpublic personal information,” “protected health information,” “personal information,” or “personal data” or any similar term under applicable Law. “Plan” or “Plans” has the meaning set forth in Section 4.15(a). “Positive Group Relief Adjustment” has the meaning set forth in Section 7.2(g)(iii). “Positive Purchase Price Adjustment” has the meaning set forth in Section 2.4(e). “Post-Closing Payments” has the meaning set forth in Section 6.8. “Pre-Closing Income Tax Liabilities” means, without duplication, with respect to each jurisdiction in which the Company or its Subsidiaries are currently filing Income Tax Returns or in which the Company or any of its Subsidiaries commenced business after December 31, 2024, an amount (which may be less than zero (0)) equal to the sum of any and all liabilities (reduced by any Tax refunds set forth on Section 1.1(c) of the Company Disclosure Schedule) of the Company and its Subsidiaries for Income Taxes for taxable periods beginning on or after January 1, 2025 owing and unpaid as of the Closing Date (determined as of the end of the Closing Date but including any Income Taxes paid on the Closing Date) calculated in accordance with

14 Section 7.2(e), provided that such amounts shall be calculated (a) except as set forth otherwise in this definition, in accordance with the past practices of the Company and its Subsidiaries in the preparation of their Tax Returns except to the extent required by applicable Law, (b) as of the end of the Closing Date (provided that for the avoidance of doubt any deduction for accrual of employee compensation shall be taken into account without regard to when such compensation is paid), (c) by taking into account all Transaction Tax Deductions in a Pre-Closing Tax Period except to the extent not permitted by applicable Law, (d) excluding any Income Taxes attributable to actions taken outside of the Ordinary Course by Buyer or any of its Affiliates on the Closing Date after the Closing, except as contemplated by this Agreement or required by applicable Law, (e) taking into account any tax credits, any net operating loss (including, for the avoidance of doubt, amounts of Group Relief intended by the Seller to be claimed and eligible under applicable Tax Law to be surrendered (i) from members of the Seller’s Group, and the Seller hereby undertakes to procure that Group Relief from members of the Seller’s Group (excluding the Company and its Subsidiaries) equal to such amounts of such Group Relief as are referred to in this definition are surrendered for no consideration to the extent such Group Relief is available under applicable Tax Law or (ii) between the Company’s Subsidiaries) and any carryforwards (including, for the avoidance of doubt, interest expense carryforwards), in each case, to the extent such items are at least “more-likely-than-not” available to reduce or offset amounts that would otherwise constitute unpaid Income Taxes with respect to Pre-Closing Tax Periods, and reduced by any estimated tax payments and overpayments for previous periods, and (f) by taking into account all adjustments made prior to Closing pursuant to Section 481(a) of the Code (or any similar provision of applicable Law) that will not previously have been included in taxable income by the Company or any of its Subsidiaries. “Pre-Closing Tax Period” means any taxable period (or, in the case of a member of the Seller’s Group that is resident in the United Kingdom for Tax purposes, any accounting period) ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Privacy Laws” means all applicable Laws, governmental orders, and guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, (a) Regulation (EU) 2016/679 (the EU General Data Protection Regulation), (b) the UK General Data Protection Regulation and the UK Data Protection Act 2018, (c) U.S. state consumer privacy laws (including the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and analogous state statutes), (d) data breach notification Laws, (e) consumer protection Laws, (f) Laws concerning requirements for website and mobile application privacy policies and practices, (g) Social Security number protection Laws, (h) data security Laws, (i) Laws concerning email, text, mobile, or instant message, or telephone communications, and (j) any other applicable data protection or privacy Laws of jurisdictions in which the Company or its Subsidiaries operate or in which individuals whose Personal Information is Processed by the Company or its Subsidiaries are located. “Privileged Deal Communications” has the meaning set forth in Section 7.19(b). “Processing” means any operation or set of operations performed on Personal Information, whether or not by automated means, including the collection, creation, receipt,

15 acquisition, recording, organization, structuring, adaptation or alteration, retrieval, consultation, de-identification, re-identification, sale, sharing, alignment or combination, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, erasure, or disposal of Personal Information. “Processed” has a correlative meaning. “Purchase Price Adjustment Statement” has the meaning set forth in Section 2.4(a). “Purchase Price Adjustment Statement Date” has the meaning set forth in Section 2.4(a). “Real Property Leases” has the meaning set forth in Section 4.9(b). “Registered Intellectual Property” has the meaning set forth in Section 4.10(a). “Related Party” means, with respect to any specified Person: (a) any Affiliate of such specified Person; (b) any Person who serves as a director, manager, executive officer, general partner, managing member (or in a similar capacity) of such specified Person or such Affiliate; or (c) any immediate family member of a Person described in clause (b). “Relief” means (a) any relief, allowance, exemptions, set-off, deduction or credit available from, against or in relation to Tax or in the computation for any Tax purpose of income, profits or gains, and (b) any right to a repayment of Tax. “Rep and Warranty Insurance Expenses” has the meaning set forth in Section 6.4(a). “Rep and Warranty Insurance Policy” has the meaning set forth in Section 6.4(a). “Representatives” means, with respect to any Person, such Person’s officers, directors, managers, employees, accountants, consultants, investment bankers, legal counsel, agents and other advisors and representatives. “Resolution Period” has the meaning set forth in Section 2.4(d). “Restricted Period” means the period from the Closing Date until the three (3) year anniversary of the Closing Date. “Review Period” has the meaning set forth in Section 2.4(c). “Sanctions” has the meaning set forth in Section 4.12(d). “Securities Act” means the Securities Act of 1933, as amended. “Security Incident” has the meaning set forth in Section 4.10(q). “Seller” has the meaning set forth in the Preamble.

16 “Seller Material Adverse Effect” means a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to consummate the Contemplated Transactions. “Seller Releasing Parties” has the meaning set forth in Section 7.16(b). “Seller’s Group” means (a) the Seller, and (b) any company (other than the Company and the Subsidiaries after Closing) that may be treated, on or at any time prior to or after the Closing, as being or having been, a member of the same group as, or otherwise connected or associated with (including for the purposes of UK Group Relief), the Seller for any Tax purpose. “Seller Prepared Tax Returns” means (a) all Flow-Through Income Tax Returns (including, for the avoidance of doubt, IRS Form 8858 and similar Tax Returns) with respect to any Pre-Closing Tax Period and (b) UK Corporate Income Tax Returns. “Shares” has the meaning set forth in the Recitals. “Short-Term Deferred Revenue” means that portion of Deferred Revenue for which the fulfillment of the services attributable to such Deferred Revenue is expected to occur within twelve (12) months after the Closing. “Software” means any and all (a) computer programs, firmware, software (whether in source code, object code or other form), application programming interfaces, models, algorithms, methodologies and implementations thereof, (b) development tools, descriptions and flow charts, (c) data, databases, and compilations of data, and (d) programmers’ annotations, notes, documentation, product user manuals, training materials and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded. “Specified Closing Indebtedness” has the meaning set forth in Section 2.3(d)(iii). “Specified Tax Losses” means any Taxes imposed on, asserted against or otherwise payable by any Buyer Indemnified Person with respect to any Specified Tax Matter, including any reasonable out of pocket expenses attributable thereto. “Specified Tax Matter” or “Specified Tax Matters” has the meaning set forth in Section 7.2(j)(i). “Sponsor D&O Parties” has the meaning set forth in Section 6.1(b). “Straddle Period” means any taxable period (or, in the case of any member of the Seller’s Group that is a UK Tax resident company, any accounting period) beginning on or before the Closing Date and ending after the Closing Date. “Subsidiary” means, with respect to any Person that is a legal entity, any other Person that is a legal entity of which at least a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned or controlled, directly

17 or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in any other Person if such Person is allocated a majority of the gains or losses of such other Person, or is or controls the managing director or general partner of such other Person. “Target Working Capital” means £(19,434,204.11) (negative Nineteen Million Four Hundred Thirty Four Thousand Two Hundred Four British Pounds Sterling and Eleven Pence). “Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, including income, profits, franchise, gross receipts, license, environmental, customs duty, capital stock, severance, stamp, payroll, sales, use, employment, unemployment, disability, social security, property, withholding, excise, production, value added, tariff, occupancy, estimated, alternative or minimum, ad valorem, and other taxes (including both the employer and employee portion of any national insurance contributions in the United Kingdom and equivalent Taxes elsewhere), duties, or similar duties, levies or assessments imposed by a Tax Authority, together with all interest and penalties attributable thereto. “Tax Authority” means any government, or subdivision, agency, commission or authority of any government, having jurisdiction over the assessment, determination, collection or other imposition of Taxes. “Tax Contest” means (a) any audit, hearing, proposed adjustment, arbitration, deficiency, assessment, suit, dispute, claim, or other proceeding commenced, filed or otherwise initiated or convened to investigate or resolve the existence and extent of a Liability for Taxes or (b) any Challenge. “Tax Indemnity Escrow Account” means a bank account or subaccount designated in writing by the Escrow Agent, into which the Tax Indemnity Escrow Amount will be deposited by Buyer at the Closing. “Tax Indemnity Escrow Amount” means [*****]. “Tax Return” means any report, return, notice, computation, assessment, claim, disclaimer or statement (including schedules and information returns) required to be filed or supplied by the Company or any of its Subsidiaries to a Tax Authority in connection with the determination, assessment, collection of or provision of information relating to any Taxes and any amendment thereto. “Third Party Contributor” means any Person, other than the Company or its Subsidiaries, holding any rights in or to any Company Publications, including any authors, editors, photographers, illustrators, designers, agents, or artists. “TIOPA 2010” means the Taxation (International and Other Provisions) Act 2010. “TMA 1970” means the Taxes Management Act 1970.

18 “Top Customers” means the top ten (10) customers of the Company and its Subsidiaries on a consolidated basis by the volume of sales to such customers, for each of (a) the fiscal year ended December 31, 2025 and (b) the three (3)-month period ended March 31, 2026. “Top Customers Contract” has the meaning set forth in Section 4.19(a). “Transaction Expenses” means all fees, costs and expenses incurred or subject to reimbursement by or on behalf of the Company and its Subsidiaries in connection with the Contemplated Transactions, including (a) the fees, costs, and expenses of investment bankers, legal counsel, accountants and other advisors, (b) any amounts payable with respect to any transaction-related bonuses (but, for the avoidance of doubt, not regular performance bonuses), change-in-control payments, retention payments or similar payments payable to employees, individual independent contractors and other individual service providers of the Company and its Subsidiaries in connection with the consummation of the Contemplated Transactions, excluding any amounts payable due to the actions taken by Buyer or its Affiliates following the Closing (including any termination of employment), as well as the aggregate amount of the employer share of any payroll, social security, unemployment, excise or similar Taxes relating thereto, (c) any transaction or other fees, costs or expenses, and any other payment obligations, accrued or payable to the CIG Group at Closing, (d) fifty percent (50%) of any Transfer Taxes and (e) fifty percent (50%) of the Rep and Warranty Insurance Expenses and the fees and expenses payable pursuant to the Escrow Agreement; provided, that “Transaction Expenses” shall not include (i) any Transaction Expenses to the extent paid prior to the Closing, (ii) any liabilities included in Closing Net Working Capital, (iii) any Indebtedness, or (iv) any fees and expenses incurred by, on behalf of, or at the direction of Buyer or any of its Affiliates or otherwise relating to Buyer’s or any of its Affiliates’ financing of the transactions contemplated hereby, if any. “Transaction Tax Deductions” means, without duplication, any item of deduction, or loss related to or arising by reason of (a) the aggregate fees and expenses incurred by the Company and its Subsidiaries in connection with the Contemplated Transactions (including all items set forth in the definition of “Transaction Expenses”) to the extent “more likely than not deductible” (or deductible at a higher level of authority), (b) the capitalized financing fees, costs, expenses and interest (including amounts treated as interest for U.S. federal income tax purposes (and original issue discount or similar items), any fulfillment costs relating to the Deferred Revenue, and any breakage fees or accelerated deferred financing fees or debt prepayment fees or capitalized debt costs) that become deductible for U.S. income tax purposes by Buyer, the Company or any of its Subsidiaries or any of their Affiliates as a result of the Closing or the satisfaction of any Indebtedness on or prior to the Closing Date, and (c) any employment Taxes with respect to the amounts set forth in the foregoing clauses (a) and (b). The parties shall apply the safe harbor election set forth in IRS Revenue Procedure 2011-29 to determine the amount of any success based fees paid by them. “Transaction Tax Treatment” has the meaning set forth in Section 7.2(i)(i). “Transfer Tax” means any transfer, documentary, sales, use, recording, registration, value added, and similar Taxes (including penalties and interest). For purposes of this definition, any UK stamp duty Taxes shall be excluded.

19 “UK Corporate Income Tax Returns” means all UK corporate Income Tax Returns of the Company and its Subsidiaries for calendar year 2025 and any consent. “UK Financial Statements” has the meaning set forth in Section 4.6(a). “UK Holdings 1” has the meaning set forth in Section 4.6(a). “UK Holdings 2” means Emerald Group Holdings Limited, a private limited company incorporated under the laws of England and Wales. “Unaudited UK Financial Statements” has the meaning set forth in Section 4.6(a). “Unaudited US Financial Statements” has the meaning set forth in Section 4.6(a). “United Kingdom” or “UK” means Great Britain (England, Wales, and Scotland) and Northern Ireland. “US Financial Statements” has the meaning set forth in Section 4.6(a). “VAT” means (a) any value added tax imposed by the VATA 1994, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (as amended from time to time), and (c) any other value added, sales, supply or use tax of a similar nature, whether imposed in the United Kingdom, or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. “VATA 1994” means the Value Added Tax Act 1994. 1.2. Rules of Construction. Unless the context otherwise requires: (a) a capitalized term has the meaning assigned to it herein; (b) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP; provided, that to the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control; (c) references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be; (d) references to Articles, Sections, Schedules, Exhibits, subsections and other subdivisions shall refer to articles, sections, schedules, exhibits, subsections and other subdivisions of this Agreement, unless otherwise specified;

20 (e) the table of contents and the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof; (f) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; (g) all monetary figures shall be in British Pounds Sterling (£) unless otherwise specified; provided, that references to “$” are deemed references to United States dollars; (h) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified; (i) when calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (k) if any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) the words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (n) the word “or” is not exclusive and has the meaning commonly ascribed to the phrase “and/or” (whether or not specified), and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation; (o) whenever the phrase “made available” or words of similar import are used in reference to a document, it shall mean the document was made available for viewing by Buyer and its Representatives in the “Project Mozart” electronic data room hosted by Intralinks, as that site existed as of 5:00 P.M. New York City time on the date that is two (2) days prior to the date of the Letter Agreement; and (p) the parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

21 ARTICLE II Purchase and Sale 2.1. Closing. The closing of the Contemplated Transactions (the “Closing”) shall take place remotely on the date hereof (the “Closing Date”). The Closing will take place via an electronic closing in which separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, will first be delivered by electronic mail exchange of signature pages. 2.2. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase from the Seller, and the Seller shall sell, transfer and assign to Buyer, all of the Seller’s right, title and interest in and to the Shares, free and clear of all Liens other than restrictions on transfer that may be imposed by generally applicable securities Laws. 2.3. Payments and Deliveries at the Closing. (a) At or prior to 9:00 A.M. New York City time on Tuesday, May 26, 2026, the Company shall: (i) deliver to Buyer a written statement (the “Closing Date Statement”), based upon the books and records of the Company and its Subsidiaries and prepared in accordance with the Accounting Principles, setting forth in reasonable detail the Company’s good faith estimate of (1) the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), (2) the Closing Cash (the “Estimated Closing Cash”), (3) the Closing Indebtedness (the “Estimated Closing Indebtedness”), (4) the Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), and (5) the Estimated Aggregate Consideration, together with such schedules and data with respect to the determination thereof as may be appropriate to support the calculations set forth in the Closing Date Statement, all of which shall be prepared and determined in accordance with this Agreement; and (ii) notify Buyer in writing of the respective amounts and bank accounts to which each of the amounts payable pursuant to Section 2.3(b)(i) through Section 2.3(b)(iv) shall be paid. Any payments required to be made by Buyer pursuant to this Article II shall be made by wire transfer of immediately available funds unless otherwise designated by the payee thereof. (iii) Following the delivery of the Closing Date Statement, the Company shall provide Buyer and its Representatives with reasonable access (upon reasonable advance notice during normal business hours) to the Business Records, work papers and other documents that were used in, or are relevant to, the preparation of the Closing Date Statement, internal and external accountants, relevant personnel and properties of the Company and its Subsidiaries to verify the accuracy of such amounts, all to the extent reasonably requested by Buyer or its Representatives, and the Company shall direct such accountants and personnel to reasonably cooperate with and assist Buyer and its Representatives in connection with their review of the Closing Date Statement. Buyer shall be entitled to comment on and request reasonable changes to the Closing Date Statement, and the Company shall consider in good faith modifying the Closing Date Statement to address any such comments or changes proposed by Buyer; provided, that such

22 proposed changes shall not delay the Closing, and provided, further, that if the Company in good faith disagrees with any such proposed changes, the position of the Company with respect to such disagreement shall control for purposes of Closing. (b) At the Closing, Buyer shall pay or cause to be paid the following payments: (i) (A) to the Adjustment Escrow Account, an amount equal to the Adjustment Escrow Amount and (B) to the Tax Indemnity Escrow Account, an amount equal to the Tax Indemnity Escrow Amount; (ii) to the account of each Person to whom the Estimated Closing Transaction Expenses are owed, on behalf of the Company or its Subsidiaries, as applicable, an amount equal to the portion of the Estimated Closing Transaction Expenses owing to such Person (other than the Estimated Closing Transaction Expenses that are payable to any employee of the Company or its Subsidiaries, which shall be delivered to the Company or one of its Subsidiaries (to the extent the Company or such Subsidiary does not already have sufficient cash to make such payments, provided, that for the avoidance of doubt, whether or not Buyer funds cash to the Company pursuant to this Section 2.3(b)(ii), Buyer shall be required to pay, or cause the Company to pay, all Estimated Closing Transaction Expenses that are payable to any employee of the Company or its Subsidiaries) and paid by the Company or one of its Subsidiaries through payroll or other applicable payment processing in accordance with the terms of the applicable arrangements to such Person); (iii) to the account of the Seller (or its designated Affiliate) in consideration for the Shares an amount equal to the Estimated Aggregate Consideration, by wire transfer of immediately available funds; and (iv) to the account of each Person to whom the Specified Closing Indebtedness is owed as specified in the Payoff Letters, on behalf of the Company or its Subsidiaries, as applicable, an amount equal to the portion of the Specified Closing Indebtedness owing to such Person. (c) At or prior to the Closing, Buyer will deliver or cause to be delivered to the Seller (i) the Joint Direction (as defined in the Letter Agreement), pursuant to Section 2(c) of the Letter Agreement, duly executed by Buyer, and (ii) a certificate, dated as of the Closing Date, duly executed by Buyer’s secretary, certifying as to all resolutions adopted by the governing body of the Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Contemplated Transactions. (d) At or prior to the Closing, the Company will deliver or cause to be delivered to Buyer: (i) termination agreements, in the form as reasonably agreed between the Seller and Buyer, terminating the Management Agreement and the agreement set forth on Schedule 2.3(d)(i), in each case without any Liabilities to Buyer or the Company or its Subsidiaries;

23 (ii) resignation letters, in form and substance reasonably acceptable to Buyer, duly executed by each of the officers, directors and managers of the Company and its Subsidiaries (other than those individuals set forth on Schedule 2.3(d)(ii)), as applicable, effective as of the Closing; (iii) duly executed customary payoff letters, in form and substance reasonably acceptable to Buyer (the “Payoff Letters”) and deed of release, with respect to the Existing Facilities and the other Estimated Closing Indebtedness set forth on Section 2.3(d)(iii) of the Company Disclosure Schedule (the “Specified Closing Indebtedness”), which Payoff Letters shall (A) indicate the Payoff Amount related to such Payoff Letter as of the anticipated Closing Date (and the daily accrual thereafter), (B) state that the payment of the Payoff Amount specified in the Payoff Letter shall discharge fully the then outstanding balance, including all accrued and unpaid interest thereon and any other fees, costs and expenses payable to the holders in connection therewith, of all Indebtedness related to such Payoff Letter and (C) state that, if applicable, upon receipt of such payment, (1) all Liens and other security interests related to the Indebtedness set forth in such Payoff Letter shall be automatically terminated, released and of no further effect, including as related to any Owned Intellectual Property, (2) such holders shall promptly file and deliver, or authorize the Company or its applicable Subsidiary or its designee to file, financing termination statements or such other filings as required to discharge all corresponding registrations and such other documents or endorsements necessary to release such Liens and other security interests in the assets of the Company and its Subsidiaries, including a duly completed and executed Form MR04 (Statement of satisfaction in full or in part of a charge), and (3) such holders shall promptly deliver to Buyer any items of physical collateral held by any such holders of such Indebtedness to the extent such items are assets of the Company or its Subsidiaries; (iv) a certificate, dated as of the Closing Date, duly executed by the Company’s secretary, certifying as to (A) all resolutions adopted by the governing body of the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Contemplated Transactions, and (B) the Organizational Documents of the Company; and (v) a certificate of good standing (or equivalent) for the Company and each of its Subsidiaries organized or formed in the United States dated within ten (10) Business Days of the Closing Date from the Secretary of State of the State of Delaware. (e) At or prior to the Closing, the Seller will deliver or cause to be delivered to Buyer: (i) the original stock certificate or certificates (or lost stock affidavit in customary form) representing the Shares, together with an instrument of assignment evidencing the transfer of the Shares to Buyer; (ii) the Joint Direction (as defined in the Letter Agreement), pursuant to Section 2(c) of the Letter Agreement, duly executed by the Seller;

24 (iii) the restrictive covenant agreement, in the form as reasonably agreed between the Seller and Buyer, duly executed by Cambridge Information Group IV LLC, a Delaware limited liability company; (iv) a certificate, dated as of the Closing Date, duly executed by the Seller’s secretary, certifying as to all resolutions adopted by the governing body of the Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Contemplated Transactions; and (v) a duly completed and executed IRS Form W-9 from the Seller (or if Seller is a disregarded entity for U.S. federal income tax purposes, the Seller’s first regarded owner). 2.4. Purchase Price Adjustment. (a) Within ninety (90) days after the Closing Date (the “Purchase Price Adjustment Statement Date”), Buyer shall prepare and deliver to the Seller a written statement (the “Purchase Price Adjustment Statement”), prepared in accordance with the Accounting Principles, setting forth Buyer’s good faith calculation of the Closing Net Working Capital, the Closing Cash, the Closing Indebtedness, the Closing Transaction Expenses and the Aggregate Consideration, together with such schedules and data with respect to the determination thereof as may be appropriate to support the calculations set forth in the Purchase Price Adjustment Statement, all of which shall be prepared and determined in accordance with this Agreement, and showing the difference, if any, between each of the Closing Net Working Capital, Closing Cash, Closing Indebtedness, Closing Transaction Expenses and Aggregate Consideration as shown on the Purchase Price Adjustment Statement and the Closing Date Statement. To the extent Buyer fails to deliver the Purchase Price Adjustment Statement to the Seller prior to the Purchase Price Adjustment Statement Date, and such failure is not cured within thirty (30) days after receipt by Buyer of written notice thereof, then, at the sole discretion of Seller, either (i) the Closing Date Statement delivered by the Seller to Buyer will be final and binding or (ii) the Seller shall prepare the Purchase Price Adjustment Statement and all other applicable provisions of this Section 2.4 shall apply mutatis mutandis. (b) Following the delivery of the Purchase Price Adjustment Statement, Buyer shall provide the Seller and its Representatives with reasonable access (upon reasonable advance notice during normal business hours) to the Business Records, work papers and other documents that were used in, or are relevant to, the preparation of the Purchase Price Adjustment Statement, internal and external accountants, relevant personnel and properties of the Company and its Subsidiaries (collectively, “Access Rights”) to verify the accuracy of such amounts, all to the extent reasonably requested by the Seller. (c) If the Seller disagrees with the calculation of any of the items set forth in the Purchase Price Adjustment Statement as a result of such item not being calculated in accordance with the Accounting Principles, the applicable definitions herein or the terms and conditions set forth in this Agreement or in the Accounting Principles or as having computational errors, the Seller shall notify Buyer in writing (an “Objection Notice”) of such disagreement (an “Objection Dispute”) within sixty (60) days after delivery of the Purchase Price Adjustment Statement by

25 Buyer (the “Review Period”). Any Objection Notice shall specify in reasonable detail the nature and basis of any disagreement so asserted, and include all supporting schedules and the Seller’s calculation of such item. If the Seller fails to deliver an Objection Notice to Buyer on or prior to the last day of the Review Period, the Purchase Price Adjustment Statement shall be deemed final and binding on Buyer, the Company and the Seller. (d) If the Seller delivers a timely Objection Notice, (x) Buyer and the Seller shall negotiate in good faith to resolve the Objection Disputes and any resolution agreed to in writing by Buyer and the Seller shall be final and binding upon the parties and (y) any item not included as an Objection Dispute in the Objection Notice shall be deemed final and binding on Buyer, the Company and the Seller. If Buyer and the Seller are unable to fully resolve all such Objection Disputes no later than the twentieth (20th) day (or such later date as may be mutually agreed upon in writing by Buyer and the Seller) following delivery of the Objection Notice by the Seller to Buyer (the “Resolution Period”), then such remaining disputed matters shall, at the request of either the Seller or Buyer, be referred jointly for final determination to, and each of Buyer and the Seller shall enter into a customary engagement letter with, Forvis Mazars (or such other firm as selected pursuant to this Section 2.4(d), the “Accounting Firm”); provided, that any communications between the Seller and Buyer (or their respective Representatives) regarding the Objection Notice and any Objection Dispute during the Resolution Period shall be considered settlement discussions pursuant to the Federal Rule of Evidence 408 and similar state rules and shall not be submitted to or considered by the Accounting Firm. If Forvis Mazars is unable or unwilling to serve as Accounting Firm, the Seller and Buyer shall jointly select an alternative Accounting Firm from an accounting firm of national standing no later than five (5) Business Days thereafter (or within such longer period as may be mutually decided, in writing, by the parties). If the Seller and Buyer are unable to agree upon an alternative Accounting Firm within such time period, then the Accounting Firm shall be an accounting firm of national standing designated by the American Arbitration Association in New York, New York; provided, that the Accounting Firm shall not have served as auditor for, or consultant to, Buyer, the Seller or the Company or their respective controlling Affiliates in the past five (5) years. The Accounting Firm shall only consider, and must resolve, those items and amounts which remain unresolved Objection Disputes following the Resolution Period in each case, in accordance with the terms and provisions of this Agreement. Buyer and the Seller shall direct the Accounting Firm to deliver, as promptly as practicable and in any event within thirty (30) days after its appointment (or such later date as may be mutually agreed to in writing by Buyer and the Seller), a written report setting forth the resolution of any unresolved Objection Disputes determined in accordance with the terms herein, including the Accounting Principles; provided, that any delay by the Accounting Firm in providing a written report shall not affect the validity of the report. Buyer and the Seller will reasonably cooperate with the Accounting Firm during the term of this engagement. Each of Buyer and the Seller shall be afforded the opportunity to present to the Accounting Firm any written materials relating to the determination of the unresolved Objection Disputes; provided, however, that copies of all such written materials are concurrently provided to the other party. Neither Buyer nor the Seller shall have or conduct any communication, either written or oral, with the Accounting Firm relating to the Objection Notice or the transactions contemplated by this Agreement without the Seller or Buyer, respectively, either being present or receiving a concurrent copy of any written communication. The Accounting Firm will consider only those items and amounts which are identified as remaining in dispute from the Objection Notice. In resolving any unresolved Objection Dispute, the Accounting Firm shall (i) make its determination in accordance with the Accounting Principles and the applicable definitions

26 and terms set forth herein (notwithstanding the availability of other accounting methods, policies, practices and/or procedures under GAAP or otherwise) and base its determination solely on written materials submitted by each of Buyer and the Seller with simultaneous distribution to the other party (and not on an independent review), (ii) not assign a value to any item greater than the greatest value for such item claimed by either Buyer or the Seller or less than the smallest value for such item claimed by either Buyer or the Seller, in each case, in the Purchase Price Adjustment Statement or the Objection Notice, respectively, and (iii) function as an expert and not as an arbitrator. Such report shall be final and binding upon all of the parties to this Agreement, absent arithmetic error by the Accounting Firm (in which case the Accounting Firm shall correct any such error) or fraud. Upon the agreement of Buyer and the Seller or the decision of the Accounting Firm, or if the Seller fails to deliver an Objection Notice within the Review Period, the Purchase Price Adjustment Statement, as adjusted (if necessary) pursuant to the terms of this Agreement, shall be deemed to be the final Purchase Price Adjustment Statement for purposes of this Section 2.4 (the “Final Purchase Price Adjustment Statement”) and shall be deemed to be final and binding on Buyer, the Company and the Seller for purposes of this Agreement. The Closing Net Working Capital, the Closing Cash, the Closing Indebtedness, the Closing Transaction Expenses and the Aggregate Consideration each as shown on the Final Purchase Price Adjustment Statement, shall be referred to as the “Final Closing Net Working Capital,” the “Final Closing Cash,” the “Final Closing Indebtedness,” the “Final Closing Transaction Expenses” and the “Final Aggregate Consideration,” respectively. The fees, expenses and costs of the Accounting Firm shall be borne by Buyer and the Seller, respectively, in the proportion that the aggregate pounds sterling amount of the remaining disputed items submitted to the Accounting Firm by Buyer and the Seller (as set forth in the Purchase Price Adjustment Statement and the Objection Notice, as applicable) that are unsuccessfully disputed by such party (as finally determined by the Accounting Firm) bears to the aggregate pounds sterling amount of such disputed items submitted by Buyer and the Seller, and the allocation of such fees, expenses and costs shall be determined by the Accounting Firm and set forth in its written report; provided that any retainer or other upfront fees required by the Accounting Firm shall be split equally between Buyer and the Seller subject to reallocation as set forth above. The Seller shall have the right to enforce Access Rights pursuant to Section 7.13. (e) If the Final Aggregate Consideration exceeds the Estimated Aggregate Consideration (such excess, the “Positive Purchase Price Adjustment”), then (i) Buyer shall, no later than five (5) Business Days following the determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), pay an amount equal to the lesser of (x) the Positive Purchase Price Adjustment and (y) the Adjustment Escrow Amount, in cash to the account of the Seller, as designated by the Seller and by wire transfer of immediately available funds, and (ii) the Seller will be entitled to receive the amount then held in the Adjustment Escrow Account, and Buyer and the Seller shall, no later than five (5) Business Days following such determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), deliver a Joint Direction instructing the Escrow Agent to make a payment of such amount out of the Adjustment Escrow Account to the account of the Seller, as designated by the Seller, by wire transfer of immediately available funds. (f) If the Estimated Aggregate Consideration exceeds the Final Aggregate Consideration (such excess, the “Negative Purchase Price Adjustment”), then Buyer shall be entitled to receive, within five (5) Business Days of the determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), a payment in cash out of the Adjustment Escrow

27 Account, an amount equal to the lesser of (i) the Negative Purchase Price Adjustment and (ii) the total amount of funds in the Adjustment Escrow Account, and Buyer and the Seller shall deliver, no later than five (5) Business Days following the determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), a Joint Direction instructing the Escrow Agent to make a payment out of such Adjustment Escrow Account to Buyer in an amount equal to the lesser of (x) the Negative Purchase Price Adjustment and (y) the total amount of funds in the Adjustment Escrow Account. Recovery from the Adjustment Escrow Account shall be the sole and exclusive remedy with respect to any Negative Purchase Price Adjustment. In addition, if the amount in the Adjustment Escrow Account is greater than the Negative Purchase Price Adjustment, then Buyer and the Seller shall deliver, no later than five (5) Business Days of the determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), a Joint Direction instructing the Escrow Agent to make an aggregate payment equal to the difference between the funds then in the Adjustment Escrow Account and the Negative Purchase Price Adjustment to the account of the Seller, as designated by the Seller, by wire transfer of immediately available funds. (g) If the Estimated Aggregate Consideration is equal to the Final Aggregate Consideration, then Buyer and the Seller shall deliver no later than five (5) Business Days following the determination of the Final Purchase Price Adjustment Statement pursuant to Section 2.4(d), a Joint Direction instructing the Escrow Agent to make an aggregate payment equal to the funds then in the Adjustment Escrow Account to the account of the Seller, as designated by the Seller, by wire transfer of immediately available funds. (h) The parties hereto agree to treat any payment made pursuant to this Section 2.4 as an adjustment to the purchase price for U.S. federal, state, local and non-U.S. Tax purposes, to the extent permitted by applicable Law. 2.5. Withholding. Buyer (or its Affiliate) shall be entitled to deduct and withhold (or cause to be deducted or withheld) from any portion of any payment payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law; provided, however, that (i) prior to making any such deduction or withholding (other than with respect to any compensatory payments), Buyer (or its Affiliate), shall give the Seller and its Representatives reasonable prior notice of its intention to make such deduction or withholding, (ii) Buyer (or its Affiliate) shall reasonably cooperate with the Seller and its Representatives to obtain a reduction of, or relief from, such deduction or withholding, and (iii) no deduction or withholding shall be made with respect to any payments in respect of the Final Aggregate Consideration (including payments in respect of the Estimated Aggregate Consideration, and if any, the Positive Purchase Price Adjustment) (other than with respect to any compensatory payments) provided the delivery under Section 2.3(e)(v) is made, unless otherwise required by a change in applicable Law after the date hereof. To the extent that any such amounts are so deducted or withheld by Buyer (or its Affiliate) and timely paid to the applicable Tax Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Seller.

28 ARTICLE III Representations and Warranties of the Seller The Seller hereby represents and warrants to Buyer as follows: 3.1. Organization. The Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware and has the requisite power and authority to own or lease its properties and assets and to conduct its business as it is now being conducted, except where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. 3.2. Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which the Seller is a party and the performance by the Seller of the Contemplated Transactions that are required to be performed by the Seller have been duly authorized by the Seller and no other limited liability company actions or proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Seller is a party or the consummation of the Contemplated Transactions that are required to be performed by the Seller. This Agreement has been and each of the Ancillary Documents to be executed and delivered at the Closing by the Seller will be, at the Closing, duly authorized, executed and delivered by the Seller and assuming that this Agreement and the Ancillary Documents to which the Seller is a party are valid and legally binding obligations of the other parties hereto and thereto (other than Seller’s Affiliates, including the Company and its Subsidiaries), each of this Agreement and each Ancillary Document to which the Seller is a party constitutes, or as of the Closing Date will constitute, a valid and legally binding agreement of the Seller, enforceable against the Seller, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. 3.3. Title. The Seller is the sole record and beneficial owner of, and has good, valid and marketable title to, the Shares, free and clear of any Liens, other than restrictions on transfer that may be imposed by generally applicable securities Laws. The Seller has the power and authority to sell, transfer, assign, convey and deliver such Shares, and such delivery will convey to Buyer at the Closing good, valid and marketable title to such Shares, free and clear of all Liens, other than restrictions on transfer that may be imposed by generally applicable securities Laws. 3.4. No Violation. The execution and delivery by the Seller of this Agreement and the Ancillary Documents to which the Seller is a party, consummation of the Contemplated Transactions that are required to be performed by the Seller and compliance with the terms of this Agreement and the Ancillary Documents to which the Seller is a party will not (a) conflict with or violate any provision of the Organizational Documents of the Seller, (b) assuming that all Governmental Consents contemplated by or described in Section 3.5 have been obtained or made, conflict with or violate any Law or Order applicable to the Seller or by which any of the Seller’s assets are bound, (c) violate or result in a breach of or constitute a default under or require the consent of any third party under, or result in or permit the termination of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Lien (other than any Permitted Lien) of any nature whatsoever upon any assets or property or give to others any interests or rights therein under, any

29 material Contract to which the Seller is a party or by which the Seller may be bound or (d) result in the creation of, or require the creation of, any Lien upon any Shares (other than restrictions on transferability arising under the Securities Act or any other federal or state securities Laws), except, in the case of clause (b) or (c), to the extent such violation, breach, default, required consent, termination or acceleration would not have, individually or in the aggregate, a Seller Material Adverse Effect. 3.5. Governmental Authorizations and Consents. No consents, licenses, approvals, Permits, or authorizations of, notice to, or registrations, declarations or filings with, any Governmental Authority (“Governmental Consents”) are required to be obtained or made by the Seller in connection with the execution, delivery and performance of this Agreement or any Ancillary Documents to which the Seller is, or is to be, a party or the consummation by the Seller of the Contemplated Transactions, except for those for which the failure to obtain such Governmental Consents would not, individually or in the aggregate, have a Seller Material Adverse Effect. 3.6. Litigation. There are no Litigations pending or, to the actual knowledge of the Seller, threatened by or against the Seller which question the validity of this Agreement or any of the Ancillary Documents to which the Seller is a party or seek to prohibit, enjoin or otherwise challenge or restrain the consummation of the Contemplated Transactions, or which would otherwise have a Seller Material Adverse Effect. As of the date hereof, there is no Order or settlement agreement to which the Seller is subject that would have a Seller Material Adverse Effect. 3.7. Sanctions. The Seller is in material compliance with all applicable Sanctions and applicable export control Laws. The Seller is not, and to the actual knowledge of the Seller, none of its directors, officers or employees are, (a) identified on any Sanctions-related list of restricted or blocked Persons, or (b) organized, resident, or located in any country or territory that is itself the subject of Sanctions. 3.8. No Ownership of Company Property. The CIG Group does not own any Company Intellectual Property or technology or any other property or asset that is necessary for the Company or its Subsidiaries to operate their business as currently conducted, nor does the CIG Group own, or have any rights in, to, or under, any Company Intellectual Property. At the Closing, the CIG Group will not have any rights to any property or asset of any of the Company or its Subsidiaries. 3.9. No Brokers. Except as set forth in Section 3.9 of the Company Disclosure Schedule, the Seller has not engaged, entered into any Contract with or incurred any Liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or similar fee or compensation with respect to this Agreement, the Ancillary Documents or the Contemplated Transactions. ARTICLE IV Representations and Warranties of the Company Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as follows:

30 4.1. Organization and Power. (a) The Company is a limited liability company and is duly formed, validly existing and in good standing under the Laws of Delaware. Each of the Company’s Subsidiaries is a corporation or other legal entity duly incorporated or organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of incorporation or organization (to the extent relevant in such jurisdiction), except, in the case of the Company’s Subsidiaries, where the failure of any such Subsidiary to be in good standing would not have a Company Material Adverse Effect. The Company has all requisite limited liability company power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the Contemplated Transactions. The Company and each of its Subsidiaries has all (corporate or similar) power and authority necessary to own or lease and to operate their respective properties and assets and to carry on their respective businesses as currently conducted. (b) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned, operated or leased by it require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. (c) Copies of the Organizational Documents of the Company and each of its Subsidiaries, as currently in effect, have been made available to Buyer, such copies are true and complete and in full force and effect, and neither the Company nor any Subsidiary thereof is in default under or in violation of any provision of their respective Organizational Documents. 4.2. Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party and the performance by the Company of the Contemplated Transactions that are required to be performed by the Company have been duly authorized by the Company and no other limited liability company actions or proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company is a party or the consummation of the Contemplated Transactions that are required to be performed by the Company. This Agreement has been and each of the Ancillary Documents to be executed and delivered at the Closing by the Company will be, at the Closing, duly authorized, executed and delivered by the Company and assuming that this Agreement and the Ancillary Documents to which the Company is a party are valid and legally binding obligations of Buyer (as applicable), this Agreement and each of the Ancillary Documents to which the Company is a party constitutes, or as of the Closing Date will constitute, a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. 4.3. Capitalization of the Company and its Subsidiaries. (a) The Company. The Shares consist of 100 shares, par value $0.01 per share. The Seller is the sole record and beneficial owner of all of the Shares. All of the Shares are duly

31 authorized, have been validly issued and are fully paid and non-assessable, are free and clear of all Liens, other than restrictions on transfer that may be imposed by generally applicable securities Laws, have not been issued in violation of any preemptive or similar rights and were issued in compliance with applicable securities Laws or exemptions therefrom. The Company does not have any outstanding securities convertible into or exchangeable or exercisable for any membership interests or limited liability company interests or any rights to subscribe for or to purchase, or any agreements providing for the issuance (contingent or otherwise) of any membership interests or limited liability company interests. (b) There are no issued, reserved for issuance or outstanding options, warrants, purchase rights, rights to subscribe to, preemptive rights, call rights, right of first refusal, or right of first offer relating to, or any securities convertible into or exchangeable or exercisable for any Shares, and there are no proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement with respect to the voting of any Shares. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote or consent (or convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which the Seller may vote. (c) Subsidiaries. Section 4.3(c)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of the Company, listing for each Subsidiary (i) its name, (ii) its form of organization, (iii) its jurisdiction of organization, (iv) the record holder(s) of all of its issued and outstanding Equity Securities and (v) its directors, managers and officers. Except as set forth on Section 4.3(c)(ii) of the Company Disclosure Schedule, all of the issued and outstanding Equity Securities of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable (to the extent such concepts are applicable), have not been issued in violation of any preemptive or similar rights, and are owned, directly or indirectly, by the Company, free and clear of all Liens, other than restrictions on transfer that may be imposed by generally applicable securities Laws. There are no issued, reserved for issuance or outstanding options, warrants, purchase rights, rights to subscribe to, preemptive rights, call rights, right of first refusal, or right of first offer relating to, or any securities convertible into or exchangeable or exercisable for any Equity Securities of any of the Company’s Subsidiaries, and there are no proxy, voting agreement, voting trust, registration rights agreement or stockholders agreement with respect to the voting of any Equity Securities of any of the Company’s Subsidiaries. There are no bonds, debentures, notes or other Indebtedness of any of the Company’s Subsidiaries having the right to vote or consent (or convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which the equityholder of such Subsidiary may vote. Except as set forth on Section 4.3(c)(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary thereof owns or holds, directly or indirectly, any Equity Securities in any other Person, or has any right or obligation to acquire any Equity Securities or securities convertible into Equity Securities, in any Person. 4.4. No Violation. The execution and delivery by the Company of this Agreement and any Ancillary Documents to which the Company is a party, consummation of the Contemplated Transactions and compliance with the terms of this Agreement and the Ancillary Documents to which the Company are a party will not (a) conflict with or violate any provision of the (i) Organizational Documents of the Company or (ii) Organizational Documents of any of the Subsidiaries of the Company, (b) assuming that all Governmental Consents contemplated by or

32 described in Section 4.5 have been obtained or made, conflict with or violate any Law or Order applicable to the Company or to any of its Subsidiaries, or by which any of the Company’s or any of its Subsidiaries’ assets are bound, (c) violate or result in a breach of or constitute a default under, or require the consent of any third party under, or result in or permit the termination of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, any Material Contract or other Company IP Agreement, or (d) result in the creation of, or require the creation of, any Lien upon any Shares, or any Equity Securities of any of the Company’s Subsidiaries (other than restrictions on transferability arising under the Securities Act or any other federal or state securities Laws), except, in the case of clause (b) or (c), to the extent such violation, breach, default, required consent, termination or acceleration would not, individually or in the aggregate, have a Company Material Adverse Effect. 4.5. Governmental Authorizations and Consents. No Governmental Consents are required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement or any Ancillary Documents to which the Company is, or is to be, a party or the consummation by the Company of the Contemplated Transactions, except for (a) those Governmental Consents listed on Section 4.5 of the Company Disclosure Schedule and (b) those for which failure to obtain such Governmental Consents would not be material to the Company and its Subsidiaries, taken as a whole. 4.6. Financial Statements. (a) Section 4.6(a) of the Company Disclosure Schedule sets forth the following financial statements (the “Financial Statements”): (i) the unaudited balance sheet of the Company as of December 31, 2024 and December 31, 2025 and the related unaudited profit and loss statements for the years ending December 31, 2024 and December 31, 2025 (collectively, the “Annual US Financial Statements”); (ii) the audited consolidated balance sheet of Emerald UK Holdco Limited, a private limited company incorporated under the laws of England and Wales (“UK Holdings 1”) and the audited unconsolidated balance sheets of UK Holdings 2 and Emerald Publishing Limited, a private limited company incorporated under the laws of England and Wales (“UK Opco”), each as of December 31, 2023 and December 31, 2024 and the related consolidated UK Holdings 1 and unconsolidated UK Holdings 2 and UK Opco statements of operations, shareholders’ equity and, solely in the case of UK Holdings 1, cash flows, for the years ending December 31, 2023 and December 31, 2024 (collectively, the “Annual UK Financial Statements”); (iii) the unaudited balance sheet of the Company as of March 31, 2026 (the “Balance Sheet Date”), and the related unaudited consolidated profit and loss statement for the three (3)-month period ended on such date (the “Unaudited US Financial Statements” and, together with the Annual US Financial Statements, the “US Financial Statements”); and (iv) the unaudited consolidated balance sheet of UK Holdings 1, as of the Balance Sheet Date, and the related unaudited consolidated UK Holdings 1 statements of operations and shareholders’ equity for the three (3)-month period ended on such date (the “Unaudited UK Financial Statements” and, together with the Annual UK Financial Statements, the “UK Financial Statements”). (b) The US Financial Statements (i) have been prepared in accordance with GAAP as in effect from time to time, consistently applied throughout the periods covered thereby, and (ii) fairly present in all material respects the financial condition of the Company as of its respective date and the results of operations and member’s equity, or cash flows, as the case may

33 be, of the Company for the period covered thereby, subject to the absence of footnote disclosure and to end-of-period adjustments. (c) The UK Financial Statements (i) show a true and fair view of the assets and liabilities, state of affairs, profit or loss and financial position and results of operation of each of UK Holdings 1, UK Holdings 2 and UK Opco at the respective dates set forth therein and for the respective periods covered thereby, except as otherwise noted therein, (ii) have been properly prepared in accordance with GAAP, comprising FRS 102 using appropriate accounting policies and estimation techniques as required by section 10 of FRS 102, applied on a consistent basis throughout the periods covered by such audited UK Financial Statements, (iii) comply with the requirements of the Companies Act 2006 and all applicable Laws, applied on a consistent basis throughout the periods covered by such audited UK Financial Statements, and (iv) (save as they disclose) are not affected by any extraordinary, exceptional or non-recurring items. (d) Taking into account the absence of footnotes and any year-end adjustments (including to reflect deferred Tax accounting), the Unaudited UK Financial Statements (i) have been prepared, assembled and maintained in the Ordinary Course, and fairly present, in all material respects, the financial position and results of operations of UK Holdings 1, UK Holdings 2 and UK Opco at the respective dates set forth therein and for the respective periods covered thereby, (ii) do not materially misstate the assets and liabilities of UK Holdings 1, UK Holdings 2 and UK Opco, in each case except as otherwise noted therein, (iii) have been properly prepared in accordance with GAAP, (iv) comply with the requirements of the Companies Act 2006 and all applicable Laws, (v) (save as they disclose) are not affected by any extraordinary, exceptional or non-recurring items, and (vi) (save as they disclose) have been prepared using the same accounting policies and estimation techniques as those adopted and applied in preparing the audited UK Financial Statements. (e) The Company does not engage in any activities or operations other than (i) those incidental to the holding of the equity interests in UK Holdings 1 and (ii) the making of intercompany loans with its Subsidiaries. The only assets of the Company are cash (or cash equivalents) and such intercompany loans, and the equity interests it holds in UK Holdings 1, and the only assets of UK Holdings 1 are cash (or cash equivalents) and such intercompany loans, and the equity interests it holds in UK Holdings 2. The Company does not have any Liabilities other than those incidental to its formation, such intercompany loans and the ownership of the equity interests in UK Holdings 1, and UK Holdings 1 does not have any Liabilities other than those incidental to its formation, such intercompany loans and the ownership of the equity interests in UK Holdings 2. All intercompany loans between or among the Company and its Subsidiaries have been made on arm’s-length terms or are otherwise properly documented, are not in default or dispute, and do not give rise to any Liability or Tax (other than Tax that has been duly paid or provided for in the Financial Statements). (f) All accounts receivable of the Company and its Subsidiaries are properly included in the Financial Statements in accordance with GAAP and (i) represent actual amounts incurred by the applicable account debtor, (ii) represent a sale made in the Ordinary Course and which arose pursuant to a Contract for a bona fide sale of goods or for services performed, and the Company and its Subsidiaries have performed all of the obligations to produce and deliver the goods or perform the services to which such accounts receivable relates, (iii) except as reserved

34 against in the Financial Statements, are fully collectible in the Ordinary Course in accordance with their respective terms in all material respects, (iv) are not subject to counterclaim or setoff and (v) are not in dispute. 4.7. No Undisclosed Liabilities. There is no Liability of the Company or its Subsidiaries other than (a) Liabilities expressly reflected, accrued and adequately reserved against in the Financial Statements, (b) Liabilities arising since the Balance Sheet Date in the Ordinary Course that are not required to be set forth in the Company Disclosure Schedule, none of which (i) is a Liability for or arising from breach of contract, tort, violation of law, infringement or misappropriation or (ii) individually or in the aggregate will be or may reasonably be expected to be material, (c) as set forth in Section 4.7 of the Company Disclosure Schedule, (d) Liabilities that arise under an executory portion of a Contract made available to Buyer (excluding Liabilities for breach, non-performance or default), (e) Liabilities incurred in connection with the Contemplated Transactions, or (f) Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. 4.8. Absence of Certain Changes. Except as otherwise contemplated in this Agreement, since the Balance Sheet Date through the date hereof, (i) (x) each of the Company and its Subsidiaries has conducted its business in the Ordinary Course and (y) there has not been a Company Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has: (a) amended or otherwise modified their respective Organizational Documents, or formed a Subsidiary; (b) issued, sold, pledged, transferred or disposed of, permitted to become outstanding, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any Shares (or any Equity Securities of any Subsidiary), or split, combined, reclassified, repurchased or redeemed any Shares (or any Equity Securities of any Subsidiary) other than in accordance with Plans, if applicable; (c) adopted a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization, or otherwise altered the Company’s or a Subsidiary’s corporate structure; (d) acquired by merger or consolidation with, or by purchasing a substantial equity interest in or substantial portion of the assets, including Intellectual Property, of, any Person, corporation, limited liability company, partnership joint venture, association or other business organization or division thereof; (e) divested, sold, disposed of, leased, licensed, granted rights in, waived, abandoned, permitted to lapse, or pledged to transfer, any material asset of the Company or its Subsidiaries (including capital stock or other equity interests of the Company’s Subsidiaries), other than in the Ordinary Course; (f) incurred, assumed or guaranteed any Indebtedness for borrowed money other than in the Ordinary Course, except for (i) any Indebtedness among the Company and its Subsidiaries, and (ii) any Indebtedness incurred to replace, renew, extend, refinance or refund any

35 existing Indebtedness of the Company or its Subsidiaries (including Indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued interest); (g) except in accordance with the capital budget of the Company and its Subsidiaries, committed or authorized any commitment to make any capital expenditures in excess of £250,000 individually and £500,000 in the aggregate, or failed to make material capital expenditures in accordance with such budget; (h) amended, waived, modified or consented to the termination of any Material Contract or other Company IP Agreement or the Company’s or the applicable Subsidiary’s rights thereunder, or entered into any Contract, in each case, other than in the Ordinary Course; (i) entered into any lease of real or personal property or any renewals thereof involving a term of more than one (1) year and rental obligation exceeding £125,000 per year in any single case; (j) except as set forth in Section 4.8(j) of the Company Disclosure Schedule, or for the lapse or expiration of any Company Intellectual Property at the end of its applicable statutory term (where such statutory term cannot be continued, renewed, or otherwise extended), abandoned, failed to maintain, or allowed to lapse any Owned Intellectual Property, otherwise taken any action that would result in any loss, lapse, abandonment, invalidity, unenforceability, or other failure to maintain any Owned Intellectual Property, or sold, transferred, licensed, or otherwise disposed of any Company Intellectual Property (other than with respect to non-exclusive licenses granted by the Company or its Subsidiaries to Company Intellectual Property in the Ordinary Course and under terms and conditions that do not differ in a manner materially adverse to the Company or its Subsidiaries from those standard terms and conditions made available to Buyer); (k) entered into any Contract with any Related Party; (l) waived, released or amended or knowingly failed to enforce the restrictive covenant obligations, if applicable, of any (i) officer or director of the Company or its Subsidiaries, or (ii) current or former employee, independent contractor or service provider of the Company or its Subsidiaries with an annual salary, base compensation or eligibility for fees in excess of £148,000; (m) entered into a collective bargaining agreement or other similar agreement with a union, works council, information and consultation body, or other similar labor organization; (n) except as required by applicable Law or the terms of any Plan or annual base compensation increases in the Ordinary Course, (i) granted a change in compensation to any employee, individual independent contractor or individual service provider with an annual salary, base compensation or eligibility for fees in excess of £148,000, or (ii) established, adopted, terminated, cancelled or modified any Plan; (o) made a binding offer, hired or terminated any officer or other employee, individual independent contractor or individual service provider with annual salary, base compensation or eligibility for fees in excess of £148,000;

36 (p) (i) made, changed, revoked or amended any material Tax election, (ii) settled or compromised any material claim, investigation, audit or controversy or other proceeding related to Taxes or surrendered any right to claim a material refund of Taxes, (iii) amended any Tax Return, (iv) consented to any extension or waiver of any statute of limitations with respect to Taxes (other than any valid extensions obtained in the Ordinary Course), (v) entered into any closing agreement with respect to material Taxes (within the meaning of Section 7121 of the Code and any similar provision of state, local or non-U.S. Law), (vi) entered into any Tax sharing, Tax indemnity, Tax allocation or similar agreement, (vii) adopted or changed any annual Tax accounting period or changed any method of Tax accounting, (viii) failed to pay any material Taxes when due, or (ix) made an election to change the U.S. federal entity classification of any Subsidiary, in each case, with respect to clauses (i) through (vii), other than in the Ordinary Course; (q) made any change in any method of accounting or accounting practice or policy, except as required by GAAP or applicable Law; (r) settled or compromised any Litigation against the Company or any of its Subsidiaries, other than settlements or compromises that involve only the payment of monetary damages in an amount less than £250,000 in the aggregate and that do not impose any restrictions on the business or operations of the Company or any of its Subsidiaries; or (s) authorized, agreed, resolved or committed to any of the foregoing. 4.9. Real Property. (a) Neither the Company nor any of its Subsidiaries own the freehold (or equivalent in any jurisdiction) to any real property (or any buildings or structures situated thereon). (b) Section 4.9(b) of the Company Disclosure Schedule sets out all real property leases, subleases, real property licenses and other occupancy arrangements used by the Company or its Subsidiaries (including all amendments and variations thereto) as lessee, sublessee, occupant or licensee (the “Real Property Leases”, and the properties leased thereunder the “Leased Real Property”) and the addresses of such property. Except for the Leased Real Property, neither the Company nor any of its Subsidiaries leases, subleases, licenses, occupies or otherwise has any right to use or possess any real property. The leasehold interests relating to the Real Property Leases are free and clear of all Liens, other than Permitted Liens. Neither the Company nor any of its Subsidiaries has received any written notice from the relevant landlord (or sublandlord, licensor or owner, as applicable) of a breach by the Company (or relevant Subsidiary) of the terms of any Real Property Lease and, to the Knowledge of the Company, (i) there are currently no subsisting breaches by the applicable landlord (or sublandlord, licensor or owner, as applicable) under any Real Property Lease and (ii) the use of the Leased Real Property does not violate any Laws. Each of the Real Property Leases is valid and in full force and effect. Neither the Company nor any of its Subsidiaries has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and to the Knowledge of the Company, there are no such proceedings threatened in writing against any portion of the Leased Real Property. The Real Property Leases are in compliance with all Laws applicable to the use, operation and ownership of the Leased Real Property. The Company or its applicable Subsidiary is in actual occupation of each Leased Real Property and has not sublet, assigned, charged or otherwise disposed of its interest (or

37 any part thereof) thereunder. There are no pending dilapidations claims, terminal schedules of dilapidations (or equivalent) claims in respect of any property formerly leased by the Company or its Subsidiaries and vacated within the past three (3) years. (c) To the Knowledge of the Company, no third party has a right to acquire any interest of the Company or its Subsidiaries in the Leased Real Property and no third party has any right to the use or occupation of the Leased Real Property. All improvements serving the Leased Real Property are structurally sound, in good operating condition and repair, are free from latent and patent defects, and are adequate for the uses to which they are being put. None of the improvements is in need of maintenance, repair, or replacement other than ordinary, routine maintenance that is not material in nature or cost. Each item of tangible personal property located at the Leased Real Property is in good operating condition and repair in all material respects, is suitable for immediate use in the Ordinary Course and is free from latent and patent defects. 4.10. Intellectual Property, Data Privacy, and Cybersecurity. (a) Section 4.10(a) of the Company Disclosure Schedule sets forth a true, complete, and accurate, as of the date hereof: (i) list of all Owned Intellectual Property (other than copyrights for or relating to Company Publications) that is registered with, that is issued by, or that is a pending application before, any Governmental Authority (“Registered Intellectual Property”), (ii) description of all material unregistered Intellectual Property that is included in the Company Intellectual Property (including copyrights, trade secrets, common law marks, software, Internet domain names, and social media accounts); and (iii) list of all Licensed Intellectual Property that is made exclusively available to the Company or its Subsidiaries (other than Company Publications). Such list includes, at a minimum, and to the extent applicable, the owner of the Owned Intellectual Property (whether the Company or its Subsidiaries), the jurisdiction in which any Registered Intellectual Property has been registered or filed, and the registration or application numbers and dates thereof applicable to the Registered Intellectual Property, and the Contracts under which the Licensed Intellectual Property (other than Company Publications) is made exclusively available to the Company or its Subsidiaries. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole and except as otherwise identified on Section 4.10(a)(iv) of the Company Disclosure Schedule, all Owned Intellectual Property, and to the Knowledge of the Company all Licensed Intellectual Property, is valid, subsisting, enforceable, and in good standing, and the Company is not aware of any reason why any Registered Intellectual Property consisting of pending applications would not be registered with the Governmental Authorities with which it is pending. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, all registration, maintenance, and renewal fees due for all Registered Intellectual Property have been made, including with the applicable Governmental Authority in all relevant jurisdictions, all requisite actions have been taken, and all requisite disclosures and other filings have been made, under the Laws of the relevant Governmental Authority and in all applicable jurisdictions, as the case may be, for the purposes of prosecuting, obtaining, perfecting, and maintaining the Registered Intellectual Property. Except as otherwise identified on Section 4.10(a)(v) of the Company Disclosure Schedule, the Company or its Subsidiaries are properly recorded (where applicable) as the registered owner of the Registered Intellectual Property.

38 (b) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries (i) exclusively own all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens); and (ii) are licensed or otherwise have valid and enforceable rights to use all Licensed Intellectual Property, including Digital Platforms. All Company Intellectual Property will be available to the Company and its Subsidiaries on and after the Closing, on the same terms and subject to the same conditions as exploited by the Company or its Subsidiaries (as applicable) immediately prior to the Closing. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company Intellectual Property is all the Intellectual Property used in the Company’s and its Subsidiaries’ business and necessary for the Company and its Subsidiaries to conduct their business as presently conducted. (c) Notwithstanding any other provision in this Agreement, including in Sections 3.4 and 4.4 hereof, the consummation of the Contemplated Transactions will not, pursuant to any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound, or otherwise to the Knowledge of the Company: (i) alter, impair or extinguish any Company Intellectual Property; (ii) result in Buyer being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses; (iii) result in the Company or any of its Subsidiaries being limited or prevented from using any Intellectual Property used in or necessary for the conduct of the Company’s and its Subsidiaries’ business as presently conducted; or (iv) result in Buyer granting any rights or covenants not to sue with respect to any of Buyer’s Intellectual Property. (d) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries have taken commercially reasonable precautions in accordance with generally accepted industry practice and applicable Law to protect the Owned Intellectual Property (and to the extent required by a Contract to which the Company or any of its Subsidiaries is a party, the Licensed Intellectual Property licensed under such Contract), and to protect and maintain the confidentiality of all of their trade secrets and other confidential, proprietary, and non-public information, including the source code for all Software included in the Owned Intellectual Property. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, in all cases, such precautions have previously required and presently require all Company Contributors and other Persons with access to any material Owned Intellectual Property, to sign written confidentiality agreements with provisions prohibiting the disclosure, and protecting the secrecy and confidentiality, thereof. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, there have not been any unauthorized disclosures by the Company or any of its Subsidiaries (or any Person acting on their behalf), and to the Knowledge of the Company, there have been no material unauthorized uses of or access to, in each case, since June 9, 2022, any confidential Owned Intellectual Property, including to the source code for all Software included in the Owned Intellectual Property. All source code in the Software used in the Owned Intellectual Property as of the date hereof has been documented in all material respects in a professional manner that is sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support such Software in accordance with the Company’s or its Subsidiaries’ obligations to their customers. No source code owned by the Company or its Subsidiaries for the Software that is currently used by the Company or its Subsidiaries and (i) included in the Owned Intellectual

39 Property or (ii) used in connection with the Digital Platforms, is subject to any escrow or other agreement pursuant to which any third party might gain access thereto and neither the execution of this Agreement nor the consummation of the Contemplated Transactions will result in the release from escrow or other delivery to any Person of any such source code. (e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedule and except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole: (i) neither the Company’s nor its Subsidiaries’ use of the Company Intellectual Property nor the operation of the business of the Company or its Subsidiaries has since June 9, 2022 interfered with, infringed upon, diluted, misappropriated, or otherwise violated or does interfere with, infringe upon, dilute, misappropriate, or otherwise violate any Intellectual Property of any Person; (ii) neither the Company nor any of its Subsidiaries has in the past six (6) years made any communication, charge, complaint, claim, demand, or notice to any Person, or has named any Person in any communication, charge, complaint, claim, demand, or notice, alleging interference, dilution, infringement, or misappropriation, or other violation of any Company Intellectual Property (including any invitation to license or request or demand to refrain from using any Company Intellectual Property); (iii) to the Knowledge of the Company, no Person has, since June 9, 2022, interfered with, infringed upon, diluted, misappropriated, or violated, or does interfere with, infringe upon, misappropriate, or violate, any Company Intellectual Property, and (iv) there is no opposition, proceeding, cancellation, or other Litigation, pending or, to the Knowledge of the Company threatened, by or against the Company or any of its Subsidiaries, in each case concerning the Company Intellectual Property or the ownership, validity, or enforceability of any Owned Intellectual Property. (f) The Company has made available to Buyer true and complete copies of all templates of its material Company IP Agreements, including those regarding or relating to Company Publications and granting non-exclusive licenses to Company Intellectual Property in the Ordinary Course. Except as required under the Company IP Agreements, neither the Company nor its Subsidiaries owes any royalties, fees, or other payments in any material amounts for the use of any Company Intellectual Property, and the consummation of the Contemplated Transactions will not result in any additional royalties, fees, or other payments becoming due or owing. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) all royalties, fees, or other payments due to any Third Party Contributor or licensor of any Digital Platforms, have been properly calculated and paid and, (ii) to the Knowledge of the Company, no Third Party Contributor or other licensor has, since June 9, 2022, made or threatened in writing to make any charges, complaints, claims, demands, notices, or file any other Litigation regarding any such royalties, fees, or other payments, in each case, which has not been resolved as of the date hereof. Except as set forth in Section 4.10(f) of the Company Disclosure Schedule, and except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, for each Company Publication there exists a valid and enforceable Company IP Agreement granting the Company or its Subsidiaries (as applicable) all rights necessary to conduct the business of the Company and its Subsidiaries in the Ordinary Course, including, as applicable, to publish, display, distribute, perform, reproduce, distribute, transmit, create derivative works of, and otherwise exploit the copyrights in each Company Publication. Neither the Company nor its Subsidiaries is bound by, and no Owned Intellectual Property or Company Publications are subject to, any obligation, covenant (including any exclusive licenses), or other Contract provisions that materially impair or restrict the ability of the Company or its Subsidiaries, or will limit (now or in

40 the future upon the occurrence or nonoccurrence of any act, error, or omission, including any Litigation) the ability of Company or its Subsidiaries, to use, exploit, assert, or enforce its rights in any Company Intellectual Property as is necessary for the Company and its Subsidiaries to conduct their business in the Ordinary Course. (g) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company has secured from all Company Contributors executed, written, and enforceable agreements that assign to the Company or its Subsidiaries, unencumbered and unrestricted exclusive ownership of all of such Company Contributor’s rights, title, and interest in and to all Owned Intellectual Property (except where such Intellectual Property is owned by the Company or one of its Subsidiaries as a matter of Law). To the Knowledge of the Company, no Company Contributor has retained any rights, licenses, claims, or interests whatsoever with respect to any material Intellectual Property developed by the Company Contributor for the Company or its Subsidiaries. To the Knowledge of the Company, no Company Contributor is subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company’s or its Subsidiaries’ rights in any material Company Intellectual Property. To the Knowledge of the Company, no Company Contributor is in breach of any confidentiality obligations or has grounds to assert any claim against the Company or any of its Subsidiaries relating to Company Intellectual Property. (h) Except as set forth on Section 4.10(h) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries is a member or promoter of, or contributor to, any industry standards body or similar organization that could require them to grant or offer to any other Person, any license or right to any Company Intellectual Property. (i) The Company’s and its Subsidiaries’ use of all Generative AI Tools (whether directly or through a third Person) is in material compliance with all license terms, consents, agreements, and Laws applicable to such Generative AI Tools. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries do not use, and have not used, Generative AI Tools: (i) in any way that permits the training or improvement of Generative AI Tools using any sensitive Personal Information, trade secrets, or material confidential or proprietary information of the Company, its Subsidiaries, the Company Contributors, or any Third Party Contributors; or (ii) to develop any Company Intellectual Property that the Company or its Subsidiaries intended or intend to maintain as proprietary in any manner, unless the terms and conditions governing such Generative AI Tools assign to the Company or its Subsidiaries ownership, or otherwise designate the Company or its Subsidiaries as the owner, of any output created through the use of such Generative AI Tools. (j) Neither the Company nor its Subsidiaries licenses, sublicenses, or otherwise makes available to any Person, any Intellectual Property or other content or data for the purpose of training, developing, fine-tuning, validating, testing, or otherwise improving any Generative AI Tools, other than Company Publications under the Contracts set forth in Section 4.10(j) of the Company Disclosure Schedule (each such Contract, an “AI Training Contract”). Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses or other rights

41 (including from all applicable Third Party Contributors) to, the Company Publications as necessary to permit the training, developing, fine-tuning, validating, testing, or other improvement of Generative AI Tools under all AI Training Contracts. Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, all AI Training Contracts have been and are conducted by the Company and its Subsidiaries, and to the Knowledge of the Company, each other party thereto, in compliance in all material respects with all applicable Laws, including those governing or relating to artificial intelligence, automated decision-making, or machine learning. (k) The Software included in the Owned Intellectual Property and, to the Knowledge of the Company, each Digital Platform, complies in all material respects with all applicable warranty or other contractual commitments of the Company, its Subsidiaries, and the licensors of such Digital Platforms, relating to the use, functionality, or performance thereof. None of the Company or any of its Subsidiaries owns any Software that, as of the date hereof, is provided, delivered, licensed, sold, or otherwise made available by or on behalf of any of them to any of its or their customers. (l) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, neither the Company, its Subsidiaries, nor any party acting on their behalf, has used or is currently using any open source Software that contains, or is licensed under or is otherwise subject to terms and conditions governing the licensing or distribution of, “free software” or “copyleft” software, or “community source code”, or any other similar licensing or distribution model or contract, in any manner that would: (i) require the disclosure or distribution of any Owned Intellectual Property, including in source code form; (ii) require the licensing of any Company Publications or Owned Intellectual Property for the purpose of making derivative works (other than as set forth in the AI Training Contracts); (iii) impose any restriction on the consideration to be charged for the distribution of any Owned Intellectual Property or Company Publications; (iv) create, or purport to create, obligations for the Company or its Subsidiaries with respect to Owned Intellectual Property, Company Publications, or Digital Platforms or grant, or purport to grant, to any third party, any rights or immunities under Owned Intellectual Property or Intellectual Property included in the Company Publications or Digital Platforms; or (v) impose any other material limitation, restriction, or condition on the right of the Company or its Subsidiaries with respect to Owned Intellectual Property, Company Publications, or the Digital Platforms. With respect to any such open source Software or other similar material that is or has been used in any way by the Company or its Subsidiaries, the Company and each of its Subsidiaries, and to the Knowledge of the Company any Persons acting on their behalf (in the course of acting on their behalf), are and have been in material compliance with all applicable licenses with respect thereto. (m) The Company and its Subsidiaries have commercially reasonable safeguards designed to protect the confidentiality, security, integrity, and availability of any systems, software, databases, networks websites, servers, computers, hardware, data communications lines, routers, hubs, and switches owned, held for use, licensed, or leased by the Company and its Subsidiaries and used in connection with the conduct of their business (including Software in the Owned Intellectual Property) (“Company IT Assets”), including from and against unauthorized or improper access. All Company IT Assets and the Digital Platforms are owned by Company or its Subsidiaries or are used pursuant to a valid license or other enforceable right and are not unauthorized copies. The Company IT Assets will be available to the Company and its

42 Subsidiaries (as applicable) as of the Closing on the same terms and subject to the same conditions as exploited by Company or its Subsidiaries (as applicable) immediately prior to the Closing. There has been no material unauthorized or improper access to the Company IT Assets, or to the Knowledge of the Company, to the Digital Platforms, within the past three (3) years. (n) The Company IT Assets, and to the Knowledge of the Company, the Digital Platforms: (i) materially perform as required in accordance with the operation of the business of the Company and its Subsidiaries, (ii) are free from material bugs, errors, or other defects, (iii) have not materially malfunctioned, crashed, failed, or experienced denial of service attacks or continued substandard performance or other adverse events, such as sustained outages or prolonged unavailability, within the past three (3) years, (iv) are in satisfactory working order to meet current and reasonably anticipated capacity, and (v) have commercially reasonable security, backups, disaster recovery arrangements and hardware and software support and maintenance. To the Knowledge of the Company and its Subsidiaries, the Company IT Assets and the Digital Platforms (A) are configured and maintained to minimize errors, breakdowns, failures of security, security breaches, and the effects of Malicious Code and (B) do not contain any Malicious Code. (o) The Company and its Subsidiaries comply, and have in the past three (3) years complied, in all material respects, with (i) their external and internal privacy and data security policies, (ii) applicable Privacy Laws, and (iii) their contractual obligations concerning information security and data privacy (including the Processing of Personal Information), and (iv) applicable industry standards, certifications, and codes of conduct to which the Company or its Subsidiaries have formally committed or certified compliance relating to the Processing of Personal Information (collectively, the “Data Privacy/Security Requirements”). The Company and its Subsidiaries have commercially reasonable measures in place to protect all Personal Information under their control or in their possession from unauthorized Processing. (p) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, during the past three (3) years, the Company and its Subsidiaries have not received any subpoenas, written demands, written complaints, letters, or other written notices from any Governmental Authority or other Person investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Privacy/Security Requirement. To the Knowledge of the Company, the Company and its Subsidiaries are not under investigation by any Governmental Authority or other Person for any actual or potential violation of any Data Privacy/Security Requirement. (q) The Company and its Subsidiaries have not experienced any material failures, crashes, security incidents, data breaches, or unauthorized Processing, or other material adverse events or material incidents related to Personal Information (each, a “Security Incident”), including any Security Incident that has required or would require notification of individuals, law enforcement, or any Governmental Authority under any applicable Data Privacy/Security Requirement. There are no pending complaints, actions, fines, or other penalties facing the Company or its Subsidiaries in connection with any Security Incident. (r) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries have entered into data processing agreements with all third parties Processing Personal Information on their behalf that

43 comply with applicable Privacy Laws, including Article 28 of the UK General Data Protection Regulation. The Company and its Subsidiaries are in material compliance with all data processing obligations owed to customers or clients pursuant to which the Company or its Subsidiaries Process Personal Information as a processor or service provider. To the Knowledge of the Company, no such third party is in violation of any such data processing agreement. 4.11. Material Contracts. (a) Material Contracts. Section 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Contracts to which the Company or any of its Subsidiaries is a party or by which they are bound (each of the Contracts listed, and each of the Contracts required to be listed, the “Material Contracts”): (i) Contracts evidencing Indebtedness for borrowed money in excess of £250,000, including all credit agreements, loan agreements, debentures, security agreements, guarantees, mortgages, charges and other finance documents to which the Company or any of its Subsidiaries is a party relating to the Existing Facilities (other than Contracts exclusively between or among the Company and its wholly-owned Subsidiaries); (ii) all Company IP Agreements involving payments to or from the Company or any of its Subsidiaries in excess of £250,000 per annum that: (A) grant or transfer to the Company or its Subsidiaries any right to use, practice, commercialize, or otherwise exploit any Company Intellectual Property; or (B) grant or transfer from Company or its Subsidiaries any right for another Person to use, practice, commercialize, or otherwise exploit any Company Intellectual Property, other than agreements with customers concerning Company Publications; (iii) leases of personal property under which the Company or any of its Subsidiaries is the lessee and is obligated to make payments in excess of £250,000 per annum; (iv) Contracts relating to the acquisition of any material business, product line or a material amount of equity or assets of any other Person (whether by merger, sale of equity, sale of assets or otherwise) (A) entered into at any time during the last three (3) years and (B) pursuant to which the Company or any of its Subsidiaries has remaining obligations that are, or are reasonably likely to be, material to any party thereto (other than customary confidentiality and non-disclosure obligations or customary covenants to provide reasonable access to books and records); (v) Contracts containing any non-hire, non-solicitation or non- competition restrictions or that otherwise limit or purport to limit the freedom of the Company or any of its Subsidiaries to (A) sell any product or provide any service, (B) engage in any line of business, (C) acquire any entity or compete with any Person or in any market or geographical area, (D) operate in any geographical area or (E) solicit, hire or retain any Person other than confidentiality agreements entered into in the Ordinary Course (whether the Company or the applicable Subsidiary is subject to or the beneficiary of such obligation); (vi) Contracts that (A) require the Company or any of its Subsidiaries to conduct any business on a “most favored nations” basis with any third party or granting a third party equivalent preferential pricing terms that limit the operations or conduct of the Company or

44 the applicable Subsidiary, (B) require the Company or any of its Subsidiaries to purchase a minimum quantity of goods or services in favor of any third party, (C) provide for “exclusivity” or any similar requirement in favor of any third party (other than any Contracts with agents that can be terminated on no less than ninety (90) days’ prior notice) or (D) grant any rights of refusal, rights of first negotiation or similar rights to any third party; (vii) all collective bargaining agreements or any other agreements with a union, works council, information and consultation body or other similar labor organization; (viii) any Top Customers Contract; (ix) all Real Property Leases; (x) all Contracts with any Governmental Authority; provided, that, Contracts with Governmental Authorities that are non-exclusive licenses granted by the Company or its Subsidiaries to Company Publications are not Material Contracts and need not be scheduled under Section 4.11 of the Company Disclosure Schedules; (xi) any Affiliate Contract; (xii) all partnership, joint venture, strategic alliance or similar agreements to which the Company or any of its Subsidiaries is a party; (xiii) Contracts for the employment of any employee of the Company or any Subsidiary, and contracts between the Company or any Subsidiary and any individual independent contractor (whether contracting in their own name or as or through a personal services company) which provide for annual base compensation or fees in excess of £148,000, and all Contracts which provide for the payment of any severance, transaction bonus, retention bonus, change in control bonus or other similar amounts or payments; (xiv) all investment agreements, shareholders’ agreements, governance agreements or similar arrangements to which the Company or any of its Subsidiaries is a party granting any Person board appointment rights, veto rights, information rights or other governance rights over the Company or any of its Subsidiaries; (xv) Contracts not disclosed in response to any of the foregoing subsections of this Section 4.11(a) containing any material indemnification provided to or by the Company or any of its Subsidiaries, other than customer Contracts or Contracts entered into in the Ordinary Course; (xvi) any Contract entered into in connection with the settlement or other resolution of any actual or threatened Litigation under which the Company or any of its Subsidiaries has any outstanding or unsatisfied Liabilities or benefits in excess of £100,000 or material non-monetary obligations (excluding releases, non-disparagement, confidentiality, or other customary administrative provisions);

45 (xvii) any Contract (A) which may be terminated or (B) providing for the payment of any cash or other benefits, in either case, upon the sale or change of control of the Company or any of its Subsidiaries or a substantial portion of any of their respective assets; and (xviii) all Contracts not of a type listed above or disclosed in response to any of the foregoing subsections of this Section 4.11(a), excluding purchase orders, involving reasonably likely payments to or from the Company or any of its Subsidiaries in excess of £250,000 per annum after the Closing and that does not expire or is not terminable without penalty (other than de minimis penalties) upon prior notice of thirty (30) days or less to the counterparty. (b) Status of Material Contracts. A true and complete copy of each Material Contract (together with all amendments, modifications or supplements thereto) has been made available to Buyer. All Material Contracts and, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, all other Company IP Agreements (assuming due power and authority of, and due execution and delivery by, the party or parties thereto other than the Company or its Subsidiaries) are valid, binding and in full force and effect and enforceable by the Company or its Subsidiaries in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. With respect to each Material Contract and all other Company IP Agreements, (i) neither the Company nor any of its Subsidiaries are in default under or in breach of, or in receipt of any written claim of default under or breach of, any such Contract, (ii) to the Knowledge of the Company, no other party to any such Contract is in default under or in breach of any such Contract, and (iii) no event has occurred which, with or without the lapse of time or the giving of notice or both, would result in a default under or breach of any such Contract by any party thereto, and (iv) neither the Company nor any of its Subsidiaries has received written notice from any counterparty to any such Contract of such counterparty’s intention to terminate, not renew, or materially amend any such Contract, except, in the case of the preceding clauses (i), (ii), (iii) and (iv), for such defaults or breaches or terminations, non-renewals or amendments which would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole. No party to any Material Contract or, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, other Company IP Agreement has exercised any termination rights with respect to, and since June 9, 2022, no party has given written notice of any material dispute that is ongoing with respect to, any Material Contract or, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, other Company IP Agreement. 4.12. Compliance with Laws. (a) The Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all Laws that are applicable to them, their respective assets or properties or the conduct or operation of their respective businesses, except where the failure to be in compliance would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole. In the past three (3) years, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority asserting a failure to comply with any applicable Laws, (ii) no claims or changes are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any material violation of any applicable Laws and (iii) to the

46 Knowledge of the Company, no investigations are ongoing by any Governmental Authority in respect of the Company or any of its Subsidiaries with respect to any material violation of any applicable Laws. (b) The Company and its Subsidiaries hold and are (and for the past three (3) years have been) operating in compliance in all material respects with all certifications, licenses, permits, authorizations and approvals of Governmental Authorities (“Permits”) which are required under applicable Law for the operation of the business of the Company and its Subsidiaries as currently (and, with respect to the past three (3) years, as then) conducted and operated, except for such Permits whose absence would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole. Section 4.12(b) of the Company Disclosure Schedule contains a complete and accurate list of all Permits held by the Company and its Subsidiaries. All Permits are, and in the past three (3) years have been, in full force and effect, and no suspension, revocation, cancellation or modification of any of them is, to the Knowledge of the Company, threatened, except for any such suspension, revocation, cancellation or modification that would not, individually or in the aggregate, have a Company Material Adverse Effect. (c) In the past five (5) years, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, employees or agents (in their capacity as such), has (i) made any unlawful payment to any foreign or domestic government official, employee, political party, party official, or candidate for political office, in each case, for the purpose of (A) influencing any act or decision of any such Person in such Person’s official capacity, (B) inducing any such Person to do or omit to do any act in violation of such Person’s lawful duty, or (C) obtaining or retaining business or securing any improper advantage, (ii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption Law, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other payment in violation of any applicable anti-bribery or anti-corruption Law. (d) The Company and its Subsidiaries, and to the Knowledge of the Company, their respective directors, officers, employees and agents (in their capacity as such), are, and have been for the past five (5) years, in material compliance with U.S., UK and other applicable economic sanctions laws and regulations, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, His Majesty’s Treasury, and any similar authority administering economic sanctions in a jurisdiction where the Company or any of its Subsidiaries is located or conducts business (collectively, “Sanctions”) and applicable export control Laws. (e) None of the Company or its Subsidiaries, or any of their respective directors, officers, or, to the Knowledge of the Company, any employees or agents acting on behalf or on the express, implied or apparent authority of the Company or its Subsidiaries is, or has been in the past five (5) years, a Person that is: (i) identified on any Sanctions-related list of restricted or blocked Persons; (ii) organized, resident, or located in any country or territory that is itself the target of country or territory-wide Sanctions (including, currently, Cuba, Iran, North Korea, and the Crimea and the so-called People’s Republic of Luhansk and the People’s Republic of Donetsk regions of Ukraine); or (iii) 50% or greater owned or controlled by any Person or Persons described in clause (i) or (ii).

47 4.13. Litigation. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, and except as set forth on Section 4.13 of the Company Disclosure Schedule, there are no, and in the past three (3) years there have been no, claims, investigations by a Governmental Authority, litigations, complaints, actions, suits, audits, arbitrations, governmental charges or proceedings by or before any Governmental Authority (each, a “Litigation”) pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or any of their respective present or former directors, managers, officers or employees in their capacity as such. There is no material outstanding Order or settlement to which the Company, its Subsidiaries or any of their respective properties or assets is subject. 4.14. Labor Matters. (a) Neither the Company nor any of its Subsidiaries (i) is a party to any collective bargaining agreement or other agreement with any labor organization or union, works council, information and consultation body, or other similar labor organization (each, an “Employee Representative”), which is recognized for collective bargaining purposes in relation to any employees of the Company or any of its Subsidiaries, and, neither the Company nor any of its Subsidiaries is currently negotiating, or is obligated to negotiate pursuant to applicable Law or any existing written agreement or by any Governmental Authority, any such agreement with any Employee Representative, or (ii) is obligated by, or subject to, any material order of the National Labor Relations Board, the United Kingdom’s Central Arbitration Committee, or other material labor board or administration, or any unfair labor practice decision. (b) Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or is a party to any pending or, to the Knowledge of the Company, threatened material labor dispute, controversy or grievance or any material unfair labor practice, charge or proceeding with respect to claims of, or obligations of, any employee or group of employees, in each case, pursuant to the National Labor Relations Act or other similar Laws governing organized labor. Neither the Company nor any of its Subsidiaries has received any written notice that any labor representation request is currently pending or is threatened, nor to the Knowledge of the Company, is any organizing activity currently pending or threatened with respect to any employees of the Company or any of its Subsidiaries. There is no strike, labor dispute, slow down or work stoppage pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. (c) Within the past three (3) years, each of the Company and its Subsidiaries has been in compliance in all material respects with all applicable Laws respecting labor and labor relations, employment and employment practices, terms and conditions of employment and wages and hours, including equal employment opportunity, wages, hours, overtime regulation, record- keeping, employee safety and health, immigration control, right to work documentation, drug testing, termination pay, vacation pay, statutory sick pay, statutory maternity and paternity pay, fringe benefits, collective bargaining, worker classification and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and neither the Company nor any of its Subsidiaries is liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing. Within the past three (3) years, the Company and its Subsidiaries have not incurred any material Liabilities under the Worker Adjustment Retraining

48 Notification Act (the “WARN Act”) or any similar state or local Law with respect to any “plant closing” or “mass layoff” (as such terms are defined in the WARN Act) affecting employees of the Company and its Subsidiaries. (d) The Company has made available to Buyer the following: a true, complete and accurate list (on an anonymized basis) as of May 1, 2026 of each employee or officer, of the Company and its Subsidiaries, his or her date(s) of hire (and with respect to employees located in the United Kingdom, the date of hire is the date continuous employment began), location, employing or engaging entity, position, notice period and title (if any), employment status, current rate of compensation, eligibility for bonus, commission or other incentive compensation, and in the case of an employee or officer, whether such employee is fee based or salaried, whether such employee is exempt or non-exempt (if applicable), whether the individual is employed pursuant to a fixed term Contract (and, if so, the date the fixed term is due to expire). The Company has made available to Buyer a true, complete and accurate list (on an anonymized basis) as of May 1, 2026 of each employee that is absent from active employment (other than due to ordinary course vacation, holidays, sick days, or other short-term paid time off), the reason for such inactive status and the anticipated date of return to active employment. Except as disclosed on Section 4.14(d) of the Company Disclosure Schedule or reflected in the Financial Statements, the Company and its Subsidiaries have no unsatisfied Liability to any previously terminated employee, officer, individual independent contractor or individual service provider. (e) All individuals employed by the Company or any of its Subsidiaries in the United States are employees at will or otherwise employed such that the Company or the applicable Subsidiary may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against the Company or the applicable Subsidiary or otherwise giving rise to any material Liability of the Company or the applicable Subsidiary for wrongful discharge, breach of contract or tort or any other similar cause at law or in equity. A true and correct copy of any form of non-competition, non-solicitation or confidentiality agreement currently in force with any of the officers and employees of the Company and its Subsidiaries, and any material variances therefrom, has been made available to Buyer. To the Knowledge of the Company, no employee, officer, director or manager of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer, director or manager and any other Person that in any way materially adversely affects or will affect (i) the performance of his or her duties as an employee, officer, director or manager of the Company or its Subsidiaries, or (ii) the ability of the Company or its Subsidiaries to conduct their business. (f) Within the past three (3) years, neither the Company nor any of its Subsidiaries have received notice of any investigation or claim related to the misclassification of any independent contractor of the Company or any of its Subsidiaries under any applicable Laws or applicable Plans. Neither the execution of this Agreement nor the consummation of the Contemplated Transactions shall cause the Company or any of its Subsidiaries to be in material breach of any agreement with any employee, individual independent contractor or individual service provider or cause the Company or any of its Subsidiaries to be liable to pay any severance or other amount other than (i) amounts payable pursuant to written agreements made available to Buyer prior to the date hereof or as set forth on Section 4.14(f) of the Company Disclosure

49 Schedule, or (ii) amounts required by applicable Law, to any of its employees, individual independent contractors or individual service providers. (g) Within the past three (3) years, there have not been any (i) allegations, charges or complaints concerning employment discrimination, wage payment, overtime obligations or other issues pertaining to unlawful employment practices pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened, nor does the Company or any of its Subsidiaries know of any basis for any such allegation, charge or complaint or (ii) any formal allegations or complaints of sexual harassment made against any director, officer or employee of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by any such Person. (h) The Company and its Subsidiaries have completed document checks mandated by the UK Home Office in respect of employees and workers working in the United Kingdom and all such employees and workers have the right to work lawfully in the United Kingdom. The Company and its Subsidiaries have in their files a U.S. Citizenship and Immigration Services Form I-9 that was validly and properly completed and, if necessary, that has been properly updated, in accordance with applicable Law for each current or former employee of the Company or its Subsidiaries working in the United States with respect to whom such form is required to be maintained by the Company or its Subsidiaries under applicable Law. Neither the Company nor any of its Subsidiaries has knowingly hired or continued to employ unauthorized workers in violation of applicable Law. The Company and its Subsidiaries have not used the services of any individual through a staffing agency, Contract or subcontract knowing that the individual was an unauthorized worker in violation of applicable Law. 4.15. Employee Benefits. (a) Section 4.15(a) of the Company Disclosure Schedule lists all material Plans. For purposes of this Agreement, “Plan” means (i) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), or (ii) any bonus, commission, stock option, stock purchase, equity or equity-based compensation, pension, retirement, group insurance, profit sharing, savings, disability, incentive, deferred compensation, severance, employment, individual independent contractor or consultant, director’s appointment letter, retention, change in control, vacation, fringe benefit or other employee benefit plans, policies, programs, Contracts, schemes, funds, commitments or arrangements, entered into, maintained or contributed to or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of, or relating to, any current or former employees, independent contractors, individual service providers and directors of the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has or would reasonably be expected to have any Liability with respect to any such individual, other than any governmental or statutory plans, programs or arrangements that the Company is required to maintain or contribute to pursuant to applicable Laws, or any “multiemployer plan” as defined in Section 3(37) of ERISA. Section 4.15(a) of the Company Disclosure Schedule identifies each material Plan maintained outside the United States primarily for the benefit of current or former employees, directors, individual independent contractors or consultants providing services outside of the United States, identifying the applicable country (a “Non-U.S. Plan”). Notwithstanding anything to the contrary in this Section 4.15, Contracts for

50 employment or services with employees, individual independent contractors or consultants located in the United Kingdom need not be listed under Section 4.15 of the Company Disclosure Schedule if they (i) are in all material respects (save for job title and level of compensation) identical to the form of employment Contract for employees located in the United Kingdom that has been made available to Buyer, or (ii) provide for annual base compensation or fees of less than £148,000. (b) With respect to each Plan, the Company has made available to Buyer true and correct copies, as applicable, of the following documents: (i) all Plan documents and amendments (or, if not written, a written summary of its material terms), (ii) the latest favorable determination or opinion letter received from the Internal Revenue Service (“IRS”) regarding the qualification of each Plan covered by Section 401(a) of the Code, or from HM Revenue & Customs or other competent taxation authority, (iii) the most recently filed Form 5500 for each Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) and for each Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (iv) the most recent summary plan description or summary of material modification of Plan’s material terms, and (v) all non-routine correspondence with any Governmental Authority within the past three (3) years. (c) Each Plan (i) has been established, maintained, funded and administered in compliance in all material respects with all applicable Laws (including, without limitation, ERISA and the Code), Orders, statutes, regulations and rules issued by a Governmental Authority and, if applicable, with any agreement entered into with Employee Representatives and (ii) has been operated in compliance in all material respects with its terms. (d) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS to the effect that such Plan is qualified under Sections 401(a) and 501(a) of the Code, respectively, and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification of such Plan. (e) The Company has not failed to make any minimum required contribution as defined in Section 302 of ERISA and Sections 412 and 430 of the Code or has otherwise failed to comply with the minimum funding standards set forth in such sections with respect to any “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company which is subject to Section 302 of ERISA or Section 412 or Sections 430-432 of the Code. The Company has not incurred any Liability under Section 302 or Title IV of ERISA that has not been paid in full, and there currently exists no condition or circumstance that would subject the Company to any Liability under Section 302 or Title IV of ERISA. (f) None of the Company or any of its Subsidiaries, nor any of their respective ERISA Affiliates, either now or at any time in the past, sponsors or has sponsored, maintains or has maintained, contributes to or has contributed to, or has or has had any Liability with respect to: (i) an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

51 (g) The execution and performance of this Agreement and the consummation of the transactions contemplated hereby, will not (i) constitute a stated triggering event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any officer or employee of the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting or increase the amount of compensation due under any Plan, (iii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Plan, (iv) directly or indirectly cause the Company, its Subsidiaries or any of their ERISA Affiliates to transfer or set aside any assets to fund or otherwise provide for benefits for any individual, (v) cause any Person to be subject to Liability for Tax under Section 4999 of the Code or cause the loss of a deduction under Section 280G of the Code, or (vi) cause the Company or any Subsidiary to make a “gross-up” or similar payment in respect of any Taxes under Section 409A or Section 4999 of the Code, whether alone or in combination with any other event or the passage of time; provided, that any arrangement entered into by Buyer or any of its Affiliates with or covering any employee or other service provider prior to the Closing shall be disregarded for purposes of this Section 4.15(g). (h) There is no pending or, to the Knowledge of the Company, threatened material Litigation by or on behalf of any Plan, any employee or beneficiary covered under any Plan or any Governmental Authority involving any Plan, or otherwise involving any Plan (other than routine claims for benefits). (i) None of the Company, its Subsidiaries nor any of their ERISA Affiliates provides, nor have they at any time provided, coverage under any welfare plan (including any life insurance, disability, medical, dental, prescription drug, or accidental death or dismemberment) to any former employees, other than as required by the Consolidated Omnibus Budget Reconciliation Act of 1985. (j) Each Plan that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been maintained and operated in all material respects in compliance with Section 409A of the Code. (k) There have been no written statements or communications made or materials provided to any employee or former employee of the Company or any of its Subsidiaries by Seller, the Company or any of their respective Affiliates that provide for or could be construed as a Contract or promise (i) by the Company or any of its Subsidiaries to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Plans or (ii) regarding offers of employment or engagement or terms and conditions of employment or engagement with Buyer following the Closing. (l) All contributions and payments required to have been made under each Plan or applicable Law have been made in all material respects, and any amounts for periods ending on or before the Closing Date that are not yet due have been properly accrued. (m) Each Non-U.S. Plan required under applicable Law to be registered with, or approved by, a Governmental Authority has been so registered or approved. Each Non-U.S. Plan complies in all material respects with applicable Laws, and the Company has not received any

52 written notice from any Governmental Authority alleging that any such Non-U.S. Plan is not in material compliance with the requirements for such registration or approval. To the Knowledge of the Company, since the most recent approval or application for any such Non-U.S. Plan, no event has occurred that has resulted in, or would reasonably be expected to result in, a loss of such approval. Each Non-U.S. Plan intended to qualify for special Tax treatment has been operated in all material respects to satisfy the requirements for such treatment. All contributions and payments required to have been made as of the date hereof under each Non-U.S. Plan or applicable Law have been made in all material respects, and any amounts for periods ending on or before the Closing Date that are not yet due will be accrued in accordance with applicable local accounting practices. Each Non-U.S. Plan required to be funded under applicable Law is, in all material respects (based on the most recent valuations or financial statements prepared in accordance with GAAP), funded or insured in accordance in all material respects with applicable local funding requirements (if any). The Company and its Subsidiaries with employees in the United Kingdom have complied with their automatic enrolment obligations pursuant to the Pensions Act 2008 (PA 2008) and associated legislation. No notices, fines, or other sanctions have been issued by the UK Pensions Regulator and no instances of non-compliance with the automatic enrolment obligations have been notified to the UK Pensions Regulator in respect of the Company and its Subsidiaries. No Subsidiary of the Company in the United Kingdom operates a defined benefit pension plan. 4.16. Taxes. (a) All Income Tax and other material Tax Returns required to be filed by the Company and its Subsidiaries have been timely filed (taking into account any valid extensions of time to file) and all such Tax Returns were true, correct and complete in all material respects. All Income Tax and other material Taxes (whether or not shown as due thereon) have been timely paid (except to the extent reserved for and appearing as a Liability on the Financial Statements). Section 4.16(a) of the Company Disclosure Schedule sets forth a list of all Income Tax and other material Tax Returns the Company and its Subsidiaries have made available to Buyer. (b) None of the Company or any of its Subsidiaries have been notified in writing by any Tax Authority that it is currently under any audit, enquiry, investigation, examination or other administrative or court proceeding for or relating to any Liability in respect of Taxes and, to the Knowledge of the Company, no such audit, enquiry, investigation, examination, or other administrative or court proceeding is pending or has been threatened in writing. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statute of limitations period, or of the time for assessment or collection, applicable to any Tax or Tax Return, which period (after giving effect to such extension or waiver) has not yet expired. No material deficiencies or adjustments for any Taxes have been proposed, asserted or assessed in writing by a Tax Authority against the Company or any of its Subsidiaries (except to the extent reserved for and appearing as a Liability on the Financial Statements). (c) The Company and its Subsidiaries have or have caused to be withheld, and have timely paid (taking into account extensions) or have caused to have been paid over to the appropriate Tax Authorities (or have caused to be properly set aside for such payment), all material Taxes required to be so withheld (including without limitation under the PAYE system in the United Kingdom) in connection with amounts paid or owing to any employee, independent contractor,

53 creditor, customer, or other party. The Company and its Subsidiaries have complied in all material respects with all information reporting and backup withholding provisions of applicable Law. (d) No written claim has been made in the last three (3) years by any Tax Authority in any jurisdiction where the Company and its Subsidiaries do not currently file Tax Returns that they are subject to Tax in that jurisdiction or required to file a Tax Return or register for VAT in such jurisdiction. (e) Neither the Company nor any of its Subsidiaries has a permanent establishment or is otherwise subject to Tax in a jurisdiction other than the country of its formation, except as set forth on Section 4.16(e) of the Company Disclosure Schedule. (f) There are no Liens for Taxes on any asset of the Company or its Subsidiaries other than for Permitted Liens. (g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income or gain in, or be required to exclude any material item of deduction or loss from, any period ending after the Closing Date as a result of any: (i) use of an improper accounting method on or prior to the Closing Date or any adjustment under Section 481(a) of the Code occurring on or prior to the Closing Date, (ii) “installment sale” or open transaction disposition made on or prior to the Closing Date outside the Ordinary Course; (iii) other than Deferred Revenue, any prepaid amount received on or prior to the Closing Date outside the Ordinary Course; (iv) income under Section 951(a), Section 951A, or Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto (or any similar provision of state, local or non-U.S. Law); or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) in existence on or prior to the Closing Date. (h) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Tax group payment arrangements (under section 59F of TMA 1970), Tax sharing or Tax allocation agreement the principal purpose of which relates to Taxes (other than such an arrangement the only members of which are the Company and/or Subsidiaries of the Company) and neither the Company nor any of its Subsidiaries is liable to make to any Person (including a Tax Authority) any payment in respect of any Liability to Tax which is primarily or directly chargeable against, or attributable to, any other Person (other than the Company or any of its Subsidiaries), except as set forth on Section 4.16(h) of the Company Disclosure Schedule. Entering into this Agreement and/or the Closing will not result in any asset, right or Liability being deemed to have been disposed of and re-acquired by the Company or any of its Subsidiaries for UK Tax purposes and/or will not result in the clawback or disallowance of any Relief previously given for UK Tax purposes. (i) Neither the Company nor any of its Subsidiaries is a member of a consolidated group or other group or fiscal unity for Tax purposes, except as set forth on Section 4.16(i) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has any Liability for the Taxes of any third party under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, by Contract, or otherwise.

54 (j) There are no closing agreements or similar arrangements with any Tax Authority with regard to the determination of the Tax Liability of the Company or any of its Subsidiaries that would have continuing effect on periods (or portions thereof) ending after the Closing Date. (k) Neither the Company nor any of its Subsidiaries has a pending request for or is bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with respect to any Taxes that will remain in effect or apply for any period after the Closing Date. Neither the Company nor any of its Subsidiaries is bound by any written Tax exemption, Tax holiday or other Tax reduction agreement or order that will remain in effect or apply for any period after the Closing Date. Neither the Company nor any of its Subsidiaries benefits from any concession, agreement and/or arrangement (whether formal or informal) made with, granted by or entered into with any Tax Authority. (l) Since the period beginning June 9, 2022, neither the Company nor any of its Subsidiaries has requested, obtained or granted a power of attorney with respect to Taxes of the Company or any of its Subsidiaries that will remain in effect or apply for any period after the Closing Date. (m) Since the period beginning June 9, 2022, neither the Company nor any of its Subsidiaries has engaged in a “listed transaction,” as set forth in Section 1.6011-4(b)(2) of the U.S. Treasury Regulations. (n) In the last two (2) years, neither the Company nor any of its Subsidiaries has distributed equity of another Person or had its equity distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (o) Neither the Company nor any of its Subsidiaries is (and has not been for the five (5)-year period ending at the Closing) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations. (p) Neither the Company nor any of its Subsidiaries owns, nor since June 9, 2022 has owned, an interest in any “controlled foreign corporation” (within the meaning of Section 957 of the Code), “deferred foreign income corporation” (within the meaning of Section 965 of the Code) or “passive foreign investment company” (within the meaning of Section 1297(a) of the Code), except as set forth on Section 4.16(p) of the Company Disclosure Schedule. (q) The Company and its Subsidiaries have properly collected and remitted all material sales, use, value added, goods and services, harmonized sales and similar Taxes, and have received and retained any Tax exemption certificates and other documentation required by applicable Law for any sales or other transactions exempt from such Taxes. (r) Neither the Company nor any of its Subsidiaries is a party to any joint venture nor a partner in a partnership, nor does the Company nor any of its Subsidiaries own any interest in, any Person that is classified or treated as a partnership for U.S. federal income tax purposes (or any similar provision of state, local or non-U.S. Law).

55 (s) All material unclaimed property and escheat obligations of the Company and its Subsidiaries have been properly reported and timely remitted to the appropriate Tax Authorities in accordance with applicable Law. (t) The Company has been treated as a disregarded entity of Seller for U.S. federal income (and applicable state and local) tax purposes at all times since formation. The entity classification of each Subsidiary of the Company for U.S. federal income (and applicable state and local) tax purposes is set forth on Section 4.16(t) of the Company Disclosure Schedule. (u) The Company and its Subsidiaries are in compliance in all material respects with all applicable transfer pricing Laws, including, for the avoidance of doubt, Section 482 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local or non-U.S. Law). All related party transactions and arrangements involving the Company and/or any of its Subsidiaries have been entered into at arms’ length and are on arm’s length terms in compliance in all material respects with all applicable provisions of U.S. federal state, local or non-U.S. Law including the provisions of TIOPA 2010. The Company and each of its Subsidiaries has maintained appropriate documentation in connection with such related party transactions and arrangements in accordance with relevant provisions of the Code and any Treasury regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law including, without limitation, the provisions of TIOPA 2010 as respects any transactions or arrangements with any non-U.S. Affiliate or connected Person, in each case, except as set forth on Section 4.16(u) of the Company Disclosure Schedule. The processes by which prices and terms relating to such related party transactions have been arrived at have, in each case, been fully documented. No notice, enquiry or adjustment has been made by any Tax Authority in connection with any such transactions or arrangements. (v) The Company and each of its Subsidiaries maintain in their possession and control complete and, in all material respects, accurate records, invoices, elections, statements and other information in relation to Tax, that meet all legal requirements and enable the Tax (and deferred tax) Liabilities of the relevant company to be calculated accurately in all material respects. The Company and each of its Subsidiaries has, in all material respects, sufficient records to determine the tax consequence which would arise on any disposal or realization by it of any material asset owned at the date of the Financial Statements or acquired since that date, but prior to the Closing. (w) Since the period beginning June 9, 2022, all transactions in respect of which any statutory clearance or consent relating to Tax was required from any Tax Authority have been entered into by the Company or any of its Subsidiaries after such clearance or consent was properly obtained. Any application for clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations and no such applications have been denied and all transactions for which clearance or consent was obtained have been carried into effect only in accordance with the terms of the relevant application and clearance or consent. (x) Since the period beginning June 9, 2022, no distribution or deemed distribution, within the meaning of section 1000 or sections 1022 to 1027 of CTA 2010, has been made (or will be deemed to have been made) by the Company or any of its Subsidiaries, except dividends shown in their Financial Statements, and no such company is bound to make any such

56 distribution. Neither the Company nor any of its Subsidiaries has, at any time in the period beginning June 9, 2022 and ending with the date of this Agreement, been engaged in, nor been a party to, any of the transactions set out in Chapter 5 of Part 23 of CTA 2010 (demergers). (y) The Company and each of its Subsidiaries is a very large company within the meaning of regulation 3 of the Corporation Tax (Instalment Payment) Regulations 1998 and Section 4.16(y) of the Company Disclosure Schedule gives details of instalments of corporation tax paid in respect of any current or preceding accounting periods, including relevant dates when installment payments in respect of the Straddle Period are due. (z) Since the period beginning June 9, 2022, no payment has been made to, no asset has been made available to or transferred to, and no money or asset has been set aside or been earmarked for the benefit of, any officer or employee or former officer or employee (or anyone linked with such officer or employee or former officer or employee) of any member of the Seller’s Group or any Affiliate by an employee benefit trust or other third party, falling within the provisions of Part 7A to the Income Tax (Earnings and Pensions) Act 2003 and no trust or arrangement exists or has existed capable of conferring such a benefit. (aa) All financing costs, including interest, discounts and premiums payable by any member of the Seller’s Group in respect of its loan relationships within the meaning of section 302 of CTA 2009 are eligible to be brought into account by the relevant member of Seller’s Group as a debit for the purposes of Part 5 of CTA 2009 at the time, and to the extent that such debits are recognized in its Financial Statements. (bb) Since the period beginning June 9, 2022, neither the Company nor any of its Subsidiaries has incurred any amount of expenditure, as reduced by any claim under section 791 of CTA 2009, on any intangible fixed asset or goodwill, within the meaning of Part 8 of CTA 2009, and no such company has claimed any research and development (R&D) tax relief, R&D tax credit or R&D expenditure credit (within the meaning of Part 13 of CTA 2009 as it applied both before and after the Finance Act 2024 changes), in each case, except as set forth on Section 4.16(bb) of the Company Disclosure Schedule. (cc) Since the period beginning June 9, 2022, neither the Company nor any of its Subsidiaries has incurred any UK Taxes or other charge by reference to the income, profits or gains of any controlled foreign company or controlled foreign corporation. (dd) Neither the Company nor any of its Subsidiaries has been a party to, nor has otherwise been involved in, any transaction, scheme or arrangement (i) the main purpose, or one of the main purposes, of which was avoiding, deferring or reducing a Liability to Tax or producing a loss for Tax purposes with no corresponding commercial or economic loss or circumventing the intended limits of a tax relief, (ii) in relation to which advisers advised that there was a risk that the relevant member of the Seller’s Group could be liable to Tax as a result of the principles in W. T. Ramsey Ltd v IRC (54 TC 101) (as developed in subsequent cases), or as a result of the principles in Halifax (C-255/02) (as developed in subsequent cases) or under the General Anti-Abuse Rule (in Part 5 of the Finance Act 2013), (iii) that is or was required to be disclosed to any other Tax Authority, (iv) to which the provisions of Part 6A TIOPA 2010 (Hybrids and Other Mismatches)

57 applies or applied at any time, or (v) to which the provisions of Part 3 of Finance Act 2015 (Diverted Profits Tax) applies or applied at any time. (ee) Any document that may be necessary in proving the title of the Company or any of its Subsidiaries to any asset which is owned by such company at the date of this Agreement, and each document which each such company may wish to enforce or produce in evidence, is duly stamped for stamp duty purposes. No such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom. Neither entering into this Agreement nor the Closing will result in the withdrawal of a stamp duty, stamp duty land tax or land transaction tax relief granted on or before the Closing, whether in respect of leased real property or otherwise, which will affect any such company. (ff) Neither the Company nor any of its Subsidiaries is required to register as a contractor under the provisions of section 59 of the Finance Act 2004 and the expenditure incurred or expected to be incurred by each of the Company and any of its Subsidiaries on construction, refurbishment and fitting-out works in the twelve (12)-month period ending on the Closing is less than £3,000,000. No election has been made nor is any intended to be made under section 59(3) or (3A) of the Finance Act 2004, and no grace period has been extended to any member of the Group under section 61 of that Act. (gg) Since the period beginning June 9, 2022, all stocks, shares, restricted stock or profits interests or units or securities or any equitable or beneficial interests of any kind in any of the foregoing acquired in the Seller, the Company or any Seller Affiliate at any time by any Person subject to UK Taxes who was or had been or became, an employee of, officer of or Person rendering services to the Company or any of its Subsidiaries were acquired at their unrestricted market value (as defined in section 428 ITEPA 2003) and joint elections were made by the relevant company in its capacity as employer and the acquirer to fully disapply Chapter 2 of Part 7 of ITEPA 2003 under section 431(1) of ITEPA 2003 within fourteen (14) days of acquiring any such stocks, shares, restricted stock or profits interests, units, securities or equitable or beneficial interests. (hh) Since the period beginning June 9, 2022, neither the Company nor any of its Subsidiaries have granted any options. (ii) Except as set forth on Section 4.16(ii) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries are members of a group of companies for the purposes of section 43 of VATA 1994 (VAT grouping) and such group consists entirely of the Company and its Subsidiaries, (ii) all supplies made by members of such VAT group are taxable supplies chargeable at the standard rate or the zero rate, as the case may be, and full credit for all input tax paid or suffered by any such member has been and will be available to the representative member of such VAT group, and (iii) no member of such VAT group owns any assets which are capital items subject to the capital goods scheme under Part XV of the VAT Regulations 1995 (SI 1995/2518), nor has exercised any option to tax under Part 1 of Schedule 10 to the VATA 1994. (jj) Except for representations with respect to Taxes in Section 4.6, Section 4.7, Section 4.8, Section 4.14 and Section 4.15, this Section 4.16 contains the sole representations and warranties of the Company and its Subsidiaries concerning Taxes.

58 4.17. Insurance. Section 4.17 of the Company Disclosure Schedule sets forth a true, complete and correct list of each insurance policy or binder owned, held or maintained by the Company and its Subsidiaries on their properties, assets, products, business or personnel (the “Insurance Policies”), including the name of the insurer, the type of policy, the policy number and the policy period. The Company has made available to Buyer true and complete copies of all Insurance Policies. The Company has not submitted any claims for losses for the past three (3) years under the Insurance Policies. All Insurance Policies are in full force and effect and all premiums due and payable with respect to such policies have been timely paid in full. Neither the Company nor any of its Subsidiaries is in material default with respect to their respective obligations under any Insurance Policies or has failed to give any notice or present any material claim under any Insurance Policy as required by the terms thereof, except for such failure to be in full force and effect and for such defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the business of the Company and its Subsidiaries. There are no material claims pending under any Insurance Policy for which coverage has been denied or is being disputed by the applicable insurer (excluding customary reservation of rights notices). 4.18. Environmental Matters. Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect: (a) the Company and its Subsidiaries are, and for the past five (5) years have been, in material compliance with all Environmental Laws; (b) neither the Company nor any of its Subsidiaries has received any written notice, demand letters, or requests for information from any Governmental Authority or other Person asserting or indicating Liability of the Company or any of its Subsidiaries under any Environmental Law or asserting that the Company or any of its Subsidiaries is or may be in violation of any Environmental Laws, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements; (c) no Governmental Authority or other Person has commenced or, to the Knowledge of the Company, threatened in writing to commence, any Litigation against the Company or any of its Subsidiaries in connection with any asserted Liability under or violation of Environmental Laws in connection with the conduct of the business of the Company or any of its Subsidiaries; and (d) there has been no release, discharge or spill of Hazardous Substances by or on behalf of the Company or any of its Subsidiaries (and to the Knowledge of the Company, by any landlord, sublandlord or licensor) at any real property currently or, to the Knowledge of the Company, formerly owned or operated (including the Leased Real Property) by the Company or any of its Subsidiaries that is reasonably likely to require notification to a Governmental Authority, investigation, or remedial action by the Company or any of its Subsidiaries pursuant to Environmental Law. 4.19. Top Customers. (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a list of the Top Customers, in each case including the amount of sales from such Top Customer for the fiscal year ended December 31, 2025 or the three (3)-month period ended March 31, 2026, as applicable, and a list of Contracts with such Top Customer to which the Company or any of its Subsidiaries is a party or by which they are bound (each of such Contracts, a “Top Customers Contract”).

59 (b) Since January 1, 2026, (i) none of the Top Customers has notified the Company or any of its Subsidiaries that it is terminating or adversely altering, or that it intends to terminate or adversely alter, its relationship with the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has been involved in any material claim, dispute or controversy with any Top Customer, and none of the Top Customers has breached or repudiated any of the material terms of, or otherwise canceled and terminated, any Top Customers Contract. To the Knowledge of the Company, no Top Customer has threatened to take any of the foregoing actions. 4.20. Title to Assets. The Company and its Subsidiaries have good and valid title to, or a valid leasehold interest in, all tangible personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the Ordinary Course since the Balance Sheet Date. All such properties and assets are free and clear of all Liens other than Permitted Liens. There exists no restriction on the use or transfer of the Company’s or its Subsidiaries’ assets or properties. The assets and properties of the Company and its Subsidiaries, (i) constitute all of the tangible and intangible assets and properties, including all tangible personal property, that are used in and necessary for the conduct of their business as currently conducted by the Company and its Subsidiaries, (ii) are sufficient to conduct their business from and after the Closing in the same manner as currently conducted by the Company and its Subsidiaries and (iii) are in the exclusive possession and control of the Company and its Subsidiaries, and no Person other than the Company and its Subsidiaries is entitled to possession of any portion of such assets and properties. Despite the foregoing, the representations and warranties set forth in this Section 4.20 shall not apply to Intellectual Property, which is addressed exclusively in Section 4.10. 4.21. No Brokers. Neither the Company nor any of its Subsidiaries has engaged, entered into any Contract with or incurred any Liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or similar fee or compensation with respect to this Agreement, the Ancillary Documents or the Contemplated Transactions. 4.22. Agreements with Related Parties. Except as set forth on Section 4.22(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement with any Related Party of the Seller, the Company or any of its Subsidiaries or any of their respective Affiliates, other than for compensation for services rendered, reimbursable business expenses in the Ordinary Course or benefits under the Plans. Section 4.22(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of (a) all intercompany service agreements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Seller (other than the Company or its Subsidiaries), on the other hand, and (b) all agreements between the Company or any of its Subsidiaries, on the one hand, and any member of the CIG Group, on the other hand. The Contracts listed on Section 4.22(a) of the Company Disclosure Schedule or Section 4.22(b) of the Company Disclosure Schedule are referred to herein as the “Affiliate Contracts.”

60 ARTICLE V Representations and Warranties of Buyer Buyer hereby represents and warrants to the Seller as follows: 5.1. Organization and Power. Buyer is a private limited company duly formed, validly existing and in good standing under the Laws of England and Wales and has full power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions. 5.2. Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation by Buyer of the Contemplated Transactions have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer (including any equityholder vote or approval) are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Buyer is a party or the consummation of the Contemplated Transactions. This Agreement is, and each of the Ancillary Documents to be executed and delivered at the Closing by Buyer will be at the Closing, duly authorized, executed and delivered by Buyer, and assuming that this Agreement and the Ancillary Documents to which Buyer is a party are valid and legally binding obligations of the Company and the Seller (as applicable), constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Buyer enforceable against Buyer, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. 5.3. No Violation. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party, consummation of the Contemplated Transactions and compliance with the terms of this Agreement and the Ancillary Documents to which Buyer is a party will not (a) conflict with or violate any provision of the Organizational Documents of Buyer, or (b) assuming that all consents, approvals and authorizations contemplated by Section 5.4 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law or Order applicable to Buyer or its Subsidiaries or by which their respective properties are bound or affected. Neither Buyer nor its Affiliates are subject to any Contract that would materially impair or delay Buyer’s ability to consummate the Contemplated Transactions. 5.4. Governmental Authorizations and Consents. No Governmental Consents are required to be obtained or made by Buyer or its Subsidiaries in connection with the execution, delivery and performance, validity and enforceability of this Agreement or any Ancillary Documents to which it is, or is to be, a party, or the consummation by Buyer of the Contemplated Transactions, except for those for which the failure to obtain such Governmental Consents would not, individually or in the aggregate, have a Buyer Material Adverse Effect. 5.5. Litigation. There are no Litigations pending or, to the actual knowledge of Buyer, threatened against Buyer, which question the validity of this Agreement or any of the Ancillary Documents to which Buyer is a party, or seek to prohibit, enjoin or otherwise challenge or restrain

61 the consummation of the Contemplated Transactions, or which would otherwise have a Buyer Material Adverse Effect. As of the date hereof, there is no Order or settlement agreement to which Buyer is subject that would have a Buyer Material Adverse Effect. 5.6. Sufficiency of Funds. As of the Closing, Buyer will have sufficient cash on hand, together with other sources of immediately available funds, to enable Buyer to consummate the Contemplated Transactions and to pay all fees, expenses and other cash payment obligations of Buyer under this Agreement and/or in connection with the Contemplated Transactions. 5.7. Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities Laws. Buyer agrees that no Shares may be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Buyer is able to bear the economic risk of holding its investment in the Company for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. 5.8. Solvency. Buyer is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming the Company and its Subsidiaries on a consolidated basis are Solvent as of immediately prior to the Closing and that the representations and warranties of the Seller and the Company contained in this Agreement are true and correct in all material respects as of the Closing, at and immediately after the Closing, immediately after giving effect to the Contemplated Transactions, the Company and its Subsidiaries on a consolidated basis will be Solvent. For purposes of the foregoing, “Solvent,” with respect to the Company and its Subsidiaries, means that both the fair value of the Company’s and its Subsidiaries’ assets will not, as of such date, be less than the sum of the Company’s and its Subsidiaries’ debts and that the “present fair saleable value” of the Company’s and its Subsidiaries’ assets will not be less than the amount required to pay its “liabilities” on its debts as they become absolute and matured, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors. 5.9. No Brokers. Except for Centerview Partners LLC, Buyer has not engaged, entered into any Contract with or incurred any Liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to the Contemplated Transactions. 5.10. No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, neither Buyer nor any other Person on behalf of Buyer makes any other express or implied representation or warranty with respect to Buyer or with respect to any other information provided to the Company or any of its Subsidiaries or the Seller or their respective Affiliates and Representatives, and Buyer disclaims any other representations or warranties, whether made by Buyer or any of their respective Affiliates, officers, directors, employees, agents or Representatives.

62 ARTICLE VI Covenants 6.1. Indemnification of Directors and Officers. (a) From and after the Closing Date through the sixth (6th) anniversary of the Closing Date, Buyer shall cause the Company and its Subsidiaries to fulfill and honor the exculpation, indemnification and advancement of expense obligations of the Company and its Subsidiaries to the individuals who are current and former directors, managers and officers of the Company or its Subsidiaries, as applicable, pursuant to any indemnification provisions under the Organizational Documents of the Company and its Subsidiaries as in effect on the date hereof and pursuant to any indemnity agreements between the Company and its Subsidiaries and any such Persons as in effect on the date hereof and made available to Buyer (the Persons entitled to be indemnified pursuant to such provisions being referred to collectively as the “D&O Indemnified Parties”). From and after the Closing Date through the sixth (6th) anniversary of the Closing Date, Buyer shall cause the Company and its Subsidiaries to maintain the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the Organizational Documents of the Company and its Subsidiaries as of the date hereof, which provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party (including the continuing entitlement to indemnification and advancement for any claims made by any D&O Indemnified Party on or prior to the expiration of the sixth (6th) anniversary of the Closing Date that are still pending after such date), except as required by applicable Law. (b) From and after the Closing Date through the sixth (6th) anniversary of the Closing Date, Buyer shall cause the Company and its Subsidiaries to indemnify and hold harmless all D&O Indemnified Parties (together with such D&O Indemnified Party’s heirs, executors and administrators in their capacity as such) to the fullest extent permitted by Delaware law in the event of any threatened or actual claim, Litigation, or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the D&O Indemnified Party is or was a director (including in a capacity as a member of any board committee), manager or officer of the Company, any of its Subsidiaries or any of their respective predecessors, to the extent pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, or (ii) the approval of this Agreement or any of the transactions contemplated hereby, whether in any case asserted before, on or after the Closing Date, against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any Claim to the fullest extent permitted by applicable Law), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim, in each case to the same extent as provided in any indemnification provisions under the Organizational Documents of the Company and its Subsidiaries as in effect on the date hereof and pursuant to any indemnity agreements between the Company and its Subsidiaries and any such Persons as in effect on the date hereof and made available to Buyer. (c) At or prior to the Closing, the Seller shall purchase and pay in full on behalf of the Company and its Subsidiaries a prepaid tail insurance policy that provides the current level and scope of directors’ and officers’ liability insurance for six (6) years following the Closing, or a “synthetic” prepaid tail policy that provides an extended claims period for the coverage provided

63 under a customary directors’ and officers’ liability policy, covering those Persons who would be entitled to indemnification prior to the Closing under the Organizational Documents of the Company and its Subsidiaries as in effect on the date hereof. (d) In the event that Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the transferee of such properties and assets shall expressly assume and be responsible for all of the obligations thereof set forth in this Section 6.1. (e) The parties hereby acknowledge that certain of the D&O Indemnified Parties (the “Sponsor D&O Parties”) have certain rights to indemnification, advancement of expenses or insurance provided by funds managed by Affiliates of such D&O Indemnified Parties, including funds managed by the CIG Group. Buyer and the Company hereby agree that (i) after the Closing, the Company is the indemnitor of first resort (i.e., its obligations to the Sponsor D&O Parties are primary and any obligation of any of the CIG Group to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Sponsor D&O Parties are secondary) with respect to all indemnification obligations pursuant to this Section 6.1, (ii) after the Closing, the Company shall be required to advance the full amount of expenses incurred by the Sponsor D&O Parties and shall be liable for the full amount of all losses to the extent legally permitted and as required by the terms of this Section 6.1, without regard to any rights the Sponsor D&O Parties may have against the CIG Group, and (iii) each of the Company and Buyer irrevocably waives, relinquishes and releases the CIG Group from any and all claims against the CIG Group for contribution, subrogation or any other recovery of any kind in respect thereof. (f) This Section 6.1 shall survive the Closing Date, is intended to benefit and may be enforced by the Company, its Subsidiaries and the D&O Indemnified Parties, and shall be binding on all successors and assigns of Buyer and the Company and its Subsidiaries. 6.2. Preservation of Books and Records. For a period of six (6) years from the Closing Date: (a) Buyer shall not and shall cause the Company and its Subsidiaries not to dispose of or destroy any of the books and records of the Company and its Subsidiaries in existence at the Closing (the “Books and Records”) without first offering to turn over possession thereof to the Seller or its Affiliates, at the Seller’s sole expense, by written notice to the Seller at least thirty (30) days prior to the proposed date of such disposition or destruction. (b) Buyer shall, and shall cause the Company and its Subsidiaries to, allow the Seller and its Affiliates and their respective Representatives reasonable access, at their own expense, to the Books and Records on reasonable notice and at reasonable times at any location where any Books and Records are stored, including via electronic access, under the reasonable supervision of appropriate personnel of Buyer or its Representatives and in such a manner as not to unreasonably interfere with the business or operations of Buyer or the Company or its Subsidiaries (and the Seller and its Representatives shall use their commercially reasonable efforts to minimize

64 to the extent reasonably practicable disruption to the businesses of Buyer or the Company or its Subsidiaries that may result from any such requests for access), and permit the Seller and its Affiliates and their respective Representatives, at their own expense, to make copies of such Books and Records to the extent reasonably requested by such party, in each case in connection with existing or future third party Litigation, Tax contest, audit, investigation or other legitimate business purpose, with respect to periods or occurrences prior to the Closing, in which the Seller or any of its Affiliates are involved; provided, however, that nothing in this Section 6.2 shall require Buyer or the Company or its Subsidiaries to furnish to the Seller or its Affiliates or their respective Representatives any material that (i) is subject to an attorney/client privilege or an attorney work- product privilege, (ii) would violate any written obligation of confidentiality to which Buyer or its Affiliates (including the Company or its Subsidiaries) is subject, (iii) may not be disclosed pursuant to applicable Law, (iv) in the reasonable good-faith determination of Buyer is competitively sensitive or (v) is reasonably pertinent to a Litigation in which Buyer or any of its Affiliates (including the Company or its Subsidiaries), on the one hand, and any of the Seller or any of its Affiliates, on the other hand, are adverse parties; provided, that in the case of clause (i) or (ii), the Company and its Subsidiaries shall work in good faith and use commercially reasonable efforts to allow for such access or disclosure to Seller in a manner that does not result in the violation of such obligation. (c) The Seller shall, and shall direct its Affiliates to, keep any information obtained under this Section 6.2 confidential in accordance with Section 6.6(b). 6.3. Public Announcements; Confidentiality. (a) The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Buyer and the Seller reasonably agree. Neither Buyer, the Seller nor the Company (nor any of their respective Affiliates) will, directly or indirectly, issue or make any subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior written consent of the other party, except as may be required by applicable Law or stock exchange rules; provided, that the party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall, if permitted by applicable Law or stock exchange rules, use commercially reasonable efforts to consult in good faith with the other party before doing so. Notwithstanding the foregoing, no such limitations will apply to the Seller and its Affiliates with respect to any communications with their equityholders or disclosing information about the Contemplated Transactions on their websites (so long as the content of such disclosure does not expand upon any previous disclosure made in accordance with this Section 6.3(a)), in each case in the Ordinary Course. (b) Subject to Section 6.3(a), each of Buyer and the Seller agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law or stock exchange rules and only to the extent required by such Law or stock exchange rules. In the event that such disclosure, availability or filing is required by applicable Law or stock exchange rules, Buyer or the Seller, as applicable, agrees to use its commercially reasonable efforts to obtain “confidential treatment” of

65 this Agreement with the applicable Governmental Authority and to redact such terms of this Agreement as any party to this Agreement shall reasonably request. 6.4. Use of Company Name. (a) The Company hereby consents, as of the Closing Date, to the CIG Group’s use of the “Emerald Publishing,” name and the other names and related marks and logos of the Company and its Subsidiaries and their associated businesses (collectively, the “Company Name”) on the CIG Group’s printed materials and website and in other forms and media for the sole purpose of describing the prior ownership of, or the CIG Group’s former interest in, the Company and its Subsidiaries and their associated businesses. For the avoidance of doubt, nothing contained herein waives or restricts or otherwise limits any rights that the CIG Group may have under applicable Law to use the Company Name for any nominative or other fair use. (b) Within thirty (30) days after the Closing Date, the Seller shall, and shall cause each of its applicable Affiliates to, change their entity names and any assumed business names or d/b/a names and the like to a name that does not include use of “Emerald” or any variation or abbreviation thereof and file appropriate notification of its change of name in all jurisdictions (including with all applicable Secretaries of State or equivalent) as necessary to effectuate such changes. 6.5. Rep and Warranty Insurance Policy. In the event that Buyer or any of its Affiliates elects to obtain a representations and warranties insurance policy in respect of the representations and warranties contained in this Agreement (such policy, a “Rep and Warranty Insurance Policy”), (a) all premiums, underwriting fees, brokers’ commissions and other costs and expenses related to the Rep and Warranty Insurance Policy (the “Rep and Warranty Insurance Expenses”) shall be borne equally by Buyer and the Seller, and shall not provide for any “seller retention” (as such phrase is commonly used in the representation and warranty policy industry) and (b) the Rep and Warranty Insurance Policy shall expressly provide that no insurer thereunder has any rights against, and each insurer thereunder shall expressly waive any claims of subrogation against, the Seller or any of its former, current or future Affiliates or any of its or their former, current or future equityholders, directors, officers, portfolio companies or representatives, except in the case of Fraud. Buyer shall not, and shall cause the insured not to, amend, waive or modify the Rep and Warranty Insurance Policy in any way that is inconsistent with the foregoing or that would otherwise be adverse to the Seller or any of its Affiliates in any material respect, in each case, without the Seller’s prior written consent. From and after the Closing, the Seller and its Representatives shall reasonably cooperate with any reasonable and customary request from Buyer in completing such applicable conditions in the conditional binder and obtaining the final issuance of the Rep and Warranty Insurance Policy. A copy of the Rep and Warranty Insurance Policy is attached hereto as Exhibit D. 6.6. Restrictive Covenants. In consideration of the Aggregate Consideration and the consummation of the Contemplated Transactions: (a) Restrictive Covenants. The Seller agrees that it shall not, and shall cause its Affiliates not to, during the Restricted Period, directly or indirectly:

66 (i) on the Seller’s behalf or on behalf of any other Person, solicit for employment or employ or otherwise engage the services of, including as a consultant or independent contractor (or knowingly induce or cause to leave the employ of, or violate the terms of his or her Contract or any other employment arrangement with, the Company or its Subsidiaries or attempt to so induce, cause or violate), any Person employed (including as an editor) by, or that provides services (including editing) to, the Company or its Subsidiaries as of the Closing Date or during the six (6)-month period before the Closing Date; provided, however, that nothing in this Section 6.6(a)(i) shall prevent the Seller from (x) engaging in general advertising or solicitation not specifically targeted by Seller at any one or more employees or service providers of the Company or its Subsidiaries, or such employees or service providers generally, and employing or engaging any such person responding to such general advertisement or solicitation, or (y) soliciting or hiring any such employee or service provider six (6) months following the date that such person ceased to be employed or engaged by the Company or any of its Subsidiaries. Subject to the proviso immediately above, the Seller acknowledges that the restrictions in this Section 6.6(a) apply to all forms of communication, including written communications, verbal communications, email communications, and all forms of electronic communications through social media websites or applications that may be broadly disseminated, including status updates, posts, direct/personal messages, tweets, or retweets on LinkedIn, Twitter, Google+, Facebook, or any other form of electronic communication; or (ii) knowingly and intentionally solicit any customer, agent or vendor of the Company or its Subsidiaries as of the Closing Date or any customer, agent or vendor of the Company or its Subsidiaries during the Restricted Period, for purposes of inducing any such customer, agent or vendor of the Company or its Subsidiaries to reduce or discontinue its business with the Company or its Subsidiaries; provided, that notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall prohibit Seller from directly or indirectly acquiring, owning or operating any business or Person, notwithstanding that such business, Person or any of their respective Affiliates may provide similar products or service offerings to those provided by the Company or its Subsidiaries; provided, that Seller does not take any action with the intent to violate the foregoing restrictions. For the avoidance of doubt, the foregoing shall not prohibit or restrict Seller from engaging in business relationships in the ordinary course with any customer, agent or vendor of the Company or its Subsidiaries; provided, that such engagement does not otherwise violate any of the provisions set forth in this Agreement. (b) Confidential Information. The Seller shall not, and shall cause its Affiliates not to, during the Restricted Period, directly or indirectly, use or disclose to anyone except authorized personnel of the Company or its Subsidiaries or any of their advisors (or as otherwise authorized in writing by Buyer) any trade secrets or confidential matters or other non-public information of the Company or its Subsidiaries, including customer lists and credit records, employee data, sales representatives and their territories, mailing lists, consultant arrangements, pricing policies, marketing plans, product development, research and development programs and plans, business acquisition plans, new personnel acquisition plans, designs and design projects, any confidential Intellectual Property (in each case, unless previously publicly disclosed other than as a result of its violation of this Section 6.6(b)) and any other research or business information concerning the Company or its Subsidiaries of the type which the Company or its Subsidiaries currently treats as confidential (whether or not a trade secret under Law) (collectively, “Business Proprietary Information”), and the Seller shall keep confidential such Business Proprietary

67 Information during the Restricted Period; provided, that Seller shall be permitted to disclose Business Proprietary Information to its Representatives and direct or indirect equityholders that have a need to know such information and are subject to customary confidential obligations; provided, further, that Seller shall be responsible for any breach of this Section 6.6(b) by any of its Representatives or such equityholders. If the Seller is required to disclose any such Business Proprietary Information pursuant to applicable Law, then (if permitted by applicable Law) the Seller shall provide Buyer with prompt written notice before any such disclosure, to the extent commercially practicable, sufficient to enable Buyer either to seek a protective order or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 6.6(b) or both, and in any event, at the Buyer’s request and expense, the Seller shall limit the amount of Business Proprietary Information so disclosed to that which is legally required disclosure, and shall use commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such information to protect its confidentiality. Nothing herein shall prevent the Seller from using or disclosing information that (x) is generally available to the public other than as a result of its violation of this Section 6.6(b), or (y) becomes available to Seller after the Closing Date on a non-confidential basis from a source other than Buyer that is not known by Seller to be bound by an obligation of confidentiality to the Company. (c) Notwithstanding anything to the contrary, nothing in this Section 6.6 shall prohibit or restrict any activities of any portfolio companies or non-controlled investments of CIG or its Affiliates, to the extent such activities do not occur at the direct or indirect direction of CIG or its Affiliates (other than any such portfolio companies or non-controlled investments). (d) Enforceability. (i) The Seller acknowledges the broad scope of the covenants contained in this Section 6.6, but acknowledges and agrees that the restrictions are reasonable, necessary, and enforceable in view of, among other things, (A) the narrow range of activities prohibited, (B) the confidential, proprietary and/or trade secret information of the Company and its Subsidiaries to which the Seller has, had and/or may have or may have had access, and (C) the Contemplated Transactions. (ii) In addition, the Seller acknowledges that the foregoing restrictions are reasonable and agree that in the event of any breach or threatened breach thereof, the harm to Buyer may be irreparable and without adequate remedy at Law and therefore that, in addition to other remedies that Buyer may have, injunctive relief with respect thereto shall be appropriate without the need to post any injunction bond or other security. (e) Severability and Reformation. Whenever possible, each provision of this Section 6.6 shall be interpreted in such manner as to be effective and valid under Law. If any provision of this Section 6.6 is held to be invalid, illegal or unenforceable in any respect under any Law, (i) the parties agree that such provision(s) shall be enforced to the maximum extent permissible under the Law, and (ii) any invalidity, illegality or unenforceability of a particular provision shall not affect any other provision of this Agreement or any of the other Ancillary Documents. Further, if any provision of this Section 6.6 is adjudicated to be invalid, overly broad or unenforceable, the parties agree that the court making such determination shall have the power to delete, amend and/or reduce the duration and/or scope of the provision adjudicated to be invalid

68 or unenforceable to the minimum extent necessary for such provision to be adjudicated valid and enforceable; provided, however, that, such deletion and/or reduction shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. 6.7. Termination of Confidentiality Agreement. The Confidentiality Agreement shall, without further action of any party, terminate and be of no further force or effect as of the Closing. 6.8. Certain Payments. Following the Closing, promptly following receipt by the Company or any of its Subsidiaries of one or more of the Post-Closing Amounts (and for the avoidance of doubt, within thirty (30) days following receipt thereof), Buyer shall notify Seller of receipt thereof and pay or cause the Company or its applicable Subsidiary to pay each such Post- Closing Payments to Seller by wire transfer of immediately available funds to the account of the Seller, as designated by the Seller. “Post-Closing Payments” means the following amounts: (i) up to [*****], representing the full outstanding balance of the Egyptian Knowledge Bank receivable due to the Company or one of its Subsidiaries, and (ii) up to [*****], representing the withholding tax in respect of revenue in Saudi Arabia that is due to the Company or one of its Subsidiaries, in each case, to the extent received by the Company or any of its Subsidiaries, on a gross basis without any provision, reserve, write down, charge-off, or similar reduction in value in respect of. ARTICLE VII Miscellaneous 7.1. No Survival. The parties, intending to modify any applicable statute of limitations, agree that (a) the representations and warranties in this Agreement shall terminate and be of no further force and effect as of the Closing and shall not survive the Closing for any purpose and thereafter there shall be no liability (whether in contract or in tort, in law or equity, or granted by statute) on the part of, nor shall any claim be made by, any party hereto or any of their respective Affiliates in respect thereof, and (b) after the Closing, there shall be no liability on the part of, nor shall any claim be made by, any party hereto or any of their respective Affiliates in respect of any covenant or agreement to be performed or to apply prior to the Closing. All covenants and agreements contained in this Agreement that contemplate performance thereof following the Closing or otherwise expressly by their terms survive the Closing will survive the Closing in accordance with their terms. From and after the Closing, except for disputes under Section 2.4 (which disputes shall be handled exclusively pursuant to the terms of Section 2.4), the sole and exclusive remedy for the Buyer or any of its Affiliates for any claim arising out of a breach of any representation or warranty set forth in this Agreement (including any Exhibit) or Company Disclosure Schedule, or any certificate delivered hereunder, or any pre-Closing covenant or agreement, shall be limited to a claim for indemnification pursuant to the terms, and subject to the limitations, of the Rep and Warranty Insurance Policy, including any breach of or inaccuracy in any representation or warranty or breach, nonfulfillment or default in the performance of any of the pre-Closing covenants or agreements contained in this Agreement. This Section 7.1 does not limit any claims for Fraud. 7.2. Tax Matters. (a) The Seller, at its expense, shall prepare, or cause to be prepared, all Seller Prepared Tax Returns required to be filed by or with respect to the Company and its Subsidiaries

69 for taxable periods ending on or prior to the Closing Date that are due after the Closing Date, together with any consents to any claims made or to be made by any member of the Seller’s Group for the allocation of any surplus dual inclusion income of the Company or any Subsidiary for such taxable periods (“Allocation Claim Consents”). The Seller shall engage Ernst & Young LLP or an Affiliate thereof to prepare all UK Corporate Income Tax Returns. All such Seller Prepared Tax Returns shall be prepared in accordance with past practice, except to the extent (i) not permitted by applicable Law or (ii) set forth on Section 7.2(a) of the Company Disclosure Schedule. The Seller shall provide Buyer with copies of each such Seller Prepared Tax Return (other than IRS Form 8858) and any Allocation Claim Consents at least thirty (30) days prior to the due date for filing thereof, along with supporting documentation, for Buyer’s review and comment. The Seller shall consider in good faith any reasonable comments to such Seller Prepared Tax Returns and/or Allocation Claim Consents provided by Buyer within five (5) days of the Buyer’s receipt of such Tax Returns). Buyer shall (i) procure that all UK Corporate Income Tax Returns, prepared in accordance with this Section 7.2(a), be timely filed (taking into account valid extensions) with the relevant Tax Authority prior to the due date for filing thereof and (ii) timely pay (or cause to be paid) any Taxes shown as due and owning on any such UK Corporate Income Tax Returns when due. (b) Buyer shall prepare, or cause to be prepared, and timely file, or cause to be timely filed (taking into account valid extensions), all Tax Returns of the Company or its Subsidiaries other than the Seller Prepared Tax Returns (the “Buyer Prepared Tax Returns”) the due date of which (taking into account extensions of time to file) is after the Closing Date. Any such Buyer Prepared Tax Return shall be prepared consistent with the past practices of the Company and its Subsidiaries as applicable, except to the extent (i) relating to Group Relief from non- Subsidiaries of the Company or (ii) not permitted by applicable Law. To the extent (x) the Seller or its direct or indirect equityholders are responsible hereunder for or otherwise adversely affected by any Taxes reflected on any such Buyer Prepared Tax Return or (y) any Taxes reflected on any such Buyer Prepared Tax Return would reduce the Final Aggregate Consideration, Buyer shall provide a copy of such Buyer Prepared Tax Return that is an Income Tax or other material Tax Return to the Seller for review and comment at least thirty (30) days prior to the due date for filing such Buyer Prepared Tax Returns, and Buyer shall consider in good faith all comments provided to such Buyer Prepared Tax Return by the Seller within five (5) days of the Seller’s receipt of such Tax Returns. Buyer shall (A) procure that such Buyer Prepared Tax Returns, prepared in accordance with this Section 7.2(a), be timely filed (taking into account valid extensions) with the relevant Tax Authority prior to the due date for filing thereof and (B) timely pay (or cause to be paid) any Taxes shown as due and owing on any such Buyer Prepared Tax Returns when due. (c) Transfer Taxes. All Transfer Taxes applicable to, or resulting from, the Contemplated Transactions shall be borne equally by Buyer, on the one hand, and the Seller, on the other hand, and the party required to do so under applicable Law shall (at its own expense) file all necessary Tax Returns and other documentation with respect to such Transfer Taxes. All UK stamp duty shall be borne by Buyer. Buyer and the Seller shall reasonably cooperate in the execution of all filings, Tax Returns, reports and forms as may be required with respect to all such Transfer Taxes.

70 (d) Tax Contests. (i) In the event that Buyer receives written notice of any Tax Contest from a Tax Authority relating to a Pre-Closing Tax Period, Buyer shall inform the Seller of such Tax Contest as soon as reasonably possible but in any event within ten (10) Business Days after the receipt by Buyer of such written notice thereof; provided, that failure to notify the Seller shall not relieve the Seller from their obligations hereunder except to the extent the Seller is materially prejudiced thereby. (ii) To the extent any such Tax Contest relates to a Pre-Closing Tax Period and (x) such Tax Contest could result in Seller or its direct or indirect equityholders being responsible for any Taxes arising therefrom (including as a result of a Specified Tax Matter) or (y) any Taxes arising from such Tax Contest could reduce the Final Aggregate Consideration, Buyer shall control such Tax Contest in good faith; provided, that Buyer shall (A) not settle or compromise any such Tax Contest without the Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) keep Seller reasonably informed regarding the material progress of such Tax Contest, (C) provide Seller with a reasonable opportunity to participate in such Tax Contest at Seller’s expense, and (D) provide Seller with copies of all material communications and material written correspondence with any Tax Authority (including proposed adjustments) and all material documents and information submitted to or received from any Tax Authority in connection therewith. (e) Allocation of Straddle Period Tax Liability. Taxes for any Straddle Period shall be allocated as follows: (i) in the case of Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding or real property, ad valorem Taxes and other periodic Taxes, the portion of such Taxes allocated to the period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire length of the applicable Tax period for such Tax (meaning, in the case of VAT, the relevant VAT quarter), multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire applicable Tax period for the relevant Tax, and (ii) in the case of any other Tax, the portion of such Taxes allocated to the period ending on the Closing Date will be determined on the basis of an interim closing of the books as of the end of the Closing Date (and for such purpose (a) the Tax period of each member of the Seller’s Group shall be deemed to terminate at such time for purposes of calculating Group Relief and (b) the Tax period of any “controlled foreign corporation” (within the meaning of Section 957 of the Code), partnership or other pass-through entity in which the Company, directly or indirectly, holds a beneficial interest shall be deemed to terminate at such time); provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two (2) taxable years or periods on a daily basis. The Buyer and the Seller agree that all Transaction Tax Deductions shall be allocated to a Pre-Closing Tax Period, to the extent permitted by applicable Law. (f) Buyer’s Tax Covenant. Buyer hereby covenants to pay to the account of the Seller (or its designee) an amount equal to any liability or increased liability to Tax of any member of the Seller’s Group arising as a consequence of any failure by a member of the Buyer’s Group after the Closing to pay any Tax which is the primary liability of the relevant member of the Buyer’s

71 Group including, for these purposes, the Company and its Subsidiaries following the Closing which are not attributable to a Pre-Closing Tax Period. (g) Cooperation. (i) Buyer, the Company and its Subsidiaries and the Seller shall use commercially reasonable efforts to cooperate with each other, and, to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns (including Flow-Through Tax Returns) and any Tax Contest, and also in relation to any Tax matters relating to the Company and its Subsidiaries which are relevant to the Taxes of the Seller’s Group. Such cooperation shall include the retention and (upon the other party’s reasonable written request) the provision of copies of records and information that are reasonably relevant to any such Tax Return, audit, Litigation, contest or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries shall retain all books and records with respect to Tax matters pertinent to the Seller, the Company or its Subsidiaries relating to any Tax periods and shall abide by all record retention agreements entered into with any Tax Authority. The obligations set forth in this Section 7.2(g) shall continue until the later of (A) the filing of the applicable Tax Return, (B) the final resolution of a Tax Contest, Litigation or other proceeding, or (C) the expiration of a statute of limitations (including any extensions thereof) with respect to such Taxes. (ii) Buyer and the Seller agree, upon written request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority, Tax Authority, or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, with respect to the Contemplated Transactions). (iii) The Buyer shall procure that the Company and its Subsidiaries shall, to the extent permitted by applicable Tax Law, consent to any valid Allocation Claim Consent made by any member of the Seller’s Group in relation to any Pre-Closing Tax Period, and shall provide such information to the Buyer as the Buyer shall reasonably request in relation to the potential amounts of any such surplus available for allocation to members of the Seller’s Group. (iv) If (A) His Majesty’s Revenue and Customs makes a final determination that a relevant Subsidiary is unable to obtain Relief for part or all of any amount of Group Relief surrendered or purported to be surrendered to such Subsidiary by a member of the Seller’s Group (other than any Subsidiary of the Company), as contemplated in the calculation of “Pre-Closing Income Tax Liabilities” for the purposes of determining the Final Aggregate Consideration (a “Negative Group Relief Adjustment”), then the Seller shall, by way of repayment of the Final Aggregate Consideration, pay to Buyer an amount equal to the amount by which the Final Aggregate Consideration would have been reduced had the calculation of the total Pre- Closing Income Tax Liabilities for the purposes of determining the Final Aggregate Consideration reflected the Negative Group Relief Adjustment; provided that, such payment shall be made within fifteen (15) Business Days of the date on which Buyer provides written notice to Seller (together with a copy of His Majesty’s Revenue and Customs' final determination notice) that His Majesty’s Revenue and Customs has finally determined the amount of available Group Relief (if any) that

72 can be surrendered to that relevant Subsidiary or (B) in connection with the preparation of the calendar year 2025 UK corporate Income Tax Returns, a member of the Seller’s Group (other than any Subsidiary of the Company) surrenders Group Relief to a relevant Subsidiary in excess of the amount taken into account in determining the Pre-Closing Income Tax Liabilities included in calculating the Final Aggregate Consideration and such member of the Seller's Group surrenders such amount (a “Positive Group Relief Adjustment”), Buyer shall pay to the Seller (or its designee), within fifteen (15) Business Days of the date on which the Tax Returns giving rise to such Positive Group Relief Adjustment are filed with the relevant Tax Authority, an amount equal to the amount by which the total Pre-Closing Income Tax Liabilities would have been further reduced had such Positive Group Relief Adjustment been taken into account in determining the Final Aggregate Consideration. Buyer shall procure that the relevant Subsidiary cooperates with the Seller's Group in connection with any Positive Group Relief Adjustment, including by accepting and claiming any Positive Group Relief Adjustment that a member of the Seller's Group agrees to surrender pursuant to this Section 7.2(g)(iii); provided, further, that any payments made under clause (B) will remain subject to the repayment obligations set forth in clause (A) above. (v) Unless otherwise required by applicable Law or this Agreement, until the Final Aggregate Consideration is finally determined pursuant to Section 2.4, Buyer will not permit the Company or any of its Subsidiaries to take any material action, other than in the Ordinary Course or other than the Contemplated Transactions, without the prior written consent of the Seller (which will not be unreasonably withheld, conditioned or delayed), if such action could reasonably be expected to result in any decrease in Final Closing Net Working Capital or Final Closing Indebtedness or any increase in Tax Liabilities (including any reduction in Tax refunds or credits) of the Seller, any Subsidiary of the Seller, and the Seller’s direct and indirect equityholders under this Agreement. Unless otherwise required by applicable Law or this Agreement, until the Final Aggregate Consideration is finally determined pursuant to Section 2.4, none of Buyer, the Company or any of its Subsidiaries will (A) amend, re-file, revoke, modify or otherwise change any Tax Return or Tax election of the Company or any of its Subsidiaries for any Pre-Closing Tax Period if such actions could reasonably be expected to result in any decrease in Final Closing Net Working Capital or Final Closing Indebtedness or any increase in Tax Liabilities of the Seller and the Seller’s direct or indirect equityholders under this Agreement or (B) initiate any voluntary disclosure or similar process with respect to the Company or its Subsidiaries if such actions could reasonably be expected to result in any decrease in Final Closing Net Working Capital or Final Closing Indebtedness or any increase in Tax Liabilities of the Seller and the Seller’s direct or indirect equityholders under this Agreement. None of Buyer, the Company or any Subsidiary of the Company, or any of their respective Affiliates, will make or file, or permit or allow any other Person to make or file on its behalf, any election pursuant to Section 338 or 336(e) of the Code with respect to the transactions contemplated herein. (h) Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company or any of its Subsidiaries shall be terminated as of the Closing Date. After such date neither the Company nor any of its Subsidiaries shall have any further rights or Liabilities thereunder. (i) Transaction Tax Treatment and Purchase Price Allocation. The parties agree that:

73 (i) the purchase and sale of the Shares will be treated by the parties hereto solely for U.S. federal and applicable U.S. state and local income tax purposes as the purchase and sale of an undivided interest in all of the assets of the Company, including those assets deemed to be owned through its chains of disregarded entities, and, for U.S. federal and applicable U.S. state and local income tax purposes and, to the extent required by applicable Law, the Company shall include in its taxable income all Deferred Revenue immediately prior to the Closing (the “Transaction Tax Treatment”); (ii) in connection with the Transaction Tax Treatment, the Aggregate Consideration and other amounts required to be taken into account under Section 1060 of the Code will be allocated for U.S. federal Income Tax purposes (and any similar provision of U.S. state or local applicable Law) among the assets of the Company in a manner consistent with Section 1060 of the Code and the methodology set forth on Exhibit C attached hereto (the “Allocation Methodology”). On or prior to the date that is ninety (90) days after the Final Aggregate Consideration is finally determined pursuant to Section 2.4, Buyer shall provide to the Seller for the Seller’s review and approval (which approval shall not be unreasonably withheld, conditioned, or delayed) an allocation schedule prepared in accordance with the Allocation Methodology and consistent with the terms of this Agreement and the requirements of the Code and Treasury Regulations promulgated thereunder (the “Allocation Schedule”). The Seller shall notify Buyer in writing of any objections to the Allocation Schedule within thirty (30) days of receipt thereof, and the parties shall negotiate in good faith for a period of thirty (30) days following delivery of such notice (or such longer period as the parties may mutually agree in writing) to resolve any such objections before submitting any remaining disputed items to the Accounting Firm. The Seller and Buyer shall submit any remaining items in dispute for resolution to the Accounting Firm in a manner consistent with the procedures for resolving disputed items set forth in Section 2.4(d), mutatis mutandis, and the Accounting Firm will, as soon as practicable after such submission, determine and report to the Seller and Buyer its resolution (which shall be binding on the parties). The parties hereto agree to revise the Allocation Schedule consistent with the original Allocation Schedule to reflect any adjustment to the Aggregate Consideration pursuant to this Agreement; and (iii) the parties shall and shall cause their respective Affiliates to (A) prepare and file all Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation Schedule as finally determined pursuant to this Section 7.2(i) and the Transaction Tax Treatment, and (B) take no position inconsistent with the Allocation Schedule or the Transaction Tax Treatment unless otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code. In the event that the Allocation Schedule or the Transaction Tax Treatment is disputed by any Tax Authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto in good faith and keep the other parties hereto apprised of material developments concerning resolution of such dispute. (j) Tax Indemnification. (i) From and after the Closing and subject to Section 7.2(j)(ii), the Seller shall indemnify, defend and hold harmless Buyer, its Affiliates (including, after the Closing, the Company and its Subsidiaries), and each of their respective successors and permitted assigns, and each of their respective directors, officers, employees, agents and other Representatives

74 (collectively, the “Buyer Indemnified Persons”) from and against, and shall pay in accordance with Section 7.2(j)(iii), an amount equal to any Specified Tax Losses with respect to any Tax matter set forth on Section 7.2(j) of the Company Disclosure Schedule (collectively, the “Specified Tax Matters” and each, a “Specified Tax Matter”). (ii) Notwithstanding Section 7.2(j)(i), the Seller’s indemnification obligation under Section 7.2(j)(i) shall be subject to the following: (A) the first [*****] of aggregate Specified Tax Losses shall be borne 50% by the Seller and 50% by Buyer; (B) all aggregate Specified Tax Losses in excess of [*****] shall be borne 100% by Buyer; and (C) the Seller shall have no liability under this Section 7.2(j) for any aggregate Specified Tax Losses in excess of [*****], and the Seller’s aggregate liability under this Section 7.2(j) shall in no event exceed, [*****]. (iii) The Tax Indemnity Escrow Amount shall be held in the Tax Indemnity Escrow Account, to be held and disbursed in accordance with this Section 7.2(j) and the Escrow Agreement until the final release date of December 31, 2028 (the “Tax Indemnity Escrow Release Date”). The Tax Indemnity Escrow Account shall serve as the sole and exclusive source of recovery for the Buyer Indemnified Persons in respect of any Specified Tax Losses, except for any claims with respect to Fraud, and shall not be available to satisfy any other claim, indemnity or obligation under this Agreement. (iv) Upon the resolution of any Specified Tax Matter pursuant to a final determination (within the meaning of Section 1313(a) of the Code) by a Tax Authority or final settlement with a Tax Authority, Buyer shall be entitled to receive the Seller’s share of Specified Tax Losses in respect of such resolved Specified Tax Matter, as such amount is determined under Section 7.2(j)(ii), and Buyer and the Seller shall, no later than five (5) Business Days following such resolution, deliver a Joint Direction instructing the Escrow Agent to make a payment of such amount out of the Tax Indemnity Escrow Account to the account of Buyer, as designated by Buyer, by wire transfer of immediately available funds. On the Tax Indemnity Escrow Release Date, the Seller shall be entitled to receive the then-remaining balance of the Tax Indemnity Escrow Account, if any, less the aggregate amount retained in respect of any Specified Tax Matters that have not been finally resolved as of such date and for which Buyer has delivered a written notice to the Seller, on or prior to the Tax Indemnity Escrow Release Date, identifying such Specified Tax Matter in reasonable detail, including a description of the legal basis for the claim, copies of all material correspondence received from such Tax Authority in connection therewith, and Buyer’s good faith estimate of the Specified Tax Losses associated therewith together with reasonable supporting documentation for such estimate (each, a “Pending Claim”); provided, that the amount retained in respect of any individual Pending Claim shall be an amount mutually agreed by Buyer and the Seller, and in the event Buyer and the Seller are unable to agree on such amount within ten (10) Business Days following the Tax Indemnity Escrow Release Date, the amount to be retained shall be determined by the Accounting Firm in a manner consistent with the procedures set forth in Section 2.4(d), mutatis mutandis. Buyer and the Seller shall, no later than five (5)

75 Business Days following the Tax Indemnity Escrow Release Date (or, if applicable, five (5) Business Days following the determination by the Accounting Firm), deliver a Joint Direction instructing the Escrow Agent to make a payment of the balance of the Tax Indemnity Escrow Account not retained in respect of Pending Claims to the account of the Seller, as designated by the Seller, by wire transfer of immediately available funds. Any portion of the Tax Indemnity Escrow Account retained after the Tax Indemnity Escrow Release Date in respect of a Pending Claim shall be released to the Buyer or the Seller (as applicable) upon resolution of such Pending Claim in accordance with this Section 7.2(j). (v) The parties shall treat any payment made pursuant to this Section 7.2(j) as an adjustment to the Aggregate Consideration for U.S. federal, state, local and applicable non-U.S. income Tax purposes, to the maximum extent permitted by applicable Law. (vi) Notwithstanding anything to the contrary in this Agreement, no Buyer Indemnified Person shall be entitled to indemnification under this Section 7.2(j) for any Specified Tax Losses to the extent such Specified Tax Losses were taken into account in the calculation of Pre-Closing Income Tax Liabilities or otherwise reflected in the Final Aggregate Consideration. 7.3. Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated. The Rep and Warranty Insurance Expenses and the fees and expenses payable pursuant to the Escrow Agreement shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by the Seller. 7.4. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), if delivered by email listed below (or at such email for a party as shall be specified in a notice given in accordance with this Section 7.4), (c) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.4): If to the Seller: c/o Cambridge Information Group, Inc. 7550 Wisconsin Avenue, Suite 850 Bethesda, MD 20814 Attention: Larisa Avner Trainor Email: [*****] With a copy (which shall not constitute notice) to: Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza

76 New York, New York 10004 Attention: Erica Jaffe Email: erica.jaffe@friedfrank.com If to Buyer and the Company (following the Closing): c/o John Wiley & Sons, Inc. 111 River Street Hoboken, NJ 07030 Attention: EVP & General Counsel Email: legalnotices@wiley.com With a copy (which shall not constitute notice) to: Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, New York 10019 Attention: Lowell Dashefsky; James Attonito Email: Lowell.Dashefsky@arnoldporter.com; James.Attonito@arnoldporter.com and Arnold & Porter Kaye Scholer LLP Tower 42, 25 Old Broad Street London EC2N 1HQ United Kingdom Attention: Jeremy Willcocks Email: Jeremy.Willcocks@arnoldporter.com 7.5. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims or disputes (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any claim or cause or action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware, including statutes of limitation. 7.6. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Company Disclosure Schedule, the Ancillary Documents and the Confidentiality Agreement, constitute the entire understanding and agreement of the parties relating to the subject matter hereof and thereof and supersede all prior contracts or agreements, among the parties, whether oral or written.

77 7.7. Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid, illegal or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability, illegality or prohibition and such provision is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable Law, (b) such unenforceability, illegality or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability, illegality or prohibition shall not affect or invalidate any other provision of this Agreement. 7.8. Amendment. This Agreement may only be amended, supplemented or modified by an instrument in writing signed by the Company, the Seller and Buyer; provided, that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. 7.9. Effect of Waiver or Consent. No waiver or consent, express or implied, by any party to or of any misrepresentation, breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other misrepresentation, breach or default in the performance by such party of the same or any other obligations of such party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. 7.10. Parties in Interest; Limitation on Rights of Others. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective successors and permitted assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise; provided, that (i) the Persons released pursuant to Section 7.16 shall have the right to enforce their respective rights under Section 7.16, (ii) from and after the Closing, the D&O Indemnified Parties shall be third party beneficiaries of the provisions of Section 6.1, and (iii) the CIG Group shall have the right to enforce its rights under Section 7.19. 7.11. Assignability. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, that Buyer or Seller (with the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed) may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (other than, in the case of the Seller, any obligations under Section 6.6); provided, further, that in either case of clause (a) or (b), Buyer or the Seller, as applicable, shall remain responsible for the performance of its obligations hereunder except to the extent such obligations are actually fulfilled by such assignee(s). 7.12. Company Disclosure Schedule. The Company Disclosure Schedule has been arranged, for purposes of convenience only, in schedules numbered to correspond to the Sections

78 of this Agreement. For the purposes of this Agreement, any information or matter disclosed in a schedule in the Company Disclosure Schedule that is numbered to correspond to a particular Section of this Agreement shall be deemed to have been disclosed with respect to any other Section of this Agreement to the extent the applicability to such other Section is reasonably apparent on the face of such information or disclosure or where noted with applicable cross-references. No reference to or disclosure of any item or other matter in the Company Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule. The information set forth in the Company Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. The Company Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Company contained in this Agreement. Nothing in the Company Disclosure Schedule shall be deemed to broaden the scope of any representation or warranty contained in this Agreement or create any representation, warranty or covenant, except as and to the extent expressly provided in this Agreement. Matters disclosed in the Company Disclosure Schedule are not necessarily limited to matters required by the Agreement to be disclosed in the Company Disclosure Schedule. Such additional matters are set forth for informational purposes. In disclosing the information in the Company Disclosure Schedule, the Company (on behalf of itself and its Subsidiaries) expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. References to any documents contained in the Company Disclosure Schedule are not intended to summarize or describe such document, and reference should be made to such document for full explanation thereof. 7.13. Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any Litigation involving any party to this Agreement arising out of or in any way relating to this Agreement, including all disputes (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, shall be brought exclusively in the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”) and each of the parties hereby submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any such Litigation. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any Chosen Court, (b) any claim that any such Litigation brought in any Chosen Court has been brought in an inconvenient forum and (c) any claim that any Chosen Court does not have personal jurisdiction over any party with respect to such Litigation. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such Litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. The parties agree that any judgment entered by any Chosen Court may be enforced in any court of competent jurisdiction. EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL

79 BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF AN ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13. EACH PARTY HERETO AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION. 7.14. Reliance on Counsel and Other Advisors. Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. 7.15. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would not be an adequate remedy therefor. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to seek equitable relief, including an injunction or injunctions to prevent or restrain any breach or threatened breach of this Agreement and to enforce specifically the terms of this Agreement to prevent any breach or threatened breach of, or to enforce compliance with, the covenants and obligations of any other party, in the Chosen Courts, and appropriate injunctive or other equitable relief may be applied for and granted in connection therewith, without the necessity of proving the inadequacy of money damages as a remedy. Each of the parties hereto hereby waives: (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate or an award of specific performance is not an appropriate remedy for any reason at law or in equity; and (ii) any requirement to post a bond or other security as a prerequisite to obtaining equitable relief. Notwithstanding anything to the contrary, the parties may enforce any judgment entered in the Chosen Courts in any other competent jurisdiction as permitted by law. 7.16. Release. (a) Effective as of the Closing Date, each of Buyer and the Company on behalf of themselves and each of their Subsidiaries and Affiliates and each of their respective current and former officers, directors, employees, partners, members, successors and assigns (collectively, “Buyer Releasing Parties”) hereby irrevocably and unconditionally releases and forever discharges each current and former manager, officer, director, employee, agent or Representative of the Company and/or any of its Subsidiaries and the Seller and each of their respective Affiliates,

80 including the CIG Group and each of their respective former, current and future equityholders, controlling Persons, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners, clients, or assignees (or any former, current or future equityholder, controlling Person, director, officer, employee, agent, Representative, Affiliate, member, manager, general or limited partner, client, or successor or assign of any of the foregoing) from any and all actions, causes of action, suits, Litigations, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), obligations, Liabilities, claims and demands whatsoever, including any rights and remedies under Environmental Law, whether in law or in equity, whether known or unknown, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, arising out of, or relating to, or accruing from (i) the organization, management, operation or supervision of the businesses of the Company or any of its Subsidiaries or their relationship with the Company and its Subsidiaries, (ii) the negotiation, execution or performance of this Agreement and the Contemplated Transactions, or (iii) any information (whether written or oral), documents or materials furnished in connection with the Contemplated Transactions, in each case of clauses (i) through (iii) to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing; provided, that nothing contained in this Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to (w) any rights of Buyer or the Company under this Agreement or the Ancillary Documents, (x) claims that the Company or its Subsidiaries may have against any current or former employee of the Company or its Subsidiaries in his or her capacity as such, (y) any right of any Buyer Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the Contemplated Transactions or (z) any claims with respect to Fraud. The Buyer Releasing Parties have been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” The Buyer Releasing Parties hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. (b) Effective as of the Closing Date, the Seller, on behalf of itself and each of its Affiliates and each of its and their respective current and former officers, directors, employees, partners, members, successors and assigns (collectively, “Seller Releasing Parties”) hereby irrevocably and unconditionally releases and forever discharges Buyer and its Affiliates (including the Company and its Subsidiaries) and each current and former manager, officer, director, employee, agent or Representative of Buyer and its Affiliates (including the Company and/or any of its Subsidiaries), including each of their respective former, current and future equityholders, controlling Persons, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners, clients, or assignees (or any former, current or future equityholder, controlling Person, director, officer, employee, agent, Representative, Affiliate, member, manager, general or limited partner, client, or successor or assign of any of the foregoing) from any and all actions, causes of action, suits, Litigations, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), obligations, Liabilities, claims and demands whatsoever, including any rights and remedies under Environmental Law, whether in law or in equity, whether known or unknown, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, arising out of, or relating to, or accruing

81 from (i) the organization, management, operation or supervision of the businesses of the Company or any of its Subsidiaries or the Seller’s relationship with the Company and its Subsidiaries, (ii) the negotiation, execution or performance of this Agreement and the Contemplated Transactions, or (iii) any information (whether written or oral), documents or materials furnished in connection with the Contemplated Transactions, in each case of clauses (i) through (iii) to the extent based upon facts, circumstances, occurrences or omissions existing, occurring or arising at or prior to the Closing; provided, that nothing contained in this Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to (w) any rights of the Seller under this Agreement or the Ancillary Documents, (x) with respect to a Seller Releasing Party who is an employee or other service provider to the Company or its Subsidiaries, the Company or its Subsidiaries from any obligation with respect to (A) compensation or employee benefits with respect to services to the Company or its Subsidiaries to the extent such compensation or employee benefits are accrued and vested as of the Closing, (B) any rights to indemnification in connection with employment with or service to the Company or its Subsidiaries under the existing Organizational Documents thereof and Section 6.1 or (C) any claims or rights that cannot be waived under applicable Law, (y) any right of any Seller Releasing Party under any Contracts or commercial arrangements unrelated to this Agreement or the Contemplated Transactions, including, for the avoidance of doubt, the Contract set forth on Section 7.16(b) of the Company Disclosure Schedule; or (z) any claims with respect to Fraud. The Seller Releasing Parties have been made aware of, and understand, the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” The Seller Releasing Parties hereby waive all rights, benefits, and protections under California Civil Code Section 1542 and under any other state or federal statute or common law principle limiting the scope of a general release. 7.17. Counterparts; Electronic Signature. This Agreement may be executed in counterparts, including by electronic (.pdf) transmission (including DocuSign and AdobeSign), each of which shall be considered an original instrument, and all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. 7.18. Further Assurance. If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request. 7.19. Legal Representation. (a) Each of the parties to this Agreement acknowledges that Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) currently serves as counsel to both (i) the Company and its Subsidiaries and (ii) the CIG Group, including in connection with the negotiation, preparation, execution and delivery of this Agreement, the Ancillary Documents and the consummation of the Contemplated Transactions. There may come a time, including after the Closing, when the interests of the CIG Group, on the one hand, and the Company and its Subsidiaries, on the other hand, may no longer be aligned or when, for any reason, the CIG Group,

82 Fried Frank or the Company and its Subsidiaries believe that Fried Frank cannot or should no longer represent both the CIG Group, on the one hand, and the Company and its Subsidiaries, on the other hand. The parties understand and specifically agree that Fried Frank may withdraw from representing the Company and its Subsidiaries at any time and continue to represent the CIG Group, even if the interests of the CIG Group, and the interests of the Company and its Subsidiaries, are or may be directly adverse, including in connection with any dispute arising out of or relating to this Agreement, any of the Ancillary Documents or the Contemplated Transactions, and even though Fried Frank may have represented the Company and its Subsidiaries in a matter substantially related to such dispute or may be handling ongoing matters for the Company or any of its Affiliates, and Buyer and the Company hereby consent thereto and waive any conflict of interest arising therefrom. In connection with the foregoing, Buyer on behalf of itself and its Affiliates hereby irrevocably waives and agrees not to assert, and agrees to cause the Company and its Subsidiaries (after the Closing) to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (x) Fried Frank’s prior representation of the Company and its Subsidiaries and (y) Fried Frank’s representation of the CIG Group prior to and after the Closing. Buyer on behalf of itself and its Affiliates further agrees that the CIG Group shall have the right to retain, or cause Fried Frank to retain, any fact, document or other information known to Fried Frank or in Fried Frank’s possession arising by reason of Fried Frank’s representation of the Company and its Subsidiaries prior to the Closing. (b) Each of the parties further agrees that all communications and documents exchanged prior to the Closing in any form or format whatsoever between or among any of Fried Frank, the Company and its Subsidiaries, the CIG Group, or any of their respective Affiliates, that relate in any way to the consideration, negotiation, documentation and consummation of the Agreement, any of the Ancillary Documents or the Contemplated Transactions or any alternative transaction or any dispute arising under or relating to any of the foregoing (collectively, the “Deal Communications”) shall be deemed to be retained and owned solely by the CIG Group, and shall not pass to or be claimed by Buyer or the Company or its Subsidiaries or any of their Affiliates after Closing. All Deal Communications that are subject to the attorney-client privilege, the attorney work product doctrine, the common-interest privilege or any other privilege or protection (collectively, the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the CIG Group, shall be controlled solely by CIG Group and shall not pass to or be claimed by Buyer, the Company or its Subsidiaries or any of their Affiliates. Neither the CIG Group nor Fried Frank shall have any duty whatsoever to reveal or disclose any Deal Communications, Privileged Deal Communications or files to the Company or its Subsidiaries by reason of any attorney-client relationship between Fried Frank and the Company and its Subsidiaries or otherwise. Notwithstanding the foregoing, in the event that a dispute arises after the Closing between Buyer or the Company and its Subsidiaries, on the one hand, and a third party other than the CIG Group, or any of their Affiliates, on the other hand, Buyer and the Company and its Subsidiaries may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither the Buyer nor the Company nor its Subsidiaries may waive such privilege without the prior written consent of the Seller. In the event that Buyer or the Company or its Subsidiaries is legally required by Order to produce any Deal Communications or privileged Deal Communications in their possession, then (if permitted by applicable Law) Buyer shall promptly (and, in any event, within two (2) Business Days) notify the Seller in writing (including by making specific reference to this section) so that

83 the Seller can (at its sole expense) seek a protective order or take other appropriate action, and upon the Seller’s reasonable request and at the Seller’s sole expense, Buyer and the Company and its Subsidiaries agree to use commercially reasonable efforts to assist therewith. (c) To the extent that files or other materials maintained by Fried Frank constitute property of its clients, only the Seller shall hold such property rights with respect to any Deal Communications or Privileged Deal Communications, and Fried Frank shall have no duty to reveal or disclose any such files or other materials constituting Deal Communications or Privileged Deal Communications by reason of any attorney-client relationship between Fried Frank, on the one hand, and the Company and its Subsidiaries, on the other hand. (d) Buyer further consents and agrees, and agrees to cause the Company and its Subsidiaries (after the Closing) to consent and agree, that they will not (i) intentionally access or use the Deal Communications or Privileged Deal Communications in any dispute or Litigation against or involving any of the parties after the Closing or (ii) assert that any privilege has been waived as to the Privileged Deal Communications. In furtherance of the foregoing, each of the parties hereto agrees not to knowingly take any action that would result in any waiver of the privilege respecting the Privileged Deal Communications after the Closing. 7.20. No Recourse Against Nonparty Affiliates. The claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (each a “Contracting Party”). No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, unitholder, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, unitholder, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding

84 anything to the contrary, nothing in this Section 7.20 shall limit or waive any claim arising from Fraud by any Person, including any Nonparty Affiliate. 7.21. No Inducement or Reliance; Independent Assessment. (a) Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, including any implied warranty of merchantability or of fitness for a particular purpose, made by the Company, the Seller or their respective Affiliates, officers, directors, employees, agents or representatives except for the representations and warranties of the Seller and Company expressly set forth in Article III and Article IV (each as modified by the Company Disclosure Schedule), respectively, whether or not any such representations, warranties or statements were made in writing or orally. Buyer represents and warrants that neither the Company nor the Seller nor any of their Representatives or Affiliates has made any representation or warranty, express or implied, oral or written, including any implied warranty of merchantability, suitability or of fitness for a particular purpose or quality or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent (or any other representation or warranty referred to in section 2-312 of the Uniform Commercial Code of any applicable jurisdiction) as to the Company or any of its Subsidiaries (or any of their assets, liabilities or operations), the Seller or the Contemplated Transactions except for the representations and warranties expressly given by the Company and the Seller in Article III and Article IV (each as modified by the Company Disclosure Schedule), respectively, and neither the Company, nor the Seller nor any of their respective Representatives or Affiliates will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or its Affiliates or their respective Representatives or the use by Buyer or its Affiliates or their respective Representatives, of any information, including publications, any confidential information memorandum or electronic data room information provided to Buyer or its Affiliates or their respective Representatives, or any other document or information in any form (including any management presentation or other materials made available in an electronic data room or any other means) provided to Buyer or its Affiliates or their respective Representatives in connection with the Contemplated Transactions. Buyer acknowledges that any other representations and warranties are expressly disclaimed. Buyer acknowledges that it has inspected and conducted, to its satisfaction, its own independent review, investigation and analysis (financial and otherwise) of the Company and/or any of its Subsidiaries and, in making the determination to proceed with the Contemplated Transactions, Buyer has relied on the results of its own independent review, investigation and analysis. (b) Buyer acknowledges that, except for the representations and warranties expressly given by the Company and the Seller in Article III and Article IV (each as modified by the Company Disclosure Schedule), neither the Company nor the Seller nor any of their respective Representatives or Affiliates makes, will make or has made any representation or warranty, express or implied, including as to the prospects of the Company or any of its Subsidiaries or their respective businesses or their profitability for Buyer, or with respect to any forecasts, projections, estimates, budgets or business plans made available to Buyer (or its Affiliates, officers, directors, employees, agents or representatives) in connection with Buyer’s review of the Company and its Subsidiaries. [Signature Pages Follow]

[Signature Pages to Equity Purchase Agreement] Company: CIG EMERALD HOLDING LLC By:______________________________ Name: Andrew M. Snyder Title: Authorized Signatory Seller: CIG EMERALD MIDCO LLC By:______________________________ Name: Andrew M. Snyder Title: Authorized Signatory

Exhibit A Accounting Principles

Exhibit B Closing Net Working Capital Illustrative Example

Exhibit C Allocation Methodology Cash (Class I) Equal to the amount of Final Closing Cash. Marketable Securities and Certificates of Deposit (Class II) Equal to the amount, if any, included in the Final Aggregate Consideration as finally determined pursuant to this Agreement. Accounts Receivable (Class III) Equal to the actual amount of any such assets taken into account in the calculation of Closing Net Working Capital as finally determined pursuant to the Agreement, and for all other Class III assets, the net book value of such assets as of close of business on the Closing Date. Inventory (Class IV) Equal to the actual amount of any such assets taken into account in the calculation of Closing Net Working Capital as finally determined pursuant to the Agreement, and for all other Class IV assets, the net book value of such assets as of close of business on the Closing Date. Machinery and Equipment, Furniture and Fixtures and Vehicles, etc. (Class V) Equal to the net book value of any Class V assets as of close of business on the Closing Date. Section 197 Intangible Assets (Class VI) Equal to the net book value of any Class VI assets as of close of business on the Closing Date. Goodwill and Going Concern Value (Class VII) Remaining amount to be allocated pursuant to Section 7.2(i) of the Agreement less the amount previously allocated to the other classes of assets.

Exhibit D Rep and Warranty Insurance Policy